Exhibit 10.1

FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 18, 2017, is among DARLING INGREDIENTS INC., a Delaware corporation (the “Parent Borrower”), the other Loan Parties (as defined in the Credit Agreement referred to below) party hereto, each of the Lenders which are parties hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of January 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Parent Borrower, the other Borrowers party thereto, the Lenders party thereto from time to time, the Administrative Agent and the other agents party thereto.

The Borrowers, the Administrative Agent, the Required Lenders party hereto and each Term B Lender continuing as such after the Amendment and consenting hereto by executing and delivering a Lender Consent to Amendment in the form of Exhibit A hereto, now desire to amend the Credit Agreement as herein set forth.

NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2.

AMENDMENTS

Section 2.1. Amendments. (a) The Credit Agreement is hereby amended as set forth hereto on Annex I (with stricken text indicated textually in the same manner as the following example: ~~stricken text~~ and added text indicated textually in the same manner as the following example: double-underlined text).

(b) After giving effect to the Amendment, the Term B Loans are deemed to be held by the Lenders as set forth in Annex II hereto (and, with respect to the Term B Loans, Schedule 2.01 is deemed replaced thereby). Any modifications to such amounts are deemed to have been effected by assignment automatically pursuant to this Amendment, and not subject to any limitations set forth in Section 10.04 of the Credit Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties. The Borrowers represent and warrant that:

(a) at the time of and immediately after giving effect to this Amendment and any extension of credit to be made on the Fifth Amendment Date (as defined below), the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date;

(b) at the time of and immediately after giving effect to this Amendment and any extension of credit to be made on the Fifth Amendment Date, no Default has occurred and is continuing;

(c) the execution, delivery and performance of this Amendment and the transactions contemplated hereby are within each Borrower’s organizational power and have been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) the execution, delivery and performance of this Amendment: (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) for immaterial consents, approvals, registrations, filing or other actions, (b) will not violate (i) any applicable law or regulation or (ii) in any material respect, the charter, by-laws or other organizational documents of the Parent Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority binding on such Person, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Restricted Subsidiaries, except Liens created under and Liens permitted by the Loan Documents, except to the extent such violation or default referred to in clause (b)(i) or (c) above could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE 4.

CONDITIONS

Section 4.1. Conditions. This Amendment shall become effective as of the first date (the “Fifth Amendment Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from each party hereto (including the requisite Lenders) either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy, portable document format (.pdf) or email transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b) no Default or Event of Default shall have occurred and be continuing or shall result from any extension of credit requested to be made on the Fifth Amendment Date;

(c) the Administrative Agent shall have received a certificate, dated the Fifth Amendment Date and signed by a Responsible Officer of the Parent Borrower, confirming compliance with the conditions set forth in clause (b) of this Section 4.1 and that each of the representations and warranties made by any Loan Party contained in Section 3.1 above shall be true and correct on and as of the Fifth Amendment Date after giving effect to the Amendment and to any extension of credit requested to be made on the Fifth Amendment Date with the same effect as though such representations and warranties had been made on and as of such date;

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(d) to the extent invoiced at least one (1) Business Day prior to the Fifth Amendment Date, the Administrative Agent shall have received all fees and other amounts due and payable to it or its Affiliates on or prior to the Fifth Amendment Date, including, to the extent invoiced, reimbursement or payment of all of such Persons’ reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document;

(e) the Administrative Agent shall have received a written opinion or opinions (addressed to the Administrative Agent and the Lenders and dated the Fifth Amendment Date) of counsel for the Loan Parties covering such matters relating to the Loan Parties and the Loan Documents as of the Fifth Amendment Date as are customary for financings of this type. The Parent Borrower hereby requests such counsel to deliver such opinions;

(f) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party party hereto (other than the Subsidiary Borrowers), the authorization of the Transactions to be consummated in connection with the execution and delivery hereof and any other legal matters relating to the Loan Parties party hereto (other than the Subsidiary Borrowers), the Loan Documents or such Transactions as are customary for financings of this type, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(g) the Administrative Agent shall have received, at least 3 days prior to the Fifth Amendment Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, with respect to the Loan Parties as of the Fifth Amendment Date that has been reasonably requested by the Administrative Agent at least 10 days prior to the Fifth Amendment Date;

(h) all actions necessary to establish that the Administrative Agent will have a perfected first priority security interest in the Collateral (subject to Liens permitted under the Credit Agreement as amended hereby); and

(i) the Administrative Agent shall have received, for the account of the Term B Lenders immediately prior to the Amendment, all accrued interest and fees on the Term B Loans outstanding as of the Fifth Amendment date, and if applicable, the Term B Lenders shall have received any payments of principal on the Term B Loans from the other applicable Term B Lenders to affect the provisions of Section 2(b) hereto.

ARTICLE 5.

MISCELLANEOUS

Section 5.1. Confirmation of Guarantees and Security Interests. By signing this Amendment, each Loan Party party hereto hereby confirms that (a) the obligations of such Loan Party under the Credit Agreement as modified hereby and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the relevant Guaranty Agreements, the relevant Security Documents delivered prior to the date hereof and the other Loan Documents, and (ii) constitute Obligations for purposes of the Credit Agreement, the relevant Guaranty Agreements and the U.S.

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Security Agreement and all other relevant Security Documents delivered prior to the date hereof and (b) notwithstanding the effectiveness of the terms hereof, the relevant Guaranty Agreements, the relevant Security Documents delivered prior to the date hereof and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party party hereto (a) hereby ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to each relevant Loan Document delivered prior to the date hereof to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations, as may be extended, increased or otherwise modified hereby and (b) as collateral security for the Obligations (as defined in the U.S. Security Agreement), grants to the Agent (as defined in the U.S. Security Agreement) for the benefit of the Secured Parties a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have until the Date of Full Satisfaction for the benefit of the Secured Parties a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of such Loan Party, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Collateral (as defined in the U.S. Security Agreement). It is the intention of each Loan Party party hereto and the Administrative Agent, and each Loan Party party hereto and the Administrative Agent acknowledge and agree, that this Amendment to the Credit Agreement and any modifications or amendments to the other Loan Documents contemplated hereby shall not constitute a novation of any rights or obligations of any party under the Credit Agreement and/or the other Loan Documents for the purpose of any applicable law.

Section 5.2. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other relevant Loan Documents delivered prior to the date hereof are ratified and confirmed and shall continue in full force and effect. The Parent Borrower, each other Loan Party party hereto, the Lenders party hereto and the Administrative Agent agree that the Credit Agreement as amended hereby and the other relevant Loan Documents delivered prior to the date hereof shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other laws affecting creditors rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in law or equity. For all matters arising prior to the effective date of this Amendment, the terms of the Credit Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 5.3. Reference to Credit Agreement. Any reference to the Credit Agreement contained in any Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, shall mean a reference to the Credit Agreement, as amended hereby. This Amendment is a “Loan Document” as defined in the Credit Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fifth Amendment Date, the Lenders and the Borrowers agree that the Administrative Agent shall treat the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 5.4. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 5.5. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Administrative Agent, each Loan Party party hereto and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their rights or obligations hereunder except in compliance with the Credit Agreement, as amended hereby.

Section 5.7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the Borrowers, each Domestic Subsidiary Loan Party, each of the Required Lenders and each Term B Lender continuing as such after giving effect to the Amendment. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in “pdf’, “.tif” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.8. Effect of Waiver. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 5.9. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages to Follow]

5

Executed as of the date first written above.

BORROWERS:

DARLING INGREDIENTS INC.

By:	/s/ Brad Phillips
Name:	Brad Phillips
Title:	Vice President and Treasurer

DARLING INTERNATIONAL CANADA INC.

By:	/s/ John F. Sterling
Name:	John F. Sterling
Title:	Executive Vice President- General Counsel

DARLING INTERNATIONAL NL HOLDINGS B.V.

By:	/s/ John F. Sterling
Name:	John F. Sterling
Title:	Special Proxy Holder

DARLING INGREDIENTS INTERNATIONAL HOLDING B.V.

By:	/s/ John F. Sterling
Name:	John F. Sterling
Title:	Special Proxy Holder

DARLING INGREDIENTS GERMANY HOLDING GMBH

By:	/s/ John F. Sterling
Name:	John F. Sterling
Title:	Special Proxy Holder

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

GUARANTORS:

CRAIG PROTEIN DIVISION, INC.
DARLING AWS LLC
DARLING GLOBAL HOLDINGS INC.
DARLING NATIONAL LLC
DARLING NORTHSTAR LLC
EV ACQUISITION, INC.
GRIFFIN INDUSTRIES LLC
TERRA HOLDING COMPANY
TERRA RENEWAL SERVICES, INC.

By:	/s/ Brad Phillips
Name:	Brad Phillips
Title:	Vice President and Treasurer

ROUSSELOT DUBUQUE INC. ROUSSELOT INC.

By:	/s/ Stephen Smith
Name:	Stephen Smith
Title:	Chief Financial Officer, Treasurer and Director of Finance

SONAC USA LLC

By:	/s/ Stephen Smith
Name:	Stephen Smith
Title:	Vice President – Finance, Treasurer

ROUSSELOT PEABODY INC.

By:	/s/ Stephen Smith
Name:	Stephen Smith
Title:	Chief Financial Officer and Treasurer

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A as Administrative Agent and as a Lender

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Authorized Signer

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:	/s/ Michael N. Tam
Name:	Michael N. Tam
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BANK OF MONTREAL

By:	/s/ Joan Murphy
Name:	Joan Murphy
Title:	Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BANK OF MONTREAL

By:	/s/ Sean E. Gallaway
Name:	Sean E. Gallaway
Title:	Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BANK OF MONTREAL, LONDON BRANCH

By:	/s/ Tom Woolgar
Name:	Tom Woolgar
Title:	Managing Director

BANK OF MONTREAL, LONDON BRANCH

By:	/s/ Scott Matthews
Name:	Scott Matthews
Title:	Managing Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

COMPASS BANK (D.B.A. BBVA COMPASS)

By:	/s/ Kevin Wisel
Name:	Kevin Wisel
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Allison W. Connally
Name:	Allison W. Connally
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

TD BANK, N.A.

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

CITIBANK, N.A.

By:	/s/ Bradley C. Peters
Name:	Bradley C. Peters
Title:	Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

COÓPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:	/s/ Claire Laury
Name:	Claire Laury
Title:	Executive Director

By:	/s/ David Vernon
Name:	David Vernon
Title:	Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BANK OF THE WEST

By:	/s/ Stephen R. Staples
Name:	Stephen R. Staples
Title:	Managing Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

COMERICA BANK

By:	/s/ Jason D. Baker
Name:	Jason D. Baker
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Divyang Shah
Name:	Divyang Shah
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

PNC BANK CANADA BRANCH

By:	/s/ Caroline Stade
Name:	Caroline Stade
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ James Weinstein
Name:	James Weinstein
Title:	Managing Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

FIFTH THIRD BANK

By:	/s/ Gregory L. Cannon
Name:	Gregory L. Cannon
Title:	Director

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

HSBC BANK USA, N.A.

By:	/s/ Wadie Christopher Habiby
Name:	Wadie Christopher Habiby
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

COBANK, ACB

By:	/s/ Robert Prickett
Name:	Robert Prickett
Title:	Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

REGIONS BANK

By:	/s/ Claire Harrison
Name:	Claire Harrison
Title:	Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Jim Wright
Name:	Jim Wright
Title:	Assistant Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS

By:	/s/ Chris Lam
Name:	Chris Lam
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

COMMERCE BANK

By:	/s/ Blair McCoy
Name:	Blair McCoy
Title:	Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

[CONSENTS AND SIGNATURES OF TERM B LENDERS HELD WITH

ADMINISTRATIVE AGENT]

[Signature Page to Fifth Amendment to Second Amended and Restated Credit Agreement]

EXHIBIT A

Consent to Amendment No. 5

This CONSENT TO AMENDMENT NO. 5 (this “Consent”), is referred to in, and is a signature page to, the Fifth Amendment to the Second Amended and Restated Credit Agreement, dated as of December 18, 2017 (the “Amendment”) (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Darling Ingredients Inc., a Delaware corporation, the other Loan Parties party thereto, the Lenders party thereto from time to time, the Administrative Agent and the other agents party thereto. Unless otherwise defined herein, terms used but not defined herein have the meanings provided in the Credit Agreement or the Amendment.

Term B Lenders

The undersigned Term B Lender hereby irrevocably and unconditionally (i) approves of the Amendment, the modifications to the Credit Agreement and the Term B Loans affected thereby (the Term B Loans, as modified pursuant to the Amendment, the “New Term B Loans”) and (ii) consents as follows,

(check ONE of the boxes below):

Cashless Roll:

☐	to convert 100% of the outstanding principal amount of Term B Loans held by such Lender into New Term B Loans in a like principal amount.

Exit and Recommit:

☐	to have 100% of the outstanding principal amount of Term B Loans held by such Lender prepaid on the Fifth Amendment Date and purchase by assignment a like principal amount of New Term B Loans.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Annex I – Redline Credit Agreement

[to be attached]

Annex II – Term B Loans

[held with Administrative Agent]

Execution Version

ANNEX I

MARKED VERSION REFLECTING CHANGES

PURSUANT TO THE ~~FOURTH~~FIFTH AMENDMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

SECOND AMENDED AND RESTATED CREDIT AGREEMENT1

dated as of January 6, 2014

among

The Other Borrowers Party Hereto From Time to Time

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

GOLDMAN SACHS BANK USA,

BANK OF MONTREAL,

acting under its trade name BMO CAPITAL MARKETS,

BBVA COMPASS BANK,

COOPERATIEVE CENTRAL RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND” NEW YORK BRANCH and

CITIBANK, N.A.,

as Syndication Agents,

COBANK, ACB,

COMERICA BANK,

BANK OF AMERICA, N.A.,

THE ROYAL BANK OF SCOTLAND PLC,

HSBC BANK USA, N.A.,

TD BANK, N.A.,

[1]	In respect of the ~~Fourth~~Fifth Amendment to the Second Amended and Restated Credit Agreement, the Syndication Agents are ~~BANK OF MONTREAL, BBVA COMPASS BANK, BANK OF AMERICA, N.A., TD BANK, N.A., CITIBANK, N.A., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, BANK OF THE WEST, COMERICA BANK, PNC BANK, NATIONAL ASSOCIATION and SUMITOMO MITSUI BANKING CORPORATION, the Documentation Agents are FIFTH THIRD BANK, HSBC BANK~~GOLDMAN SACHS LENDING PARTNERS LLC, BBVA SECURITIES INC., TD SECURITIES (USA~~, N.A.~~) LLC and ~~COBANK, AC~~BNP PARIBAS and the Joint Bookrunners and Co-Lead Arrangers are ~~JPMORGAN CHASE BANK, N.A. and~~ BANK OF MONTREAL, acting under its trade name BMO CAPITAL MARKETS, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, JPMORGAN CHASE BANK, N.A. and CITIGROUP GLOBAL MARKETS INC.

FIFTH THIRD BANK and

REGIONS BANK,

as Documentation Agents,

J.P. MORGAN SECURITIES LLC

and

BANK OF MONTREAL,

acting under its trade name BMO CAPITAL MARKETS,

as Joint Bookrunners and Co-Lead Arrangers in respect of the Term A Facility and Revolving Facility,

J.P. MORGAN SECURITIES LLC,

GOLDMAN SACHS BANK USA and

BANK OF MONTREAL,

acting under its trade name BMO CAPITAL MARKETS,

as Joint Bookrunners and Co-Lead Arrangers in respect of the Term B Facility

Table of Contents

Page
ARTICLE I DEFINITIONS		1

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~49~~51
Section 1.03	Terms Generally	~~49~~51
Section 1.04	Accounting Terms; GAAP	~~50~~51
Section 1.05	Business Days; Payments	~~50~~52
Section 1.06	Exchange Rates; Currency Equivalents	~~50~~52
Section 1.07	Cashless Rollovers	55
Section 1.08	Dutch Terms	55
Section 1.09	Agreed Security Principles	56
Section 1.10	Certain Calculations and Tests	~~54~~56

ARTICLE II THE CREDITS		~~56~~58

Section 2.01	Commitments	~~56~~58
Section 2.02	Loans and Borrowings	~~56~~59
Section 2.03	Requests for Borrowings	~~57~~60
Section 2.04	Swingline Loans	~~58~~61
Section 2.05	Letters of Credit	~~60~~62
Section 2.06	Funding of Borrowings	67
Section 2.07	Interest Elections	~~65~~68
Section 2.08	Termination and Reduction of Commitments	~~66~~69
Section 2.09	Repayment of Loans; Evidence of Debt	~~67~~70
Section 2.10	Amortization of Term Loans	~~68~~71
Section 2.11	Prepayment of Loans	~~69~~72
Section 2.12	Fees	76
Section 2.13	Interest	~~74~~77
Section 2.14	Alternate Rate of Interest	~~75~~78
Section 2.15	Increased Costs	~~76~~79
Section 2.16	Break Funding Payments	~~77~~80
Section 2.17	Taxes	~~77~~81
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-Offs; Proceeds of Collateral	~~81~~84
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~84~~87
Section 2.20	Incremental Facilities	~~85~~88
Section 2.21	Defaulting Lenders	~~87~~91
Section 2.22	Specified Refinancing Debt	~~90~~93
Section 2.23	Ancillary Facilities	~~92~~96

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~95~~100

Section 3.01	Organization; Powers	~~96~~100
Section 3.02	Authorization; Enforceability	~~96~~100
Section 3.03	Governmental Approvals; No Conflicts	~~96~~100
Section 3.04	Financial Condition; No Material Adverse Change	~~96~~101
Section 3.05	Properties	~~97~~101
Section 3.06	Litigation and Environmental Matters	~~97~~101

Section 3.07	Compliance with Laws	~~97~~101
Section 3.08	Investment Company Act Status	~~97~~102
Section 3.09	Taxes	~~97~~102
Section 3.10	ERISA; Canadian Benefit Plans	~~98~~102
Section 3.11	Disclosure	~~98~~103
Section 3.12	Subsidiaries	~~99~~103
Section 3.13	Labor Matters	~~99~~103
Section 3.14	Solvency	~~99~~103
Section 3.15	Margin Securities	~~99~~104
Section 3.16	Security Documents	~~99~~104
Section 3.17	Use of Proceeds	~~100~~104
Section 3.18	Patriot Act; OFAC; FCPA	~~100~~104

ARTICLE IV CONDITIONS		~~101~~105

Section 4.01	Effective Date	~~101~~105
Section 4.02	[Reserved]	~~102~~107
Section 4.03	[Reserved]	~~102~~107
Section 4.04	Each Credit Event	~~102~~107

ARTICLE V AFFIRMATIVE COVENANTS		~~103~~107

Section 5.01	Financial Statements and Other Information	~~103~~107
Section 5.02	Notices of Material Events	~~105~~109
Section 5.03	Existence; Conduct of Business	~~105~~110
Section 5.04	Payment of Taxes	~~106~~110
Section 5.05	Maintenance of Properties	~~106~~110
Section 5.06	Insurance	~~106~~111
Section 5.07	Books and Records; Inspection	~~106~~111
Section 5.08	Compliance with Laws	~~107~~111
Section 5.09	[Reserved]	~~107~~111
Section 5.10	Collateral Matters; Guaranty Agreement	~~107~~112
Section 5.11	Maintenance of Ratings	~~109~~114
Section 5.12	Canadian Benefit Plans	~~109~~114

ARTICLE VI NEGATIVE COVENANTS		114

Section 6.01	Indebtedness	114
Section 6.02	Liens	~~114~~119
Section 6.03	Fundamental Changes	~~119~~124
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~120~~125
Section 6.05	Asset Sales	~~125~~130
Section 6.06	[Reserved]	~~128~~133
Section 6.07	Swap Agreements	~~128~~133
Section 6.08	Restricted Payments; Certain Payments of Indebtedness	~~128~~133
Section 6.09	Transactions with Affiliates	~~131~~136
Section 6.10	Restrictive Agreements	~~132~~138
Section 6.11	Amendment of Material Debt Documents	~~133~~139
Section 6.12	Change in Fiscal Year	~~133~~139

TABLE OF CONTENTS, Page ii of vii

ARTICLE VII FINANCIAL COVENANTS		139

Section 7.01	Interest Coverage Ratio	139
Section 7.02	Total Leverage Ratio	~~134~~139
Section 7.03	[Reserved]	~~134~~139

ARTICLE VIII EVENTS OF DEFAULT		~~134~~139

Section 8.01	Events of Default; Remedies	~~134~~139
Section 8.02	Performance by the Administrative Agent	~~137~~139
Section 8.03	Adjustment for Ancillary Facilities	~~137~~142

ARTICLE IX THE ADMINISTRATIVE AGENT		143

Section 9.01	Appointment	143
Section 9.02	Rights as a Lender	~~138~~143
Section 9.03	Limitation of Duties and Immunities	~~138~~143
Section 9.04	Reliance on Third Parties	144
Section 9.05	Sub-Agents	~~139~~144
Section 9.06	Successor Agent	~~139~~144
Section 9.07	Independent Credit Decisions	~~139~~145
Section 9.08	Other Agents	145
Section 9.09	Powers and Immunities of Issuing Bank	~~140~~146
Section 9.10	Permitted Release of Collateral and Subsidiary Loan Parties	146
Section 9.11	Perfection by Possession and Control	~~142~~148
Section 9.12	Lender Affiliates Rights	~~142~~148
Section 9.13	Actions in Concert	~~142~~148
Section 9.14	Certain Canadian Matters	148

ARTICLE X MISCELLANEOUS		~~143~~149

Section 10.01	Notices	~~143~~149
Section 10.02	Waivers; Amendments	150
Section 10.03	Expenses; Indemnity; Damage Waiver	152
Section 10.04	Successors and Assigns	155
Section 10.05	Survival	~~154~~160
Section 10.06	Counterparts; Integration; Effectiveness	161
Section 10.07	Severability	~~155~~161
Section 10.08	Right of Setoff	~~155~~161
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~155~~162
Section 10.10	WAIVER OF JURY TRIAL	~~156~~162
Section 10.11	Headings	~~156~~163
Section 10.12	Confidentiality	163
Section 10.13	Maximum Interest Rate	164
Section 10.14	Limitation of Liability	~~159~~165
Section 10.15	No Duty	~~159~~165
Section 10.16	No Fiduciary Relationship	~~159~~166
Section 10.17	Construction	~~160~~166
Section 10.18	USA Patriot Act and Canadian Anti-Money Laundering Legislation	~~160~~166
Section 10.19	Parallel Debt (Covenant to pay the Administrative Agent)	167

TABLE OF CONTENTS, Page iii of vii

Section 10.20	Additional Borrowers	~~161~~167
Section 10.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	168
Section 10.22	Certain ERISA Matters.	169

ARTICLE XI COLLECTION ALLOCATION MECHANISM		~~162~~171

Section 11.01	Implementation of CAM	~~162~~171
Section 11.02	Letters of Credit	~~162~~171

TABLE OF CONTENTS, Page iv of vii

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption

Exhibit B	–	Form of Guaranty Agreement

Exhibit C	–	Form of Security Agreement

Exhibit D	–	Form of Compliance Certificate

Exhibit E	–	Form of Incremental Facility Activation Notice

Exhibit F	–	Form of Solvency Certificate

Exhibit G	–	Form of Tax Exemption Certificate

SCHEDULES:

Schedule 1.01	–	Existing Letters of Credit

Schedule 1.09	–	Agreed Security Principles

Schedule 2.01	–	Commitments

Schedule 3.12	–	Subsidiaries

Schedule 3.13	–	Labor Matters

Schedule 5.10	–	Post-Closing Items

Schedule 6.01	–	Existing Indebtedness

Schedule 6.02	–	Existing Liens

Schedule 6.04	–	Investments

Schedule 6.09	–	Certain Affiliate Transactions

TABLE OF CONTENTS, Page v of vii

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 6, 2014 (this “Agreement”) among DARLING INGREDIENTS INC., a Delaware corporation, the Canadian Borrower, the Dutch Parent Borrower, the German Subsidiary Borrower, the Dutch Subsidiary Borrower~~s~~, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders, GOLDMAN SACHS BANK and BANK OF MONTREAL, acting under its trade name BMO CAPITAL MARKETS, as Syndication Agents (in such capacity, the “Syndication Agents”) and COBANK, ACB, COMERICA BANK, BANK OF AMERICA, N.A., THE ROYAL BANK OF SCOTLAND PLC, HSBC BANK USA, N.A., TD BANK, N.A., FIFTH THIRD BANK and REGIONS BANK, as Documentation Agents (in such capacity, the “Documentation Agents”).

WHEREAS the Parent Borrower is a party to that certain Amended and Restated Credit Agreement dated as of September 27, 2013 among the Parent Borrower, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified immediately prior to the effectiveness hereof, the “Existing Credit Agreement”);

WHEREAS the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Borrowers” has the meaning set forth in Section 10.20.

“Additional Lender” has the meaning set forth in Section 2.20(b).

“Adjusted EBITDA” means, for any period (the “Subject Period”), the total of the following calculated without duplication for such period: (a) the EBITDA of the Parent Borrower and its Restricted Subsidiaries; plus (b) cash distributions actually received from joint ventures (including the Renewable Diesel Joint Venture); plus (c) on a pro forma basis calculated in the manner described in Section 1.10, the pro forma EBITDA and cash distributions of the type set forth in the preceding clause (b) of each Prior Target (or, as applicable, the EBITDA and such cash distributions of any such Prior Target attributable to the assets acquired from such Prior Target), for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target (or the related assets, as the case may be); plus (d) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, product margin synergies and product cost and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening (including unused warehouse space costs), business optimization and other restructuring costs, charges, accruals, reserves, expenses (including those related to tax restructurings, inventory optimization programs, software development costs, systems implementation and upgrade expenses, the closure or consolidation of facilities (including severance, rent termination costs, moving costs and legal costs related thereto) and curtailments, costs related to entry into new markets (including unused warehouse space costs), consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); plus (e) expected cost savings, operating expense reductions, other operating improvements, product margin synergies and product cost and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of such Person) related to (A) the Original Transactions and (B) permitted asset sales, acquisitions, Investments, Dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions (whether occurring before or after the ~~Fourth~~Fifth Amendment Date); provided that, (x) with respect to clause (e)(B), such cost savings, operating expense reductions, other operating improvements, product margin synergies and product cost and other synergies are reasonably expected to be realized within 18 months of the event giving rise thereto and (y) the aggregate amount of any increases to Adjusted EBITDA for any Subject Period pursuant to clauses (d) and (e) shall not exceed (1) the amount of any such cost savings, operating expense reductions, other operating improvements, product margin synergies and product cost and other synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Article 11 of Regulation S-X of the Securities Act of 1933 plus (2) 10% of Adjusted EBITDA for such applicable Subject Period; minus (f) the EBITDA of each Prior Company and, as applicable but without duplication, the EBITDA of the Parent Borrower and each Restricted Subsidiary attributable to all Prior Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or Prior Assets calculated in the manner described in Section 1.10.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or with respect to the determination of the Alternate Base Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period or, with respect to the determination of the Alternative Base Rate, for a one month interest period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, or, in the case of Loans or Letters of Credit denominated in Canadian Dollars or Euro, JPMorgan Chase Bank, N.A., Toronto Branch or any Affiliate of JPMorgan Chase Bank, N.A. thereof designated by it, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” has the meaning set forth in Section 10.04(e).

“Agreed Security Principles” means those principles set forth on Schedule 1.09.

“Agreement” has the meaning set forth in the preamble hereto.

CREDIT AGREEMENT, Page 2

“Agreement Currency” has the meaning set forth in Section 1.06(h).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%~~; provided that solely with respect to Term B Loans the Alternate Base Rate shall not be less than 1.75%~~. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

“Alternative Currencies” means Canadian Dollars, Euro, Sterling and any other currency reasonably acceptable to the Administrative Agent and each applicable Revolving Lender that is freely convertible into Dollars and readily available in the London interbank market.

“Ancillary Commitment” means, with respect to any Ancillary Lender and Ancillary Facility, the maximum amount that such Ancillary Lender has agreed to make available from time to time prior to the Revolving Maturity Date under such Ancillary Facility pursuant to Section 2.23 by such Ancillary Lender. With respect to any Ancillary Commitment not denominated in dollars, the amount of such Ancillary Commitment, for purposes of calculations in respect of usage, fees and similar items under this Agreement, shall be the Dollar Equivalent thereof and the Administrative Agent may, on any Revaluation Date, re-determine the amount of the Ancillary Commitment and provide notice thereof as set forth in Section 1.06(e).

“Ancillary Facility” means (a) any overdraft, automated payment, check drawing and/or other current account facility, (b) any short term loan facility, (c) any foreign exchange facility, (d) any letter of credit, suretyship, guarantee and/or bonding facility or any other instrument to provide a contingent liability and/or (e) any other facility or financial accommodation (other than a Swap Agreement (except as set forth in clause (c) above)) that may be required in connection with the business of the Parent Borrower and/or any of its Subsidiaries, in each case made available in accordance with Section 2.23.

“Ancillary Facility Adjustment Date” has the meaning set forth in Section 8.03.

“Ancillary Facility Document” means, with respect to any Ancillary Facility, each document or instrument between any Borrower and the applicable Ancillary Lender thereunder governing such Ancillary Facility.

“Ancillary Facility Exposure” shall mean, at any time, with respect to any Ancillary Lender and any Ancillary Facility then in effect, the Dollar Equivalent of the sum of the following amounts outstanding under such Ancillary Facility:

(a) the principal amount under each overdraft facility and on-demand short term loan facility (net of any credit balance on any account of any Borrower under any Ancillary Facility with the relevant Ancillary Lender to the extent that such credit balance is freely available to be set-off by such Ancillary Lender against liabilities owing by such Borrower under such Ancillary Facility);

(b) the face amount of each guarantee, bond, letter of credit or similar instrument under such Ancillary Facility; and

CREDIT AGREEMENT, Page 3

(c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of such Ancillary Lender under each other type of accommodation provided under such Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Facility Document.

“Ancillary Lender” shall mean, with respect to any Ancillary Facility, the Revolving Lender (or an Affiliate of such Revolving Lender) that has made such Ancillary Facility available under Section 2.23.

“Applicable Fiscal Year has the meaning set forth in Section 2.11(d).

“Applicable Percentage” means, with respect to any Revolving Lender, subject to Section 2.21, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day and with respect to any:

~~(a) Term B USD Loan or Term B EUR Loan, the applicable rate per annum set forth below under the caption “Term B USD Loan Eurodollar Spread”, “Term B EUR Loan Eurodollar Spread” or “Term B USD Loan ABR Spread”, as the case may be, based upon the Total Leverage Ratio as of the most recent determination date; provided that for purposes of this clause (a), the Total Leverage Ratio shall be deemed to be in Category 1 until the date the financial statements are delivered pursuant to Section 5.01(b) for the third fiscal quarter of the Parent Borrower ending in 2014:~~

~~Category~~	~~Total  Leverage Ratio~~	~~Term B USD Loan Eurodollar Spread~~		~~Term B EUR Loan Eurodollar Spread~~		~~Term B USD Loan ABR Spread~~
~~1~~	~~Greater than or equal to 3.00:1.00~~	~~2.50~~	%	~~2.75~~	%	~~1.50~~	%
~~2~~	~~Less than 3.00:1.00~~ 	~~2.25~~	%	~~2.50~~	%	~~1.25~~	%

(a) Term B Loan, 2.00% in the case of Term B Loans that are Eurodollar Loans and 1.00% in the case of Term B Loans that are ABR Loans;

and

(b) Term A Loan or Revolving Loan and with respect to any letter of credit fee or any commitment fee payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread/Canadian Prime Rate Spread/Euro Swingline Rate Spread”, “Eurodollar Spread/CDOR Spread”, “Commitment Fee Rate” or “Letter of Credit Fee”, as the case may be, based upon the Total Leverage Ratio as of the most recent determination date:

CREDIT AGREEMENT, Page 4

Category	Total Leverage Ratio	Eurodollar Spread/CDOR Spread	ABR Spread/Canadian Prime Rate Spread /Euro Swingline Rate Spread	Commitment Fee Rate	Letter of Credit Fee
1	Greater than or equal to 5.00:1.00	2.50%	1.50%	0.45%	2.50%
2	Less than 5.00:1.00 but greater than or equal to 4.00:1.00	2.25%	1.25%	0.40%	2.25%
3	Less than 4.00:1.00 but greater than or equal to 3.00:1.00	2.00%	1.00%	0.35%	2.00%
4	Less than 3.00:1.00 but greater than or equal to 2.00:1.00	1.75%	0.75%	0.30%	1.75%
5	Less than 2.00:1.00 but greater than or equal to 1.00:1.00	1.50%	0.50%	0.25%	1.50%
6	Less than 1.00:1.00	1.25%	0.25%	0.20%	1.25%

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower’s fiscal year based upon the Parent Borrower’s consolidated financial statements most recently delivered pursuant to Section 5.01(a) or (b); provided that ~~the “Applicable Rate” in clause (a) above shall be subject to the proviso in such clause (a) and provided further that~~ until delivery of the Parent Borrower’s consolidated financial statements for the first full fiscal quarter ended after the Fourth Amendment Date as required by Section 5.01(a) or (b), the “Applicable Rate” in clause (b) above shall be the applicable rate per annum set forth in Category 3 of clause (b) above and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in Category 1: (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. Notwithstanding anything in this definition of “Applicable Rate” to the contrary, the modifications to ~~the~~ pricing ~~grid~~ set forth in clause (~~b~~a) above pursuant to the ~~Fourth~~Fifth Amendment shall become effective on the ~~Fourth~~Fifth Amendment Date.

CREDIT AGREEMENT, Page 5

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to any agents hereunder or to Lenders by means of electronic communications pursuant to Section 10.01.

“Approved Fund” means a Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Swap” means a concurrent purchase and sale or exchange of Related Business Assets between the Parent Borrower or any of its Restricted Subsidiaries and another Person; provided that the Parent Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of the contractually agreeing to such transaction) as determined in good faith by the Parent Borrower.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Amount” means, at any date, an amount equal to the sum of:

(i) $340,400,000; plus

(ii) the Net Proceeds actually received by the Parent Borrower from and after the Effective Date to such date from the sale of Equity Interests of the Parent Borrower (other than (A) Disqualified Equity Interests, (B) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Parent Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (C) Equity Interests the Net Proceeds of which are used to repay long-term Indebtedness for borrowed money (other than revolving loans) or to fund any portion of the Vion Acquisition); plus

(iii) an amount equal to (A) the net reduction in Investments made after the Fourth Amendment Date using the Available Amount (not in excess of the original amount of such Investments) in respect of any returns in cash and cash equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent Borrower and its Restricted Subsidiaries from such Investments after the Fourth Amendment Date and (B) the net cash proceeds of the Disposition of any Investment after the Fourth Amendment Date made using the Available Amount actually received by the Parent Borrower and its Restricted Subsidiaries after the Fourth Amendment Date; plus

(iv) (A) the amount of any Investment by the Parent Borrower and its Restricted Subsidiaries that was made after the Fourth Amendment Date using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary and (B) the fair market value of the assets of any Unrestricted Subsidiary that has been transferred, conveyed or otherwise distributed to the Parent Borrower or any Restricted Subsidiary (net of amounts paid by the Parent Borrower or any Restricted Subsidiary to such Unrestricted Subsidiary for such assets), such amount not to exceed the amount of the Investment made with the Available Amount after the Fourth Amendment Date by the Parent Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary; minus

CREDIT AGREEMENT, Page 6

(v) the aggregate amount of unreimbursed payments made after the Fourth Amendment Date by the Parent Borrower or any Restricted Subsidiary in respect of Indebtedness permitted by Section 6.01(w) or the exercise of remedies under any Lien incurred pursuant to Section 6.02(y)(ii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.) and the regulations issued from time to time thereunder.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” means any bona fide (i) debt fund, (i) investment vehicle, (iii) regulated bank entity or (iv) non-regulated lending entity that is, in each case, engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business that is managed, sponsored or advised by any person Controlling, Controlled by or under common Control with a Disqualified Institution, but only to the extent that no personnel involved with the investment in the relevant Disqualified Institution (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (B) has the access to any information (other than information that is publicly available) relating to the Parent Borrower and/or any entity that forms part of any of its business (including any of its Subsidiaries).

“Borrowers” means the Parent Borrower and the Subsidiary Borrowers.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans or CDOR Rate Loans, as applicable, as to which a single Interest Period is in effect (it being understood that Loans denominated in dollars made under the USD Only Revolving Commitment and the USD/Multicurrency Revolving Commitment shall be deemed Loans of the same “Class” for purposes hereof) or (b) a Swingline Loan.

“Borrowing Request” means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03.

CREDIT AGREEMENT, Page 7

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Amsterdam, New York City, Chicago, Illinois or Dallas, Texas, are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or Ancillary Facility, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; provided further that when used in connection with (i) any Loans or Letters of Credit or Ancillary Facility denominated in Canadian Dollars, such date shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed, (ii) any Loans or Letters of Credit or Ancillary Facility denominated in Euro, such date shall also exclude any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for the settlement of payments in Euro and (iii) any Loans or Letters of Credit or Ancillary Facility denominated in Sterling such date shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed.

“CAD Term A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make CAD Term A Loans hereunder, expressed as an amount representing the maximum principal amount of the CAD Term A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) established or increased from time to time pursuant to an Incremental Assumption Agreement. The initial amount of each Lender’s CAD Term A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its CAD Term A Commitment, as applicable. The Dollar Equivalent of the initial aggregate amount of the Lenders’ CAD Term A Commitments is $150,000,000.

“CAD Term A Facility” means the CAD Term A Commitments and the extensions of credit made thereunder.

“CAD Term A Lender” means a Lender with a CAD Term A Commitment or an outstanding CAD Term A Loan.

“CAD Term A Loans” means a Loan made pursuant to clause (b) of Section 2.01 or an Incremental Term Loan denominated in Canadian Dollars.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 11.01.

“CAM Exchange Date” means the date on which (a) any event referred to in paragraph (g) or (h) of Article VIII shall occur in respect of any Borrower or (b) an acceleration of the maturity of the Loans pursuant to Article VIII shall occur.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate dollar amount of the sum, without duplication, of (i) the Specified Obligations (including the Dollar Equivalent of any Specified Obligations owing in any currency (other than dollars)) owed to such Lender, (ii) such Lender’s participation in undrawn amounts of Letters of Credit (including the Dollar Equivalent of the undrawn amount of any Letters of Credit not denominated in dollars) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate dollar amount of the sum, without duplication, of (i) the Specified Obligations (including the Dollar Equivalent of any Specified Obligations owing in any currency (other than dollars)) owed to all the Lenders and (ii) the aggregate undrawn amount of outstanding Letters of Credit (including the Dollar Equivalent of the undrawn amount of any Letters of Credit not denominated in dollars) immediately prior to such CAM Exchange Date.

CREDIT AGREEMENT, Page 8

“Canadian Benefit Plans” means any plan, agreement, fund, program, practice or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Canadian Loan Party has any liability with respect to any current or former employee, officer, director or contractor employed in Canada (or any spouses, dependents, survivors or beneficiaries of any such persons), including any Canadian Pension Plans but excluding any statutory benefit plans which any Canadian Loan Party is required to participate in or comply with, such as the Canada Pension Plan, the Quebec Pension Plan and plans administered pursuant to applicable health, tax, workplace safety insurance and employment insurance legislation.

“Canadian Borrower” means Darling Canada.

“Canadian Borrower Joinder Date” means October 24, 2013.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Dollars” or “$C” means lawful money of Canada.

“Canadian Loan Party” means each Loan Party formed under the laws of Canada or any province or territory thereof.

“Canadian Multi-Employer Plans” means all Canadian Benefit Plans to which a Canadian Loan Party is required to contribute pursuant to a collective agreement and which are not maintained or administered by a Canadian Loan Party or any of their Affiliates.

“Canadian Pension Plans” means any Canadian Benefit Plan that is required to be registered under Canadian federal or provincial pension benefits standards legislation.

“Canadian Pension Termination Event” means the occurrence of any of the following: (i) the board of directors of any Canadian Loan Party passes a resolution to terminate or wind-up in whole or in part any Canadian Defined Benefit Plan or any Canadian Loan Party otherwise initiates any action or filing to voluntarily terminate or wind-up in whole or in part any Canadian Defined Benefit Plan; (ii) the institution of proceedings by any Governmental Authority to terminate in whole or in part any Canadian Defined Benefit Plan, including notice being given by the Superintendent of Financial Services or another Governmental Authority that it intends to proceed to wind-up in whole or in part a Canadian Defined Benefit Plan of a Canadian Loan Party; (iii) there is a cessation or suspension of contributions to the fund of a Canadian Defined Benefit Plan by a Canadian Loan Party (other than a cessation or suspension of contributions that is due to (a) an administrative error or (b) the taking of contribution holidays in accordance with applicable law); (iv) the receipt by a Canadian Loan Party of correspondence from any Governmental Authority related to the likely wind-up or termination (in whole or in part) of any Canadian Defined Benefit Plan; and (v) the wind-up or partial wind-up of a Canadian Defined Benefit Plan. Notwithstanding anything to the contrary herein, a Canadian Pension Termination Event shall not include any event that relates to the partial wind-up or termination of solely a defined contribution component of a Canadian Defined Benefit Plan.

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“Canadian Prime Rate” means, for any period, the rate per annum determined by the Administrative Agent to be the higher of (i) the rate of interest per annum most recently announced or established by JPMorgan Chase Bank, N.A., Toronto Branch as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of (a) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%). Any change in such rate due to a change in the “prime rate” or CDOR Rate shall be effective as of the opening of business on the day of such change in the “prime rate” or the CDOR Rate, as the case may be.

“Canadian Prime Rate Borrowing” means a Borrowing of Swingline Loans comprised of Canadian Prime Rate Loans.

“Canadian Prime Rate Loan” means a Swingline Loan denominated in Canadian Dollars.

“Canadian Security Agreement” means the Canadian Pledge and Security Agreement among the Administrative Agent, the Canadian Borrower and the other Canadian Loan Parties in form and substance reasonably acceptable to the Administrative Agent.

“Canadian Subsidiary” means any Subsidiary of the Parent Borrower incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Capital Expenditures” means, for any period and a Person, without duplication (a) the additions to property, plant and equipment and other capital expenditures of such Person and its consolidated subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such Person and its consolidated subsidiaries during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Loan Rate” means the CDOR Rate plus, in the case of any Lender that is not a Schedule I Lender, 0.10% per annum.

“CDOR Rate” means, on any day when a CDOR Rate Loan is to be made pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having a term comparable to such Interest Period of the CDOR Rate Loan requested by the applicable Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or any successor thereto or Affiliate thereof) as at approximately 11:00 a.m. (Toronto time) on the date of the commencement of such Interest Period; provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate quoted by the Administrative Agent or, in the event that the Administrative Agent does not at such time issue bankers’ acceptances, the Bank of Montreal (determined as of 11:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances having a term comparable to such Interest Period of the CDOR Rate Loan requested by the applicable Borrower on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. If the CDOR Rate shall be less than zero, it shall be deemed zero for purposes of this Agreement.

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“CDOR Rate Borrowing” means a Borrowing comprised of CDOR Rate Loans.

“CDOR Rate Loan” means a Loan denominated in Canadian Dollars made by the Lenders (or any one of them) to the applicable Borrower which bears interest at a rate based on the CDOR Loan Rate.

“Change in Control” means any of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Parent Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent Borrower by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of Parent Borrower nor (ii) appointed or elected by directors so nominated, appointed or approved; or (c) the occurrence of a “Change of Control” or any comparable event resulting in a requirement for the Parent Borrower to make an offer to purchase any ~~New~~Existing Senior Unsecured Notes, Pari Passu Notes, Incremental Equivalent Debt, any Refinancing Notes or any Refinancing Junior Loans with an aggregate principal amount outstanding in excess of the Threshold Amount, as the term “Change of Control” or those events are defined under any of the documentation evidencing and governing any of the ~~New~~Existing Senior Unsecured Notes, Pari Passu Notes, any Incremental Equivalent Debt, any Refinancing Notes or any Refinancing Junior Loans, as applicable. Notwithstanding the foregoing, the Vion Acquisition and the merger of Darling Escrow Corporation with and into the Parent Borrower shall not constitute or give rise to a Change in Control.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented but solely to the extent the relevant increased costs or loss of yield would have been included if they had been imposed under applicable increased cost provisions and only to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities (to the extent such Lender has the right to do so under its credit facilities with similarly situated borrowers).

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, USD Only Revolving Loans, USD/Multicurrency Revolving Loans, Term Loans, Term A Loans, Term B Loans, ~~Term B USD Loans, Term B EUR Loans,~~ USD Term A Loans, CAD Term A Loans, Swingline Loans, Loans made pursuant to any Specified Refinancing Debt constituting revolving facility commitments, Loans made pursuant to

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any Specified Refinancing Debt constituting term loans, Loans made pursuant to an Incremental Revolving Commitment (other than an Incremental Commitment that is an increase of an existing revolving commitment) or Loans made pursuant to an Incremental Term Facility and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, USD Only Revolving Commitment, USD/Multicurrency Revolving Commitment, Term Commitment, Term B Commitment, Term ~~B USD Commitments, Term B EUR Commitments, Term~~ A Commitment, USD Term A Commitment, CAD Term A Commitment, Specified Refinancing Debt constituting revolving facility commitment, Specified Refinancing Debt constituting term loan commitment, an Incremental Revolving Commitment (other than an Incremental Commitment that is an increase of an existing revolving commitment) or a commitment for Incremental Term Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all of the assets and property (including Equity Interests) and interests therein and proceeds thereof, whether now owned or hereafter acquired, in or upon which a Lien is granted pursuant to any of the Security Documents as security for the Obligations or the Foreign Obligations, as applicable.

“Commitment” means a Revolving Commitment or the Term Commitment, or any combination thereof (as the context requires).

“Commitment Parties” means J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Bank of Montreal, acting under its trade name BMO Capital Markets and such other financial institutions that become party to those certain Commitment Letters related to this Agreement and dated October 5, 2013, pursuant to the terms thereof.

“Consolidated Net Income” means, for any period and any Person (a “Subject Person”), such Subject Person’s consolidated net income (or loss) determined in accordance with GAAP, but excluding any extraordinary, nonrecurring, unusual, nonoperating or noncash gains, charges or losses (including (x) costs of, and payments of, actual or prospective legal settlements, fines, judgments or orders, (y) costs of, and payments of, corporate reorganizations and (z) gains, income, losses, expenses or charges (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or returned surplus assets of any employee benefit plan outside of the ordinary course of business), and including or in addition to the above, the following:

(a) the income (or loss) of any Unrestricted Subsidiary, any other Person who is not a Restricted Subsidiary but whose accounts would be consolidated with those of the Subject Person in the Subject Person’s consolidated financial statements in accordance with GAAP or any other Person (other than a Restricted Subsidiary) in which the Subject Person or a subsidiary has an ownership interest (including any joint venture); provided, however, that Consolidated Net Income shall include amounts in respect of the income of such Person when actually received by the Subject Person or such subsidiary in the form of dividends, similar distributions or other payments, in each case, paid in cash (or to the extent converted into cash);

(b) the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition (provided such income or loss may be included in the calculation of Adjusted EBITDA to the extent provided in the definition thereof);

(c) the cumulative effect of any change in accounting principles during such period;

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(d) any net gains, income, charges, losses, expenses or charges with respect to (i) disposed, abandoned, closed and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned, and discontinued operations and (ii) facilities, plants or distribution centers that have been closed during such period;

(e) (i) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Original Transactions or any consummated recapitalization or acquisition transaction or the amortization or write-off of any amounts thereof;

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Swap Agreements);

(e) any (i) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (ii) good will or other asset impairment charges, write-offs or write-downs or (iii) amortization of intangible assets;

(h) any compensation charge, cost, expense, accrual or reserve, including any such charge, cost, expense, accrual or reserve arising from (i) the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs, (ii) any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (iii) in connection with the rollover, acceleration or payout of Equity Interests held by management of Parent Borrower and/or any of its subsidiaries; provided that, to the extent any such cash charges, costs, expenses, accruals or reserves are paid in cash, such cash charges, costs, expenses, accruals or reserves are funded with cash proceeds contributed to the Parent Borrower as a capital contribution or as a result of the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent Borrower, and such contribution or sale took place within the immediately preceding four fiscal quarter period of the Parent Borrower for which this exclusion is modifying Consolidated Net Income;

(i) any fees, costs, commissions and expenses incurred during such period (including rationalization, legal, tax and structuring fees, costs and expenses), or any amortization or write-off thereof for such period in connection with (i) the Original Transactions and the Transactions and (ii) any Investment (other than an Investment among the Parent Borrower and its Subsidiaries in the ordinary course of operations), Disposition (other than Dispositions of inventory or Dispositions among the Parent Borrower and its Subsidiaries in the ordinary course of operations), incurrence, repayment, extension, renewal, replacement, refinancing, amendment, restatement, amendment and restatement or modification of Indebtedness, including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties (other than the incurrence, repayment, extension, renewal, replacement, refinancing, amendment, restatement, amendment and restatement or modification of Indebtedness among the Parent Borrower and its Subsidiaries in the ordinary course of operations), and issuance or offering of Equity Interests, Restricted Payments, acquisitions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or other similar transactions (in each case including any such transaction proposed or undertaken, but not completed);

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(j) accruals and reserves that are established or adjusted within 12 months (i) after the Effective Date that are so required to be established or adjusted as a result of the Original Transactions and the Transactions and (ii) of the date of any Permitted Acquisition or similar Investment, in each case, in accordance with GAAP or as a result of the adoption or modification of accounting policies;

(k) any unrealized or realized net foreign currency translation gains or losses and unrealized net foreign currency transaction gains or losses, in each case impacting net income (including currency re-measurements of Indebtedness, any applicable net gains or losses resulting from Swap Agreements for currency exchange risk associated with the above or any other currency related risk and those resulting from intercompany Indebtedness);

(l) unrealized net losses, charges or expenses and unrealized net gains in the fair market value of any arrangements under Swap Agreements.

“Consolidated Total Assets” means, as of any date of determination, the total amount of assets appearing on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Party” means each Loan Party and any other Subsidiary of the Parent Borrower designated by the Parent Borrower as a “Covered Party” for purposes of this Agreement.

“Credit Facilities” means the Revolving Facility and each Term Facility.

“Criminal Code (Canada)” means the Criminal Code (Canada), R.S.C., 1985 c. C-46, as amended.

“Darling Canada” means Darling International Canada Inc., a wholly-owned Subsidiary of the Parent Borrower formed under the laws of the province of New Brunswick, Canada.

“Darling Escrow Corporation” means Darling Escrow Corporation, a Delaware corporation and wholly-owned Subsidiary of the Parent Borrower and the initial issuer of the ~~New~~Existing Senior Unsecured Notes.

“Date of Full Satisfaction” means, as of any date, that on or before such date: (i) the principal of and interest accrued to such date on each Loan (other than the contingent LC Exposure) shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable which constitute Loan Obligations (other than the contingent LC Exposure and other contingent amounts for which no claim or

CREDIT AGREEMENT, Page 14

demand has been made) shall have been paid in full in cash, (iii) the Commitments shall have expired or been terminated, and (iv) the contingent LC Exposure shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to 102% of the amount of such LC Exposure or other collateral which is reasonably acceptable to the Issuing Bank or (B) the issuance of a “back–to–back” letter of credit in form and substance reasonably acceptable to the Issuing Bank with an original face amount at least equal to 102% of the amount of such LC Exposure.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has: (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date required to be funded by it hereunder, (b) notified the Parent Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within two (2) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that any Lender that has failed to give such timely confirmation shall cease to be a Defaulting Lender under this clause (c) immediately upon the delivery of such confirmation, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate disavow or disaffirm any contracts or agreements made with such Lender or (f) become subject to a Bail-In Action or that has a direct or indirect parent company become subject to a Bail-In Action.

“Deposit Obligations” means all obligations, indebtedness, and liabilities of the Covered Parties, or any one of them, to any Lender or any Affiliate of any Lender which have been designated by the Parent Borrower by written notice to the Administrative Agent as entitled to the security of the Collateral and which arise pursuant to any treasury, purchasing card, deposit, lock box, commercial credit card, stored value card, employee credit card program, controlled disbursement, ACH transactions, return items, interstate deposit network services, dealer incentive, supplier finance or similar programs, Society

CREDIT AGREEMENT, Page 15

for Worldwide Interbank Financial Telecommunication transfer, cash pooling, operation foreign exchange management or cash management services or arrangements (including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Borrower or any Subsidiary Loan Party and any Lender, Affiliate of a Lender, Issuing Bank or the Administrative Agent) entered into by such Lender or Affiliate with the Covered Parties, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation, indebtedness, and liabilities of the Covered Parties, or any one of them, to repay any credit extended in connection with such arrangements, interest thereon, and all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the documentation executed in connection therewith.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Parent Borrower in good faith) of non-Cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(o) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Permitted Investments received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Permitted Investments).

“Disclosed Matters” means all the matters disclosed on the Schedules hereto or in the Parent Borrower’s reports to the Securities and Exchange Commission on form 10-K for the fiscal year ended January 2, 2016 or the 10-Qs for the fiscal quarters ended April 2, 2016, July 2, 2016 and October 1, 2016. For the avoidance of doubt, the disclosure in the Disclosed Matters shall not be deemed to include any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature.

“Disposition” has the meaning set forth in Section 6.05. The terms “Dispose” and “Disposed of” shall have the correlative meanings.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligations or otherwise (other than solely in exchange or Qualified Equity Interests), (b) is redeemable at the option of the holder thereof, in whole or in part (other than solely in exchange or Qualified Equity Interests), (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, on or prior to the 91st day following the Term B Loan Maturity Date; provided that (i) any Equity Interests that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the Parent Borrower to repurchase such Disqualified Equity Interests upon the occurrence of a change of control or asset sale shall not constitute Disqualified Equity Interests if the terms of such Equity Interests (and all securities into which it is convertible or for which it is ratable or exchangeable) provide that the Parent Borrower may not repurchase or redeem any such Equity Interests (and all securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision unless the Loan Obligations are fully satisfied simultaneously therewith and (ii) only the portion of the Equity Interests meeting one of the foregoing clauses (a) through (d) prior to the date that is 91 days after the Term B Loan Maturity Date will be deemed to be Disqualified Equity Interests.

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“Disqualified Institution” means (i) those Persons that are competitors of the Parent Borrower or its subsidiaries and (ii) such other Persons, in each case, identified in writing to the Administrative Agent prior to the Effective Date (in each case, together with any Person that is reasonably identifiable solely on the basis of or by similarity of name as an Affiliate of any Person set forth in clauses (i) and (ii)); provided that the Parent Borrower, upon at least two (2) Business Days’ prior written notice to the Administrative Agent (at the email address provided for such updates in Section 10.01) after the Effective Date shall be permitted to supplement in writing the list of Persons that are Disqualified Institutions to the extent such supplemented Person is (A) a competitor, (B) an Affiliate of a competitor (other than an Affiliate that is a Bona Fide Debt Fund, unless such Person is otherwise a Disqualified Institution under clause (ii) above) or (C) an Affiliate of a Person identified in clause (ii) above; provided further that (x) no such supplement shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments hereunder, in each case prior to it being added to such list and (y) Disqualified Institutions shall not include any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time pursuant to Section 10.01.

“Documentation Agents” has the meaning set forth in the preamble hereto, and also includes the financial institutions identified as “Documentation Agents” in the ~~Fourth~~Fifth Amendment.

“dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, at any date of determination, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to any amount denominated in any currency other than dollars, the equivalent amount thereof in dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate in effect on such date for the purchase of dollars with such currency. The Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in an Alternative Currency shall be the amount most recently determined as provided in Section 1.06.

“Domestic Loan Party” means the Parent Borrower and each other Loan Party that is a Domestic Subsidiary.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Domestic Subsidiary Loan Party” means a Loan Party that is a Domestic Subsidiary.

“Dutch Borrowers” means the Dutch Parent Borrower and the Dutch Subsidiary Borrower~~s~~.

“Dutch Civil Law” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch FSA” means the Financial Supervision Act (Wet op het financieel toezicht), including any regulations issued pursuant thereto.

“Dutch Obligor” means any Dutch Subsidiary that is a party to a Loan Document governed by the laws of The Netherlands providing for granting of a Lien.

“Dutch Parent Borrower” means Darling International NL Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), organized under the laws of The Netherlands.

CREDIT AGREEMENT, Page 17

“Dutch Subsidiary” means any Subsidiary incorporated in The Netherlands.

“Dutch Subsidiary Borrower~~s~~” means Darling Ingredients International Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands ~~and Darling Ingredients International Financial Services B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands~~.

“EBITDA” means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period:

(a) Consolidated Net Income; plus

(b) any provision for (or less any benefit from) income, franchise and similar taxes (including taxes in lieu thereof) included in determining Consolidated Net Income (including such taxes arising out of examinations (including interest and penalties)); plus

(c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus

(d) amortization and depreciation expense deducted in determining Consolidated Net Income; plus

(e) to the extent not disregarded in the calculation of Consolidated Net Income, non-cash charges, expenses or deductions; plus

(f) the amount of any fee, cost, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating EBITDA for such fiscal quarters); plus

(g) the amount of any expense or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties; plus

(h) the amount of loss on Dispositions of ~~r~~Receivables  ~~and related a~~Assets ~~in connection~~ with a Receivables Facility (including Dispositions to any Receivables Subsidiary) and in connection with any incentive, supplier finance or similar program entered into in the ordinary course of business; plus

(i) proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating EBITDA for such fiscal quarters)); plus

(j) earn-out obligations incurred in connection with any acquisition or other Investment permitted pursuant to Section 6.04 and paid or accrued during such period and on similar acquisitions and Investments completed prior to the Effective Date.

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“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Parent Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices, any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and all upfront or similar fees or original issue discount (converted to yield assuming the shorter of (i) the weighted average life of the applicable Indebtedness at the time such Indebtedness was incurred and (ii) a four-year life and, in each case, without any present value discount) generally paid or payable to the providers of such Indebtedness, but excluding any arrangement, commitment, amendment, structuring and underwriting fees paid or payable to the arranger (or its Affiliates) of such Indebtedness in their capacities as such (regardless of whether any such fees are paid to or shared in whole or part with any lender) and any other fee (including, if applicable, ticking fees) not generally paid to all lenders ratably; provided that with respect to any Indebtedness that includes (1) an interest rate floor greater than the interest rate floor applicable to the Term B Loans outstanding on the ~~Fourth~~Fifth Amendment Date, such increased amount shall be equated to the applicable interest rate margin for purposes of determining Effective Yield solely to the extent an increase in the interest rate floor for such existing Term B Loans would cause an increase in the interest rate then in effect thereunder and (2) an interest rate floor lower than the interest rate floor applicable to the Term B Loans outstanding on the ~~Fourth~~Fifth Amendment Date or does not include any interest rate floor, to the extent a reduction (or elimination) in the interest rate floor for such existing Term B Loans would cause a reduction in the interest rate then in effect thereunder, an amount equal to the difference between the interest rate floor applicable to such Term B Loans and the interest rate floor applicable to such Indebtedness (which shall be deemed to equal 0% for any Indebtedness without any interest rate floor), shall reduce the applicable interest rate margin of the applicable Indebtedness for purposes of determining Effective Yield.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.04(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loans and/or Commitments to such Person under Section 10.04(b)(i) and (ii)); provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Defaulting Lender, (iii) subject to the terms of Section 10.04(f), any Disqualified Institution or (iv) except as set forth in Section 10.04(e), the Parent Borrower or its Subsidiaries.

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“EMU Legislation” means the legislative measures of the European Union relating to Economic and Monetary Union.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, binding agreements or other legally enforceable requirements issued, promulgated or entered into by any Governmental Authority, regulating, relating in any way to or imposing standards of conduct concerning the environment, preservation or reclamation of natural resources or health and safety as it relates to environmental protection.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Person resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Accretive Investment” has the meaning set forth in Section 6.04(l).

“Equity Interests” means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests or any warrants, options or other rights to acquire such interests but excluding any debt securities convertible into such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (i) the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (j) the receipt by any Loan Party or any of its ERISA

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Affiliates of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or (k) with respect to any Foreign Benefit Plan, (A) the failure to make or remit any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Plan; (B) the failure to register or loss of registration in good standing with applicable regulatory authorities of any such Foreign Benefit Plan required to be registered; or (C) the failure of such Foreign Benefit Plan to comply with any material provisions of applicable law or regulations or with the material terms of such Foreign Benefit Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Swingline Rate” shall mean, the interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1.0%) at which overnight deposits in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or affiliate of the Administrative Agent in the London interbank market for Euro to major banks in the London interbank market.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate but does not include any Loan or Borrowing bearing interest at a rate determined by reference to clause (c) of the definition of the term “Alternative Base Rate”.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any period, the sum (without duplication) of: (a) EBITDA of the Parent Borrower and the Restricted Subsidiaries; minus (b) the sum of the following: (i) cash interest expense added in determining such EBITDA; (ii) cash taxes added in determining such EBITDA; (iii) the principal portion of required and voluntary repayments of Indebtedness (other than voluntary repayments on the Loans); (iv) the un-financed portion of all Capital Expenditures; (v) the un-financed cash portion of any Investments permitted by Section 6.04 (other than Investments in cash and Permitted Investments or in the Parent Borrower or any Restricted Subsidiary of the Parent Borrower); (vi) all Restricted Payments made under the permissions of Section 6.08 (other than clause (ii) thereof to the extent paid to the Parent Borrower or one of its Restricted Subsidiaries); (vii) cash expenditures made in respect of Swap Agreements to the extent not reflected as a subtraction in the computation of Consolidated Net Income or EBITDA (or, in either case, to the extent added thereto); (viii) cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries other than Indebtedness; (ix) the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and pension contributions) to the extent that such expenditures are not expensed or deducted (or exceed the amount expensed or deducted) during such period; (x) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and (xi) an amount equal to all expenses, charges and losses either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in each case, to the extent paid or payable in cash.

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Expenditures shall be considered “un-financed” for purposes of this definition unless paid with the proceeds of long-term Indebtedness (other than revolving facilities including the Revolving Loans). Any amounts subtracted from EBITDA pursuant to clauses (b)(v) or (b)(vii) above shall be net of any return of capital in respect such Investments or net of any payments received under any Swap Agreements, in each case, to the extent not reflected in EBITDA. Any amounts subtracted from EBITDA pursuant to clause (b)(ix) above shall be added to EBITDA for the purposes of this Excess Cash Flow definition in the period when such expenditures are expensed (if expensed).

“Excluded Subsidiary” means (i) any Subsidiary that is not a wholly-owned Subsidiary, (ii) any Foreign Subsidiary other than Foreign Subsidiaries incorporated in Canada or any province thereof, Belgium, Brazil, Canada, Germany and The Netherlands and any other jurisdictions designated by the Parent Borrower (“Specified Foreign Subsidiaries”), in each case subject to the other exclusions set forth in this definition, (iii) any Unrestricted Subsidiary, (iv) any subsidiary that is prohibited by applicable law, regulation or Contractual Obligation from entering into (and providing the guarantees pursuant to) the Guaranty Agreement (including if it is not within the legal capacity of such Loan Party to do so (whether as a result of financial assistance, corporate benefit, works council advice or thin capitalization rule or otherwise)) or that would require the consent, approval, license or authorization of a Governmental Authority in order to enter into (and provide the guarantees pursuant to) the Guaranty Agreement, (v) any Domestic Subsidiary if substantially all of its assets consist of the debt or Equity Interests of one or more direct or indirect Foreign Subsidiaries (provided that, such Domestic Subsidiaries shall be required (subject to the other exceptions herein) to Guarantee the Foreign Obligations, unless and until a United States Governmental Authority issues guidance treating any such Guarantee as an obligation of a United States person subject to Section 956 of the Code, in which event any such guarantee shall be void ab initio and have no effect to the fullest extent provided by law) (vi) not-for-profit Subsidiaries, (vii) captive insurance Subsidiaries, (viii) any Immaterial Subsidiary, (ix) direct or indirect Domestic Subsidiaries of any Foreign Subsidiary, (x) any Receivables Subsidiary and (xi) any Subsidiary to the extent that the burden, difficulty, consequence or cost of entering into (and providing the guarantees pursuant to) the applicable Guaranty Agreement outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent and the Parent Borrower; provided, that notwithstanding anything to the contrary contained in this Agreement, no Subsidiary shall be an “Excluded Subsidiary” if such Subsidiary enters into, or is required to enter into, a guarantee of (or becomes, or is required to become, a borrower or other obligor under) any obligations of the Parent Borrower or any Domestic Subsidiary thereof under any ~~New~~Existing Senior Unsecured Notes, Pari Passu Notes, Incremental Equivalent Debt, Refinancing Notes or any Refinancing Junior Loans or any Permitted Refinancing of any such ~~New~~Existing Senior Unsecured Notes, Pari Passu Notes, Incremental Equivalent Debt, Refinancing Notes or any Refinancing Junior Loans, in each case, to the extent then outstanding.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income, franchise or similar taxes (including German trade taxes) imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in which it is doing business, or in which it had a present or former connection (other than such connection arising solely from any Secured Party having executed, delivered, or performed its obligations or received a payment under, or enforced, any Loan Document) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender (including as a result of FATCA) at the time such

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Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.17(a), (d) in the case of a non-Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any United States backup withholding tax that is imposed on accounts payable to such non-Foreign Lender at the time such non-Foreign Lender becomes a party to this Agreement, (e) any amounts paid or payable on “outstanding debts to specified non-residents” as defined in subsection 18(5) of the Income Tax Act (Canada) which are recharacterized as a dividend under the provisions of the Income Tax Act (Canada), (f) Taxes under the laws of The Netherlands to the extent such Tax becomes payable as a result of a Lender or the Administrative Agent having a substantial interest (aanmerkelijk belang) in a Dutch Borrower as laid down in The Netherlands Income Tax Act 2001 (Wet inkomsten belasting) and (g) all liabilities, penalties and interest with respect to any of the foregoing excluded taxes.

“Existing Credit Agreement” has the meaning set forth in the preamble hereto.

“Existing Senior Unsecured Notes” means the 5.375% senior unsecured notes due 2022 in an aggregate principal amount of $500,000,000 (as of the Fourth Amendment Date) issued on January 2, 2014 by the Parent Borrower, as amended, restated, refinanced, replaced or otherwise modified from time to time so long as the principal amount (or accreted value, if applicable) of such amended, restated, refinanced, replaced or modified Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so amended, restated, refinanced, replaced or modified plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such amended, restated, refinanced, replaced or modified Indebtedness), except as otherwise permitted under Section 6.01, (including any Permitted Refinancing Indebtedness in respect thereof).

“Existing Senior Unsecured Notes Documents” means the indenture or similar agreement governing the Existing Senior Unsecured Notes or any similar agreement relating to any Permitted Refinancing Indebtedness specifically designated as such by the Parent Borrower in respect of the Existing Senior Unsecured Notes.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code .

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fifth Amendment” means that certain Fifth Amendment to the Second Amended and Restated Credit Agreement, among the Loan Parties party thereto, the Administrative Agent and the Lenders party thereto, dated December 18, 2017.

“Fifth Amendment Date” means December 18, 2017.

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“Financial Covenant Event of Default” has the meaning set forth in Section 8.01(d).

“Financial Covenants” means the covenants set forth in Sections 7.01 and 7.02.

“Financial Officer” means the chief financial officer, executive vice president of finance and administration, principal accounting officer, treasurer or controller of, unless otherwise noted, the Parent Borrower (or any other officer acting in substantially the same capacity of the foregoing).

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness secured by a Lien which is on at least an equal priority basis (but without regard to the control of remedies) with the Liens securing the Credit Facilities outstanding on the ~~Fourth~~Fifth Amendment Date minus (i) all obligations, contingent or otherwise, of such Person as an account party in respect of the undrawn face amount of letters of credit, bankers acceptances or similar instruments (including the Letters of Credit) outstanding as of such date and (ii) any such obligations described in clause (a)(i) which have been drawn and reimbursed within three (3) Business Days to (b) Adjusted EBITDA for the four fiscal quarter period most recently ended.

“Fixed Amounts” has the meaning set forth in Section 1.10(g).

“Foreign Benefit Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to United States law and is sponsored, maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Borrower” means a Borrower that is not organized under the laws of a jurisdiction located in the United States of America.

“Foreign Collateral Reallocation” has the meaning set forth in Section 5.10(b).

“Foreign Currency Letter of Credit” means any Letter of Credit denominated in an Alternative Currency.

“Foreign Deposit Obligations” means all Deposit Obligations to the extent the applicable Covered Party is a Foreign Subsidiary.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Loan Party Obligations” means all obligations, indebtedness, and liabilities of the Foreign Subsidiary Loan Parties, or any one of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents or under any Ancillary Facilities Document, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Foreign Subsidiary Loan Parties to repay the Foreign Borrowers’ Loans, LC Disbursements and loans and other disbursements under any Ancillary Facility Document, interest on such Loans, LC Disbursements and loans and other disbursements under any Ancillary Facility Document, and all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) arising therefrom and provided for in the Loan Documents or under any Ancillary Facilities Document.

“Foreign Obligations” means the Foreign Loan Party Obligations, Foreign Swap Obligations and Foreign Deposit Obligations.

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“Foreign Security Agreement” means each security, pledge or similar agreement pursuant to which the applicable Foreign Subsidiary Loan Party grants a Lien on any of its assets to secure the Foreign Loan Party Obligations (or if applicable in the case of Foreign Subsidiaries incorporated in Canada or a province of Canada, the Obligations), in form and substance reasonably acceptable to the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Loan Party” means any Foreign Subsidiary that is a Subsidiary Loan Party.

“Foreign Swap Obligations” means all Swap Obligations to the extent the applicable Covered Party is a Foreign Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to the Second Amended and Restated Credit Agreement, among the Loan Parties, the Administrative Agent and the Lenders party thereto, dated December 16, 2016.

“Fourth Amendment Date” means December 16, 2016.

“GAAP” means generally accepted accounting principles in the United States of America.

“German Subsidiary Borrower” means Darling Ingredients Germany Holding GmbH, a limited liability company organized under the laws of Germany.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means the Parent Borrower or any Restricted Subsidiary.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including any obligations under an operating lease) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligations under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreement” means (i) in the case of the Parent Borrower and any Domestic Subsidiary Loan Party, the guaranty agreement of the Loan Parties in respect of the Obligations (and/or the Foreign Obligations as set forth therein) in the form of Exhibit B hereto and (ii) in the case of any Foreign Subsidiary Loan Party, a guaranty agreement in a form substantially similar to Exhibit B giving effect to the Agreed Security Principles.

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“Hazardous Materials” means any material, substance or waste regulated pursuant to or that could give rise to liability under, or classified, characterized or regulated as “hazardous,” “toxic,” “radioactive” or a “pollutant” or contaminant under, Environmental Laws, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, and infectious or medical wastes.

“Immaterial Subsidiary” means, any Restricted Subsidiary of the Parent Borrower, the EBITDA of which for the 4 fiscal quarter period ended most recently, shall not exceed 5% of the EBITDA of the Parent Borrower and its Subsidiaries taken as a whole; provided the EBITDA of the Immaterial Subsidiaries, collectively, for the 4 fiscal quarter period ended most recently prior to any date of determination shall not exceed 5% of the EBITDA of the Parent Borrower and its Subsidiaries taken as a whole. As of the Effective Date, Bio-Energy Products LLC, a Delaware limited liability company, has been designated as an Immaterial Subsidiary.

“Increased Amount Date” has the meaning set forth in Section 2.20(a).

“Incremental Amount” means, at any time,

(a) $300,000,000 (the “Fixed Incremental Amount”) plus

(b) unlimited amounts if, after giving effect to the incurrence of any Incremental Facilities (which for this purpose will be deemed to include the full amount of any Incremental Revolving Facility assuming the full amount of such increase had been drawn and/or the full amount of such facility was drawn), the Parent Borrower is in compliance, on a Pro Forma Basis, (i) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien that is pari passu with the Lien on the Collateral securing the Credit Facilities outstanding on the ~~Fourth~~Fifth Amendment Date, the First Lien Leverage Ratio does not exceed 4.00:1.00, (ii) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien that is junior to the Lien on the Collateral securing the Credit Facilities outstanding on the ~~Fourth~~Fifth Amendment Date, the Secured Leverage Ratio does not exceed 4.00:1.00 and (iii) if such Incremental Facility or Incremental Equivalent Debt is unsecured, the Total Leverage Ratio does not exceed 5.50:1.00 (the “Ratio-Based Incremental Amount”) plus

(c)(i) the amount of any optional prepayment of any Term Loan in accordance with Section 2.11(a) and/or the amount of any permanent reduction of any Revolving Commitment (and any other commitment established hereunder after the ~~Fourth~~Fifth Amendment Date, other than a permanent reduction as the result of the funding of such commitment), (ii) the amount paid in cash in respect of any reduction in the outstanding amount of any Term Loan resulting from any assignment of such Term Loan to (and/or purchase of such Term Loan by) the Parent Borrower or any Restricted Subsidiary so long as the relevant prepayment or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) incurred by the Parent Borrower or its Restricted Subsidiaries and (iii) in the case of any Incremental Facility that effectively replaces any Revolving Commitment (and any other commitment established hereunder after the ~~Fourth~~Fifth Amendment Date, prior to the funding of such commitment) terminated or any Term Loan repaid pursuant to Section 2.19, an amount equal to the relevant terminated Revolving Commitment or such other commitment or Term Loans so prepaid;

it being understood and agreed that unless the Parent Borrower otherwise notifies the Administrative Agent (w) the Parent Borrower shall be deemed to have used amounts under clause (c) prior to utilization of amounts under clause (a) or (b), (x) if all or any portion of the Incremental Facility and/or Incremental Equivalent Debt would be permitted under clause (b) of this definition on the applicable date of

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determination, such Incremental Facility and/or Incremental Equivalent Debt shall be deemed to have been incurred in reliance on clause (b) of this definition prior to the utilization of any amount available under clause (a) and (y) amounts may be incurred under both clauses (a) and (b), and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (b) above and then calculating the incurrence under clause (a) above.

For the avoidance of doubt, the amount in clauses (a) and (c) above shall be reduced by the aggregate amount of all Incremental Term Loans made plus all Incremental Revolving Commitments established prior to such time pursuant to Section 2.20(a) and any Indebtedness incurred under Section 6.01(bb), in each case in reliance on such clause (a) or (c), as applicable.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower, among the applicable Borrower(s), the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders.

“Incremental Equivalent Debt” has the meaning set forth in Section 6.01(bb).

“Incremental Facility” means any facility established by the Lenders pursuant to Section 2.20.

“Incremental Facility Activation Notice” means a notice substantially in the form of Exhibit E.

“Incremental Loans” has the meaning set forth in Section 2.20(a).

“Incremental Revolving Commitment” means the Revolving Commitment, or if applicable, additional revolving commitments under this Agreement, of any Lender, established pursuant to Section 2.20, to make Incremental Revolving Loans (and other revolving credit exposure available) to a Borrower.

“Incremental Revolving Facility” has the meaning set forth in Section 2.20(a)

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loans” means the Revolving Loans made by one or more Lenders to a Borrower pursuant to Section 2.20.

“Incremental Term Facility” has the meaning set forth in Section 2.20(a).

“Incremental Term Lender” means each Lender which holds an Incremental Term Loan.

“Incremental Term Loans” means the Term Loans made by one or more Lenders to a Borrower pursuant to Section 2.20.

“Incurrence-Based Amounts” has the meaning set forth in Section 1.10(g).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than customary reservations or retention of title under

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agreements with suppliers in the ordinary course of business); (d) all obligations of such Person in respect of the deferred purchase price of property (excluding (i) accrued expenses, trade payables or similar obligations, (ii) earn-out or similar obligations until such obligation becomes a liability on the balance sheet (other than footnotes thereto) in accordance with GAAP and is not paid within thirty (30) days of the date when due and (iii) in connection with purchase price hold-backs in the ordinary course of business) which purchase price is due more than six months after the date of placing such property in service or taking delivery of title thereto; (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset as determined by such Person in good faith on the date of determination and (ii) the amount of such Indebtedness of other Persons; (f) all Capital Lease Obligations of such Person; (g) all obligations, contingent or otherwise, of such Person as an account party relative to the face amount in respect of letters of credit, bankers’ acceptances or other similar instruments; (h) all obligations of such Person in respect of mandatory redemption or cash mandatory dividend rights on Disqualified Equity Interests; (i) all obligations of such Person under any Swap Agreement; and (j) all Guarantees by such Person in respect of the foregoing clauses (a) through (i). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of the obligations of any Person in respect of any Swap Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that any Person would be required to pay if such Swap Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP. For purposes of clarity and avoidance of doubt, (i) any joint and several tax liabilities arising by operation of consolidated return, fiscal unity or similar provisions of applicable law shall not constitute Indebtedness for purposes hereof and (ii) obligations which would otherwise constitute Indebtedness but which have been cash collateralized or amounts for the repayment thereof placed in escrow or otherwise deposited in defeasance or discharge of such obligations shall not constitute Indebtedness to the extent of such cash collateral or amounts escrowed or otherwise deposited in defeasance or discharge thereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvent” with respect to any Multiemployer Plan, means the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Charges” means for any period, the sum of the following for the Parent Borrower and the Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP without duplication for such period: (a) the aggregate amount of interest, including payments in the nature of interest under Capital Lease Obligations, paid in cash but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Agreements or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) costs in connection with the Original Transactions and the Transactions and any annual administrative or other agency fees and (iv) any discount, yield and/or interest component in respect of (A) any Receivables Facility (or portion thereof) representing ~~an aggregate principal amount of obligations of $75,000,000~~Indebtedness of $150,000,000 or less and/or (B) any incentive, supplier finance or similar program entered into in the ordinary course of business; plus (b) on a pro forma basis calculated in the manner described in Section 1.10, the Interest Charges pursuant to clause (a) above of

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each Prior Target (or, as applicable, the Interest Charges pursuant to clause (a) above of a Prior Target specifically attributable to the assets acquired from such Prior Target and continuing after such acquisition), with pro forma adjustment thereto to reflect the incurrence of any additional or replacement Indebtedness in connection with the acquisition of such Prior Target or assets (determined at the prevailing interest rate on such Indebtedness on the date incurred) and the payment of any Indebtedness of such Prior Target in connection with such acquisition, for any portion of such period occurring prior to the date of the acquisition of such Prior Target (or the related assets, as the case may be); minus (c) the Interest Charges of each Prior Company pursuant to clause (a) above and, as applicable but without duplication, the Interest Charges pursuant to clause (a) above of the Parent Borrower and each Restricted Subsidiary specifically attributable to all Prior Assets, with pro forma adjustment thereto to reflect the assumption, repayment or retirement of Indebtedness of the Parent Borrower or its Restricted Subsidiaries in connection with the disposal of such Prior Company or Prior Assets, in each case for any portion of such period occurring prior to the date of the disposal of such Prior Companies or Prior Assets and calculated in the manner described in Section 1.10.

“Interest Coverage Ratio” means, as of the end of any fiscal quarter, the ratio of:

(a) Adjusted EBITDA for Parent Borrower and the Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP for the period of four (4) consecutive fiscal quarters then ended, to

(b) Interest Charges for the period of four (4) consecutive fiscal quarters then ended.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or CDOR Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing or CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect or twelve months if requested by the applicable Borrower and available to from all applicable Lenders, provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” has the meaning set forth in the definition of “LIBO Rate”.

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“Investment” has the meaning set forth in Section 6.04.

“Issuing Bank” means JPMorgan Chase Bank, N.A., and, with respect to any Letters of Credit described on Schedule 1.01 and outstanding on the Effective Date, PNC Bank, N.A., Comerica Bank, TD Bank, N.A., each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank and the Borrowers may, in their discretion, arrange for one or more Letters of Credit to be issued by one or more of the other Revolving Lenders. In the event an Affiliate or other Revolving Lender issues a Letter of Credit hereunder under the terms of the foregoing sentence, the term “Issuing Bank” shall include any such Affiliate or Revolving Lender with respect to Letters of Credit issued by such Affiliate or Revolving Lender, as applicable.

“Judgment Currency” has the meaning set forth in Section 1.06(h).

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any then existing Term Loan, Incremental Term Loan, Revolving Commitment, Incremental Revolving Commitment, Refinancing Note or Refinancing Junior Loan.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage (or in the case of Letters of Credit denominated in an Alternative Currency, USD/Multicurrency Applicable Percentage) of the total LC Exposure at such time.

“LC Reserve Account” has the meaning set forth in Section 11.02(a).

“LCA Election” has the meaning set forth in Section 1.10(c).

“LCA Test Time” has the meaning set forth in Section 1.10(c).

“Lenders” means (a) for all purposes, the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Incremental Assumption Agreement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and (b) for purposes of the definitions of “Swap Obligations”, “Deposit Obligations” and “Secured Parties” only, shall include any Person who was a Lender or an Affiliate of a Lender at the time a Swap Agreement or Deposit Obligation was entered into by one or more of the Covered Parties, even though, at a later time of determination, such Person no longer holds any Commitments or Loans hereunder. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. As a result of clause (b) of this definition, the Swap Obligations and Deposit Obligations owed to a Lender or its Affiliates shall continue to be “Swap Obligations” and “Deposit Obligations”, respectively, entitled to share in the benefits of the Collateral as herein provided, even though such Lender ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any letter of credit described on Schedule 1.01 and outstanding on the Effective Date.

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“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, (i) to the extent denominated in dollars, the London interbank offered rate as administered by the ~~British Bankers Association~~ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen, (ii) to the extent denominated in Euro, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen and (iii) to the extent denominated in any Alternative Currency (other than Canadian Dollars), the London interbank offered rate as administered by ~~the British Bankers Association~~ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such currency for a period equal in length to such Interest Period as displayed on the applicable Reuters Screen; (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Interest Period (or, with respect to Borrowings in Sterling, on the first Business Day of such Interest Period); provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in the applicable currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if the LIBO Rate (or any Interpolated Rate) is less than zero, such rate shall be deemed zero for purposes of this Agreement~~; provided further that solely with respect to Term B Loans the LIBO Rate shall not be less than 0.75%~~.

“Lien” means any mortgage, pledge, security interest, encumbrance, hypothecation, lien or charge of any kind in the nature of security (including any conditional sale agreement, title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition or similar Investment permitted pursuant to this Agreement the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, other than any acquisition of, or similar Investment in, any Unrestricted Subsidiary.

“Loan Documents” means this Agreement, the Guaranty Agreement, the U.S. Security Agreement, the Canadian Security Agreement, any promissory note delivered pursuant to Section 2.09(e) and any other document or instrument designated by the Parent Borrower and the Administrative Agent as a “Loan Document”.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Loan Parties, or any one of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents or under any Ancillary Facility Document, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Loan Parties to repay the Loans, the LC Disbursements and loans and other disbursements under any Ancillary Facility Document, interest on the Loans, LC Disbursements and loans and other disbursements under any Ancillary Facility Document, and all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the Loan Documents or under any Ancillary Facility Document.

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“Loan Parties” means, collectively, the Borrowers and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means, with respect to any extensions of credit hereunder denominated in dollars, Chicago time, with respect to any extensions of credit hereunder denominated in Canadian Dollars, Toronto time, with respect to any extensions of credit hereunder denominated in Euro, London time and with respect to any extensions of credit hereunder denominated in any other Alternative Currency, as agreed by the Administrative Agent and the Parent Borrower.

“Material Adverse Effect” means a material and adverse effect on (a) the business, assets, property, financial condition or results of operations of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or (c) the rights of or remedies available to the Administrative Agent or any of the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit but including, without limitation, obligations in respect of one or more Swap Agreements) of any one or more of the Parent Borrower and the Restricted Subsidiaries with an aggregate outstanding principal amount (or termination value payable by the Parent Borrower or any Restricted Subsidiary) exceeding $75,000,000.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit denominated in Alternative Currencies at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements in respect of such Letters of Credit denominated in Alternative Currencies that have not yet been reimbursed by or on behalf of any of the Borrowers at such time. The Multicurrency LC Exposure of any Revolving Lender at any time shall be its USD/Multicurrency Applicable Percentage of the total Multicurrency LC Exposure at such time.

~~“Multicurrency Revolving Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the principal amount of the Multicurrency Revolving Loans outstanding at such time, (b) the Multicurrency LC Exposure outstanding at such time and (c) the Dollar Equivalent of the principal amount of the Swingline Loans denominated in Canadian Dollars and/or Euro outstanding at such time.~~

“Multicurrency Revolving Loans” means the revolving loans denominated in Alternative Currencies made by Lenders holding USD/Multicurrency Revolving Commitments under Section 2.01.

~~“Multicurrency Revolving Sublimit” means $500,000,000.~~

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any Prepayment Event (or, for purposes of the Available Amount, the issuance of Equity Interests) (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in

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the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses (including underwriting discounts, investment banking fees, commissions, collection expenses and other customary transaction costs) paid or reasonably estimated to be payable by the Parent Borrower and the Restricted Subsidiaries in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments made by the Parent Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Parent Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Parent Borrower).

~~“New Senior Unsecured Notes” means the 5.375% senior unsecured notes due 2022 in an aggregate principal amount of $500,000,000 (as of the Fourth Amendment Date) issued on January 2, 2014 by the Parent Borrower, as amended, restated, refinanced, replaced or otherwise modified from time to time so long as the principal amount (or accreted value, if applicable) of such amended, restated, refinanced, replaced or modified Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so amended, restated, refinanced, replaced or modified plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such amended, restated, refinanced, replaced or modified Indebtedness), except as otherwise permitted under Section 6.01, (including any Permitted Refinancing Indebtedness in respect thereof).~~

~~“New Senior Unsecured Notes Documents” means the indenture or similar agreement governing the New Senior Unsecured Notes or any similar agreement relating to any Permitted Refinancing Indebtedness specifically designated as such by the Parent Borrower in respect of the New Senior Unsecured Notes.~~

“Non-consenting Lender” has the meaning set forth in Section 2.19(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all Loan Obligations, the Swap Obligations and all Deposit Obligations.

“OFAC” has the meaning set forth in Section 3.18(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

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“Original Transaction” means the “Transactions” as defined in this Agreement immediately prior to giving effect to the ~~Fourth~~Fifth Amendment.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document including any interest, additions to tax or penalties applicable thereto.

“Parent Borrower” means Darling Ingredients Inc., a Delaware corporation.

“Parallel Debt” has the meaning set forth in Section 10.19(a).

“Parallel Debt Loan Party” means any Loan Party that is party to a Loan Document providing for the granting of a Lien and governed by the laws of Germany, The Netherlands or Belgium.

“Pari Passu Liens” means any Lien on the Collateral granted to the Administrative Agent for the benefit of the Pari Passu Noteholders pursuant to the U.S. Security Agreement, the Canadian Security Agreement and/or any of the other Security Documents securing the Pari Passu Notes Obligations.

“Pari Passu Notes” means the Senior Unsecured Notes due December 17, 2018 issued by the Parent Borrower in the aggregate principal amount of $250,000,000, as amended, restated, refinanced, replaced or otherwise modified from time to time (including any Permitted Refinancing Indebtedness specifically designated as such by the Parent Borrower in respect thereof).

“Pari Passu Notes Documents” means the Indenture dated December 17, 2010, among the Parent Borrower, U.S. Bank National Association, as trustee and the other parties thereto or any similar agreement relating to any Permitted Refinancing Indebtedness specifically designated as such by the Parent Borrower in respect of the Pari Passu Notes.

“Pari Passu Noteholders” means the holders of the Pari Passu Notes Obligations and any agent or trustee therefor.

“Pari Passu Notes Obligations” means the “Obligations” (as such term is defined in the Pari Passu Notes Documents as of the date of the Effective Date) of the Parent Borrower and its Subsidiaries arising under and in respect of the Pari Passu Notes and the other Pari Passu Notes Documents (including any “Obligations” arising under any Permitted Refinancing Indebtedness specifically designated as such by the Parent Borrower in respect thereof).

“Pari Passu Notes Repayment Date” means the date on which the Pari Passu Notes are repaid or otherwise redeemed in full (or irrevocable notice for the repayment or redemption thereof will be given to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full the Pari Passu Notes).

“Participant” has the meaning set forth in Section 10.04(c)(i).

“Participant Register” has the meaning set forth in Section 10.04(c)(ii).

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“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning set forth in Section 10.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Plan” means any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition” has the meaning set forth in Section 6.04(1).

“Permitted Investments” means:

(a) dollars, Euros, Canadian Dollars or the currency of any country having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s;

(b) securities issued or directly and fully guaranteed or insured by the United States of America or the Government of Canada or any agency or instrumentality of the United States America or the Government of Canada (provided that the full faith and credit of the United States America or the Government of Canada, as applicable, is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(c) marketable general obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state or province, as applicable, is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from any of S&P or Moody’s;

(d) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” (or the equivalent thereof) by S&P or Moody’s, and having combined capital and surplus in excess of $500 million;

(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b), (c) and (d) entered into with any bank meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

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(g) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

In the case of Investments by (x) any Restricted Subsidiary of the Parent Borrower that is not organized under the laws of the United States of America or any State thereof or the District of Columbia (but which may include Investments made indirectly by the Parent Borrower or any Domestic Subsidiary), Permitted Investments shall also include investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) the Parent Borrower or any other Restricted Subsidiary, other currencies, to the extent obtained by the Parent Borrower or applicable Restricted Subsidiary in the ordinary course of operations or for the purpose of consummating transactions otherwise permitted hereunder, and other short-term investments utilized by the Parent Borrower or such Restricted Subsidiary in the ordinary course of business and in accordance with normal investment practices for cash management in investments substantially similar to the foregoing investments in clauses (a) through (g) above.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted under Section 6.01, (b) subject to exceptions customary for bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (b)), the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the final maturity date of the Indebtedness being refinanced, (c) if the original Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced except to the extent permitted under Section 6.04 and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured by any collateral of a Loan Party (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party or, with respect to Title IV of ERISA only, any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Platform” means IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time, together with all regulations made thereunder; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by (i) a Personal Property Security Act as in effect in a Canadian jurisdiction other than Ontario, or (ii) the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Québec, as applicable.

“Prepayment Event” means:

(a) any Disposition (including pursuant to a sale and leaseback transaction) of any asset of the Parent Borrower or any Restricted Subsidiary under Section 6.05(o) or (u); or

(b) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Parent Borrower or any Restricted Subsidiary; or

(c) the incurrence by the Parent Borrower or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 6.01 and Indebtedness incurred with the consent of the Required Lenders.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Assets” means assets comprising a division or branch of Parent Borrower or a Restricted Subsidiary disposed of in a transaction in accordance with this Agreement which would not make the seller a “Prior Company”.

“Prior Company” means any Restricted Subsidiary whose Equity Interests, or all or substantially all of whose assets have been disposed of, in a transaction in accordance with this Agreement.

“Prior Target” means all Targets acquired or whose assets have been acquired in a transaction permitted by Section 6.04.

“Pro Forma Basis” means, with respect to any proposed incurrence, assumption or repayment of Indebtedness, acquisition or similar Investment, Disposition of all or substantially all of the assets or Equity Interests of any Subsidiary (or any business unit, line of business or division of the Parent Borrower or any Restricted Subsidiary) not prohibited by this Agreement, Restricted Payment or payment made pursuant to Section 6.08(b), designation of any Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary, as applicable, or other transaction or event requiring the calculation of a financial metric on a Pro Forma Basis, such financial metric calculated: (a) for the most recent four (4) fiscal quarter period then ended for which internal financial statements have been prepared on a pro forma basis as if such incurrence, assumption or repayment of Indebtedness, acquisition or similar Investment, Disposition, Restricted Payment, payment made pursuant to Section 6.08(b), Subsidiary designation or other transaction or event as applicable, had occurred as of the first day of such period, (b) to include any Indebtedness incurred, assumed or repaid in connection therewith (assuming, to the extent such

CREDIT AGREEMENT, Page 37

Indebtedness bears interest at a floating rate, the rate in effect at the time of calculation for the entire period of calculation, taking into account any hedging arrangements), (c) based on the assumption that any such Disposition which occurred during such period occurred on the first day of such period, (d) with respect to an acquisition or similar Investment, as if the Target were a “Prior Target” for purposes of calculating Adjusted EBITDA and (e) for purposes of determining Consolidated Total Assets, the acquisition of any asset or the Disposition of any asset described herein (including, in each case, cash and Permitted Investments), shall be deemed to have occurred as of the last day of the applicable fiscal period with respect to any test or covenant for which such calculation is being made.

“Pro Forma Transaction” has the meaning set forth in Section 1.10(b).

“Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PWC Steps Memo” means the memorandum entitled “Darling International Inc.: Project Seabiscuit – Acquisition Structuring” prepared by PriceWaterhouse Coopers LLP provided to the Administrative Agent in connection with the Original Transactions.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Receivables Assets” means any accounts receivable owed to the Parent Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services or pursuant to any other contractual right, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract right~~s~~, deposit accounts and securities accounts) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with ~~securitizations of accounts r~~Receivables Facilities and which, in each case, are sold, conveyed, assigned or otherwise transferred or in which a security interest is granted by the Parent Borrower or a Restricted Subsidiary to either (a) a Person that is not a Subsidiary of the Parent Borrower or (b) a Receivables Subsidiary that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets to a Person that is not a Subsidiary of the Parent Borrower.

“Receivables Facility” means any of one or more receivables financing or sale facilities (including, without limitation, a receivables financing facility structured as a securitization) as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, all obligations in respect of which are either (a) non-recourse (except for customary credit enhancement or risk retention arrangements, representations, warranties, guarantees, covenants and indemnities made in connection with such facilities) to the Parent Borrower and all Restricted Subsidiaries (other than a Receivables Subsidiary) or (b) with recourse limited to the relevant Receivables Assets, in each case pursuant to which the Parent Borrower or any Restricted Subsidiary sells, conveys, assigns, grants an interest in or otherwise transfers Receivables Assets to either (a) a Person that is not a Subsidiary of the Parent Borrower or (b) a Receivables Subsidiary that in turn sells, conveys, assigns, grants a security interest in or otherwise transfers such Receivables Assets to a Person that is not a Subsidiary of the Parent Borrower; provided, that the aggregate principal amount of obligations outstanding under all Receivables Facilities shall not exceed $~~150,000,000~~300,000,000 at any one time outstanding.

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“Receivables Subsidiary” means a special–purpose wholly owned Subsidiary of the Parent Borrower whose sole purpose is to purchase or otherwise receive interests in Receivables Assets from the Parent Borrower or any Restricted Subsidiaries ~~(other than a Receivables Subsidiary)~~ and to resell, convey, assign, grant a security interest in or otherwise transfer such Receivables Assets to a Person that is not a Subsidiary (other than another Receivables Subsidiary) of the Parent Borrower pursuant to a Receivables Facility and which engages in no other activities other than the foregoing and other activities reasonably related thereto.

“Recipient” has the meaning set forth in Section 2.17(h)(ii).

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.22.

“Refinancing Junior Loans” means loans under credit or loan agreements that are unsecured or secured by the Collateral of the relevant Loan Parties (or Collateral of a subset of the relevant Loan Parties) on a junior basis to the Credit Facilities, incurred in respect of a refinancing of outstanding Indebtedness of the Borrowers under the Credit Facilities; provided that, (a) if such Refinancing Junior Loans shall be secured by a security interest in the Collateral, then such Refinancing Junior Loans shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent; (b) subject to exceptions customary for bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (b)), no Refinancing Junior Loans shall mature prior to the final maturity date of the Indebtedness being refinanced, or have a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced thereby (it being agreed, for the avoidance of doubt, that when calculating the weighted average life to maturity of such Indebtedness being refinanced, the effects of any amortization or prepayments made on such Indebtedness vis-ά-vis the amortization schedule prior to the date of the applicable refinancing shall be disregarded), (c) the borrower of the Refinancing Junior Loans shall be the Borrower with respect to the Indebtedness being refinanced or the Parent Borrower; (d) such Refinancing Junior Loans shall have pricing (including interest, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Parent Borrower and the lenders party thereto; (e) the other terms (excluding those referenced in clauses (b) and (d) above) of such Refinancing Junior Loans shall not be materially more restrictive (taken as a whole) than those with respect to the relevant Loans and Commitments being refinanced or replaced (as reasonably determined by the Parent Borrower in good faith, which determination shall be conclusive), except terms (i) applicable only after the maturity date of the then outstanding Loans and Commitments or (ii) consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Parent Borrower in good faith, which determination shall be conclusive), provided that no financial maintenance covenant applicable to the Parent Borrower may be added to the Refinancing Junior Loans pursuant to this clause (e)(ii) without also being included in this Agreement (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)), and, for the avoidance of doubt, it being understood that if such financial covenant is a “springing” financial maintenance covenant applicable only to revolving Indebtedness, such financial covenant shall be automatically included in this Agreement only for the benefit of each Revolving Facility and not for the benefit of any Credit Facility in respect of Term Loans hereunder; provided further, that documentation governing any Refinancing Junior Loans may include such materially more restrictive terms so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such terms for the benefit

CREDIT AGREEMENT, Page 39

of the relevant Commitments and Loans (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)); (f) the Refinancing Junior Loans may not have guarantors, obligors or security in any case more extensive than that which applied to the applicable Loans being so refinanced; and (g) the Net Cash Proceeds of such Refinancing Junior Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans under the applicable Class of Loans being so refinanced in accordance with Section 2.11.

“Refinancing Junior Loans Agreements” means, collectively, the loan agreements, credit agreements or other similar agreements pursuant to which any Refinancing Junior Loans are incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Refinancing Notes” means one or more series of (i) senior unsecured notes or (ii) senior secured notes secured by the Collateral of the relevant Loan Parties (or Collateral of a subset of the relevant Loan Parties) (x) on an equal and ratable basis with the Credit Facilities or (y) on a junior basis to the Credit Facilities (to the extent then secured by such Collateral) in each case issued in respect of a refinancing of outstanding Indebtedness of a Borrower under any one or more Classes of Term Loans; provided that, (a) if such Refinancing Notes shall be secured by a security interest in the Collateral, then such Refinancing Notes shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent; (b) subject to exceptions for bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (b)), no Refinancing Notes shall mature prior to the date that is after the final maturity date of, or have a weighted average life to maturity that is less than the weighted average life to maturity of, in each case, the Class of Term Loans being refinanced (it being agreed, for the avoidance of doubt, that when calculating the weighted average life to maturity of such Indebtedness being refinanced, the effects of any amortization or prepayments made on such Indebtedness vis-ά-vis the amortization schedule prior to the date of the applicable refinancing shall be disregarded); (c) no Refinancing Notes shall be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary assets sale or change of control provisions); (d) such Refinancing Notes shall have pricing (including interest, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Parent Borrower and the lenders party thereto; (e) the other terms (excluding those referenced in clauses (b) and (d) above) of such Refinancing Notes shall not be materially more restrictive (taken as a whole) than those with respect to the relevant Loans and Commitments being refinanced or replaced (as reasonably determined by the Parent Borrower in good faith, which determination shall be conclusive), except terms (i) applicable only after the maturity date of the then outstanding Loans and Commitments, or (ii) consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Parent Borrower in good faith, which determination shall be conclusive), provided that no financial maintenance covenant applicable to the Parent Borrower may be added to the Refinancing Notes pursuant to this clause (e)(ii) without also being included in this Agreement (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)), and, for the avoidance of doubt, it being understood that if such financial covenant is a “springing” financial covenant applicable only to revolving Indebtedness, such financial covenant shall be automatically included in this Agreement only for the benefit of each Revolving Facility and not for the benefit of any Credit Facility in respect of Term Loans hereunder; provided further, that documentation governing any Refinancing Notes may include such materially more restrictive terms so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended

CREDIT AGREEMENT, Page 40

to include such terms for the benefit of the relevant Commitments and Loans (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)); (f) the Refinancing Notes may not have guarantors, obligors or security in any case more extensive than that which applied to the applicable Term Loans being so refinanced and the borrower of the Refinancing Notes shall be the Borrower with respect to the Indebtedness being refinanced; and (g) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Class of Term Loans being so refinanced in accordance with Section 2.11.

“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Register” has the meaning set forth in Section 10.04.

“Related Business” means any business which is the same as or related, ancillary or complementary to, or a reasonable extension or expansion of, any of the businesses of the Parent Borrower and its Restricted Subsidiaries on the ~~Fourth~~Fifth Amendment Date, including, for the avoidance of doubt, the Renewable Diesel Joint Venture.

“Related Business Assets” means any property, plant, equipment or other assets (excluding assets that are qualified as current assets under GAAP) to be used or useful by the Parent Borrower or a Restricted Subsidiary in a Related Business or capital expenditures relating thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers and employees of such Person and such Person’s Affiliates.

“Relevant Party” has the meaning set forth in Section 2.17(h)(ii).

“Remaining Revolving Exposure” has the meaning set forth in Section 2.23(a).

“Renewable Diesel Joint Venture” means one or more joint ventures formed ~~with an Affiliate of Valero Energy Corporation~~ in connection with the building and/or operation of one or more renewable diesel facilities at various sites in the United States, including (x) any Subsidiary thereof and (y) any Subsidiary that is a holding company through which the Parent Borrower or its Subsidiary holds its interests in such joint ventures and, in the case of an Unrestricted Subsidiary, has no material assets or operations unrelated to such joint ventures.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.

CREDIT AGREEMENT, Page 41

“Repricing Transaction” means the voluntary prepayment, refinancing, substitution or replacement (pursuant to Section 2.11(a) or, solely in the case of a Prepayment Event arising from the incurrence of Indebtedness refinancing the Term B Loans, Section 2.11(c)) of all or a portion of the Term B Loans with the incurrence by the Parent Borrower or any of its Subsidiaries of any secured term loans with the primary purpose of having an effective interest cost or weighted average yield (with the comparative determinations to be made consistent with generally accepted financial practices, after giving effect to margin, interest rate floors, upfront fees or original issue discount paid or payable (based on a four (4)-year average life to maturity or, if less, the remaining life to maturity) to all providers of such financing, but excluding the effect of any arrangement, commitment, structuring, syndication or underwriting and any amendment fees payable in connection therewith that are not required to be shared with all providers of such financing, and without taking into account any fluctuations in the Eurodollar Rate) that is less than the effective interest cost or weighted average yield (as determined on the same basis) of such Term B Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term B Loans (in any case, other than in connection with a Change ~~of~~in Control).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

“Required TLA/RC Lenders” means, at any time, Lenders having Revolving Exposures, Term A Loans and unused Commitments in respect thereof representing more than 50% of the sum of the total Revolving Exposures, outstanding Term A Loans and unused Commitments in respect thereof at such time.

“Required TLB Lenders” means, at any time, Lenders having Term B Loans and unused Commitments in respect thereof representing more than 50% of the sum of the total outstanding Term B Loans and unused Commitments in respect thereof at such time.

“Responsible Officer” means the chief executive officer, president, any vice president, any Financial Officer or Secretary of the Parent Borrower (or such other entity to which such reference relates).

“Restricted Indebtedness” has the meaning set forth in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Parent Borrower or any Restricted Subsidiary.

“Restricted Subsidiaries” means the Subsidiary Loan Parties and each other Subsidiary of any Borrower that is not an Unrestricted Subsidiary. The Parent Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary at any time by written notice to the Administrative Agent if after giving effect to such designation, the Parent Borrower is in compliance with the Financial Covenants herein on a Pro Forma Basis, no Default exists or would otherwise result therefrom and the Parent Borrower complies with the obligations under clause (b) of Section 5.10.

“Revaluation Date” has the meaning set forth in Section 1.06(e)

CREDIT AGREEMENT, Page 42

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means the USD/Multicurrency Revolving Commitment and USD Only Revolving Commitment. The aggregate amount of the Lenders’ Revolving Commitments as of the Fourth Amendment Date is $1,000,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender” means, as of any date of determination, each Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a USD/Multicurrency Revolving Loan and/or a USD Only Revolving Loan, as the context may require.

“Revolving Maturity Date” means the earlier of (a) December 16, 2021 and (b) if any Term B Loans (or refinancing, extension or replacement of the Term B Loans) are outstanding on the date that is 91 days prior to the Term B Loan Maturity Date (as such date may be extended pursuant to the terms hereof, and including any similar term with respect to any refinancing, extension or replacement of the Term B Loans), the date that is 91 days prior to such Term B Loan Maturity Date.

“Revolving Outstandings” shall mean, with respect to any Lender at any time, the Revolving Exposure and if the Lender is also an Ancillary Lender, the Ancillary Facility Exposure in respect of Ancillary Facilities provided by such Ancillary Lender.

“Rothsay” means the assets and property acquired by the Parent Borrower and/or one of its Affiliates pursuant to the Rothsay Acquisition Agreement.

“Rothsay Acquisition” means the acquisition by the Parent Borrower and/or its Affiliates of Rothsay pursuant to the Rothsay Acquisition Agreement.

“Rothsay Acquisition Agreement” means that certain Acquisition Agreement (together with all exhibits, schedules and disclosure letters thereto), dated as of August 23, 2013 between Maple Leaf Foods Inc. (the “Rothsay Seller”) and the Parent Borrower.

“Rothsay Acquisition Closing Date” means October 24, 2013.

“Rothsay Seller” has the meaning set forth in the definition of “Rothsay Acquisition Agreement”.

“S&P” means Standard & Poor’s Financial Services~~,~~ LLC~~.,~~ or any successor to the ratings agency business thereof.

CREDIT AGREEMENT, Page 43

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada), R.S.C., 1985, c. B-2, as amended.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness secured by a Lien minus (i) all obligations, contingent or otherwise, of such Person as an account party in respect of the undrawn face amount of letters of credit, bankers acceptances or similar instruments (including the Letters of Credit) outstanding as of such date and (ii) any such obligations described in clause (a)(i) which have been drawn and reimbursed within three (3) Business Days to (b) Adjusted EBITDA for the four fiscal quarter period most recently ended.

“Secured Parties” means (a) the Administrative Agent, the Lenders and each Affiliate of a Lender who is owed any portion of the Obligations, (b) the Pari Passu Noteholders and (c) each Ancillary Lender.

“Security Documents” means the U.S. Security Agreement, the Canadian Security Agreement, each Foreign Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 to secure any of the Obligations or Foreign Obligations, as applicable.

“Specified Foreign Subsidiaries” has the meaning set forth in the definition of “Excluded Subsidiaries.”

“Specified Obligations” means Obligations consisting of the principal and interest on Loans, reimbursement obligations in respect of LC Disbursements and fees.

“Specified Refinancing Debt” has the meaning set forth in Section 2.22(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Spot Rate” means, on any day, with respect to any currency in relation to dollars, the rate at which such currency may be exchanged into dollars, as set forth at approximately 12:00 noon, London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Spot Rate shall be calculated by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Parent Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

CREDIT AGREEMENT, Page 44

“Sterling” and “£” shall mean the lawful currency of the United Kingdom.

“Subject Person” has the meaning set forth in the definition of “Consolidated Net Income”.

“Subordinated Indebtedness” means any Indebtedness of the Parent Borrower or any Restricted Subsidiary that is by its terms contractually subordinated in right of payment to any of the Obligations; provided that, Refinancing Junior Loans shall not be Subordinated Indebtedness.

“Subordinated Indebtedness Documents” means the documentation governing any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which stock or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests (in each case other than stock or other ownership interests having such power only by the happening of a contingency) to elect the board of directors, managers or similar Persons performing such functions are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless otherwise specified, any subsidiary of the Parent Borrower.

“Subsidiary Borrowers” means the Canadian Borrower, the Dutch Parent Borrower, the Dutch Subsidiary Borrower~~s~~, the German Subsidiary Borrower and any Additional Borrowers.

“Subsidiary Loan Party” means each Restricted Subsidiary that has become a party to the Guaranty Agreement.

“Supplier” has the meaning set forth in Section 2.17(h)(ii).

“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current, former or future directors, officers, members of management, employees or consultants of the Parent Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means all obligations, indebtedness, and liabilities of the Covered Parties, or any one of them, to any Lender or any Affiliate of any Lender which have been designated by the Parent Borrower by written notice to the Administrative Agent as entitled to the security of the Collateral and which arise pursuant to any Swap Agreements with the Covered Parties, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in such Swap Agreements.

CREDIT AGREEMENT, Page 45

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage (or in the case of Swingline Loans denominated in Canadian Dollars or Euro), its USD/Multicurrency Applicable Percentage) of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agents” has the meaning set forth in the preamble hereto, and also includes the financial institutions identified as “Syndication Agents” in the ~~Fourth~~Fifth Amendment.

“Target” means the Person who is to be acquired, in whose Equity Interests an Investment is to be made or whose assets are to be acquired in a Permitted Acquisition or similar Investment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Term A Commitment” means the USD Term A Commitment and the CAD Term A Commitment.

“Term A Facility” means the USD Term A Commitments and the CAD Term A Commitments and the extensions of credit made thereunder.

“Term A Lender” means, as of any date of determination, each Lender with a Term A Commitment or an outstanding Term Loan.

“Term A Loan Maturity Date” means the earlier of (a) December 16, 2021 and (b) if any Term B Loans (or refinancing, extension or replacement of the Term B Loans) are outstanding on the date that is 91 days prior to the Term B Loan Maturity Date (as such date may be extended pursuant to the terms hereof, and including any similar term with respect to any refinancing, extension or replacement of the Term B Loans) the date that is 91 days prior to such Term B Loan Maturity Date.

“Term A Loans” means a Loan made pursuant to clause (a), or clause (b) of Section 2.01 or an Incremental Term Loan designated as such.

~~“Term B Commitment” means the Term B USD Commitment and the Term B EUR Commitment.~~

“Term B ~~EUR~~ Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term B ~~EUR~~ Loans hereunder, expressed as an amount representing the maximum principal amount of the Term B ~~EUR~~ Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) established or increased from time to time pursuant to an Incremental Assumption Agreement. The ~~initial~~ amount of each Lender’s Term B ~~EUR~~ Commitment as of the Fifth Amendment Date is set forth on Schedule 2.01 as modified by Annex II to the Fifth Amendment, or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Term B ~~EUR~~ Commitment, as applicable. The ~~initial~~ aggregate amount of the Lenders’ Term B ~~EUR~~ Commitments ~~is €510,000,000~~as of the Fifth Amendment Date is $525,000,000.

CREDIT AGREEMENT, Page 46

“Term B ~~EUR~~ Facility” means the Term B ~~EUR~~ Commitments and the extensions of credit made thereunder.

“Term B ~~EUR~~ Lender” means a Lender with a Term B ~~EUR~~ Commitment or an outstanding Term B ~~EUR~~ Loan.

~~“Term B EUR Loans” means a Loan made pursuant to clause (d) of Section 2.01 or an Incremental Term Loan designated as a Term B EUR Loan and denominated in Euro.~~

~~“Term B Facility” means the Term B Commitments and the extensions of credit made thereunder.~~

~~“Term B Lender” means a Lender with a Term B Commitment or an outstanding Term B Loan.~~

“Term B Loan Maturity Date” means ~~January 6~~December 18, ~~2021~~2024.

~~“Term B Loans” means a Loan made pursuant to clauses (c) and/or (d) of Section 2.01 or an Incremental Term Loan designated as a Term B Loan and denominated in dollars or Euro, as applicable.~~

~~“Term B USD Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term B USD Loans hereunder, expressed as an amount representing the maximum principal amount of the Term B Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) established or increased from time to time pursuant to an Incremental Assumption Agreement. The initial amount of each Lender’s Term B USD Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Term B USD Commitment, as applicable. The initial aggregate amount of the Lenders’ Term B USD Commitments is $600,000,000.~~

~~“Term B USD Facility” means the Term B USD Commitments and the extensions of credit made thereunder.~~

~~“Term B USD Lender” means a Lender with a Term B USD Commitment or an outstanding Term B USD Loan.~~

“Term B ~~USD~~ Loans” means a Loan made pursuant to clause (c) of Section 2.01 or an Incremental Term Loan designated as a Term B ~~USD~~ Loan ~~and denominated in dollars~~.

“Term Commitment” means the Term B Commitment and the Term A Commitment.

“Term Facility” means the Term B Commitments, the USD Term A Commitments and the CAD Term A Commitments and the extensions of credit made thereunder.

“Term Lender” means, as of any date of determination, each Lender with a Term Commitment or an outstanding Term Loan.

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“Term Loans” means a Loan made pursuant to clause (a), clause (b), clause (c) and/or clause (d) of Section 2.01 or an Incremental Term Loan.

“Threshold Amount” means $75,000,000.

“Total Indebtedness” means, at the time of determination, the sum of the following determined for Parent Borrower and the Restricted Subsidiaries on a consolidated basis (without duplication) in accordance with GAAP: (a) all obligations for borrowed money; plus (b) all Guarantees of obligations for borrowed money; plus (c) all Capital Lease Obligations and purchase money indebtedness; plus (d) all obligations, contingent or otherwise, of such Person as an account party in respect of the undrawn face amount of letters of credit, bankers acceptances or similar instruments. The parties acknowledge that any ~~obligations~~such Indebtedness under any Receivables Facilities (or a portion thereof) representing an aggregate principal amount of ~~obligations of $75,000,000~~such Indebtedness of $150,000,000 or less will not be included in the calculation of Total Indebtedness.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness minus (i) all obligations, contingent or otherwise, of such Person as an account party in respect of the undrawn face amount of letters of credit, bankers acceptances or similar instruments (including the Letters of Credit) outstanding as of such date and (ii) any such obligations described in clause (a)(i) which have been drawn and reimbursed within three (3) Business Days to (b) Adjusted EBITDA for the four fiscal quarter period most recently ended.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents (as amended, restated, amended and restated, supplemented, extended, renewed, replaced, refinanced or otherwise modified by the ~~Fourth~~Fifth Amendment) to which it is to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder of the proceeds thereof and the payment of fees and expenses in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the CDOR Rate or the Canadian Prime Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Subsidiaries” means each Subsidiary of the Parent Borrower (other than a Borrower) designated by the Parent Borrower pursuant to written notice provided to the Administrative Agent as an “Unrestricted Subsidiary” and, in each case, any Subsidiary of such Unrestricted Subsidiary, it being agreed that, in each case, such Subsidiary also shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any ~~New~~Existing Senior Unsecured Notes, Incremental Equivalent Debt, Refinancing Notes or any Refinancing Junior Loans and any Permitted Refinancing of any of the foregoing (and successive Permitted Refinancing Indebtedness thereof); provided the Parent Borrower shall not be permitted to designate any Subsidiary as an Unrestricted Subsidiary if after giving effect to such designation, the Parent Borrower is not projected to be in compliance with the financial covenants herein on a Pro Forma Basis or if a Default exists or would otherwise result therefrom. As of the ~~Fourth~~Fifth Amendment Date, Insurance Company of Colorado, Inc., Darling Green Energy LLC, a Delaware limited liability company~~,~~ and ~~Rosellen Marine, Ltd., a Cyprus corporation~~Darling Insect Proteins LLC, a Delaware limited liability company, have each been designated as an Unrestricted Subsidiary.

CREDIT AGREEMENT, Page 48

“USD/Multicurrency Applicable Percentage” means, with respect to any USD/Multicurrency Revolving Lender, subject to Section 2.21, the percentage of the total USD/Multicurrency Revolving Commitments represented by such Lender’s USD/Multicurrency Revolving Commitment. If the USD/Multicurrency Revolving Commitments have terminated or expired, the USD/Multicurrency Applicable Percentages shall be determined based upon the USD/Multicurrency Revolving Commitments most recently in effect, giving effect to any assignments.

“USD/Multicurrency Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make USD/Multicurrency Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) as established or increased from time to time pursuant to an Incremental Assumption Agreement. The amount of each Lender’s USD/Multicurrency Revolving Commitment as of the Fourth Amendment Date is set forth on Schedule 2.01 as modified by Annex II to the Fourth Amendment. The aggregate amount of the Lenders’ USD/Multicurrency Revolving Commitments as of the Fourth Amendment Date is $948,315,880.60.

“USD/Multicurrency Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s USD/Multicurrency Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“USD/Multicurrency Revolving Facility” means the USD/Multicurrency Revolving Commitments and the extensions of credit made thereunder.

“USD/Multicurrency Revolving Lender” means, as of any date of determination, each Lender with a USD/Multicurrency Revolving Commitment or, if the USD/Multicurrency Revolving Commitments have terminated or expired, a Lender with USD/Multicurrency Revolving Exposure.

“USD/Multicurrency Revolving Loan” means a Loan made pursuant to clause (~~e~~d) of Section 2.01 or an Incremental Revolving Loan made under the USD/Multicurrency Revolving Facility.

“USD Only Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make USD Only Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) as established or increased from time to time pursuant to an Incremental Assumption Agreement. The amount of each Lender’s USD Only Revolving Commitment as of the Fourth Amendment Date is set forth on Schedule 2.01 as modified by Annex II to the Fourth Amendment. The aggregate amount of the Lenders’ USD Only Revolving Commitments as of the Fourth Amendment Date is $51,684,119.40.

“USD Only Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s USD Only Revolving Loans and its LC Exposure and Swingline Exposure, in each case, under the USD Only Revolving Commitment, at such time.

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“USD Only Revolving Facility” means, the USD Only Revolving Commitments and the extensions of credit made thereunder.

“USD Only Revolving Lender” means, as of any date of determination, each Lender with a USD Only Revolving Commitment or, if the USD Only Revolving Commitments have terminated or expired, a Lender with USD Only Revolving Exposure.

“USD Only Revolving Loan” means, a Loan made pursuant to clause (~~f~~e) of Section 2.01 or an Incremental Revolving Loan made under the USD Only Revolving Facility.

“USD Term A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make USD Term A Loans hereunder, expressed as an amount representing the maximum principal amount of the USD Term A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) established or increased from time to time pursuant to an Incremental Assumption Agreement. The initial amount of each Lender’s USD Term A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its USD Term A Commitment, as applicable. The initial aggregate amount of the Lenders’ USD Term A Commitments is $200,000,000.

“USD Term A Facility” means, the USD Term A Commitments and the extensions of credit made thereunder.

“USD Term A Lender” means a Lender with a USD Term A Commitment or an outstanding USD Term A Loan.

“USD Term A Loans” means a Loan made pursuant to clause (a) of Section 2.01 or an Incremental Term Loan designated as a USD Term A Loan denominated in dollars.

“U.S. Security Agreement” means an agreement, substantially in the form of Exhibit C, executed by the Loan Parties.

“VAT” means any Tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 20061112) and any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referenced above, or imposed elsewhere.

“Vion” means the entities, assets and property acquired by the Parent Borrower and/or one of its Affiliates pursuant to the Vion Acquisition Agreement.

“Vion Acquisition” means the acquisition by the Parent Borrower and/or its Affiliates of Vion pursuant to the Vion Acquisition Agreement.

“Vion Acquisition Agreement” means the Sale and Purchase Agreement (together with all exhibits, schedules and disclosure letters thereto) dated October 5, 2013 between Vion Holding N.V. (the “Vion Seller”) and Parent Borrower.

“Vion Acquisition Closing Date” means January 6, 2014.

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“Vion Seller” means Vion Holding N.V.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term B Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan” or “Eurodollar Term B Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” of “Term B Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing” or “Eurodollar Term B Loan Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” shall not be exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including any Loan Document) herein shall be construed as referring to such agreement, instrument or other document (including any Loan Document) as from time to time amended, restated, amended and restated, supplemented, extended, renewed, replaced, refinanced or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements, extensions, renewals, replacements, refinancings or modifications set forth herein), (b) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof or thereof, (d) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles and Sections, clauses and paragraphs of, and Exhibits and Schedules to, this Agreement or such Loan Document, as applicable, (e) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any law, rule or regulation in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such law and (g) the terms “license” and “lease” shall include sublicense and sublease, respectively.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating any financial ratio or test (including the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio and the amount of Adjusted EBITDA or the amount of Consolidated Total Assets (or any component definitions of any of the foregoing)) shall be construed and interpreted in accordance with GAAP, as in effect on the Effective Date unless otherwise agreed to by the Parent Borrower and the

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Required Lenders; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP (or the application thereof) as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Notwithstanding the foregoing, (a) Capital Lease Obligations shall be excluded from (i) the calculation of Interest Charges, (ii) for the purposes of calculating the Total Leverage Ratio, Secured Leverage Ratio, the First Lien Leverage Ratio and Total Indebtedness, (iii) for the purposes of Section 6.01, Indebtedness and (iv) Section 6.04(o) (to the extent recharacterized as a Capital Lease Obligation after such lease is entered into), in each case, to the extent such Capital Lease Obligations would have been characterized as operating leases based on GAAP as of the Effective Date and (b) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent Borrower and its Subsidiaries shall be determined without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

If the Parent Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance therewith to accommodate such change, “GAAP” means international financial reporting standards pursuant to IFRS (provided that after such conversion, the Parent Borrower cannot elect to report under GAAP), it being understood and agreed that all financial statements shall be prepared in accordance with IFRS.

Section 1.05 Business Days; Payments. If any payment or performance under any Loan Document shall be due on a day that is not a Business Day, the date for payment or performance shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.06 Exchange Rates; Currency Equivalents. Unless expressly provided otherwise, any amounts specified in this Agreement shall be in dollars.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Loans and Letters of Credit denominated in an Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between any Alternative Currency and dollars until the next Revaluation Date to occur.

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(b) The Administrative Agent shall determine the Dollar Equivalent of any Foreign Currency Letter of Credit or Borrowing not denominated in dollars in accordance with the terms set forth herein, and a determination thereof by the Administrative Agent shall be presumptively correct absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Borrower in any document delivered to the Administrative Agent.

(c) The Administrative Agent shall determine the Dollar Equivalent of any Foreign Currency Letter of Credit as of (i) a date on or about the date on which the applicable Issuing Bank receives a request from the applicable Borrower for the issuance of such Letter of Credit, (ii) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) March 31 and September 30 in each year and (iv) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent, in each case using the Spot Rate in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.06(c).

(d) The Administrative Agent shall determine the Dollar Equivalent of any Borrowing not denominated in dollars as of (i) a date on or about the date on which the Administrative Agent receives a Borrowing Request in respect of such Borrowing using the Spot Rate in effect on the date of determination, (ii) as of the date of the commencement of each Interest Period after the initial Interest Period therefor and (iii) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent, using the Spot Rate in effect (x) in the case of clauses (i) and (ii) above, on the date that is three (3) Business Days prior to the date on which the applicable Interest Period shall commence, and (y) in the case of clause (iii) above, on the date of determination, and each such amount shall be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.06(d).

(e) The Administrative Agent shall notify the Borrowers, the Lenders and the applicable Issuing Bank of each such determination (such date, a “Revaluation Date”) and revaluation of the Dollar Equivalent of each Letter of Credit and Borrowing.

(f) The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round off amounts pursuant to this Section 1.06 to the nearest higher or lower amount in whole dollars or cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole dollars or in whole cents, as may be necessary or appropriate.

(g) Unless otherwise provided, Dollar Equivalent amounts set forth in Articles II or VIII may be exceeded by a percentage amount equal to 5% of such amount; provided, that such excess is solely as a result of fluctuations in applicable currency exchange rates after the last time such determinations were made and, in any such cases, the applicable limits set forth in Articles II or VIII, as applicable, will not be deemed to have exceeded solely as a result of such fluctuations in currency exchange rates. For the avoidance of doubt, in no event shall a prepayment be required under Section 2.11(b) if the Dollar Equivalent of the relevant amounts set forth therein does not exceed 5% of such relevant amounts solely as a result of fluctuations in currency exchange rates.

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(h) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law)

For purposes of any determination under Article V, Article VI (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article VIII with respect to the amount of any Indebtedness, Lien, Restricted Payment, debt prepayment, Investment, Disposition, sale and lease-back transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “subject transaction”), in a currency other than dollars, (i) the Dollar Equivalent of a subject transaction in a currency other than dollars shall be calculated based on the rate of exchange quoted on the applicable Reuters World Currency Page (or any successor page thereto, or in the event such rate does not appear on any Reuters Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower) for such foreign currency, as in effect at 12:00 noon (London time) on the date of such subject transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than dollars, and the relevant refinancing or replacement would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement and (y) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any subject transaction so long as such subject transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Article VII and the

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calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than dollars shall be translated into dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b), as applicable, for the relevant four fiscal quarter period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Swap Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness.

Section 1.07 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans (including with Incremental Loans, Loans in connection with any Specified Refinancing Debt or loans incurred under a new credit facility), in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.08 Dutch Terms. In this Agreement, where it relates to a Dutch entity, a reference to:

(a) a necessary action to authorize, where applicable, includes without limitation:

(i) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii) obtaining unconditional positive advice (advies) from each competent works council;

(b) a winding-up, administration or dissolution includes a Dutch entity being:

(i) declared bankrupt (failliet verklaard);

(ii) dissolved (ontbonden);

(c) a moratorium includes surséance van betaling and granted a moratorium includes surseance verleend;

(d) any petition or proceeding taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990) of Section 60 of the Social Insurance Financing Act of The Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990);

(e) a trustee in bankruptcy or a liquidator includes a curator;

(f) an administrator includes a bewindvoerder;

(g) a receiver or an administrative receiver does not include a curator or bewindvoerder;

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(h) an attachment includes a beslag; and

(i) an authorized officer means a managing director (bestuurder) or general partner (beherend vennoot).

If any party to any Loan Document incorporated under the laws of The Netherlands is represented by an attorney in connection with the signing and/or execution of such Loan Document (including by way of accession to such Loan Document) or any other agreement, deed or document referred to in or made pursuant to such Loan Document, it is hereby expressly acknowledged and accepted by the other parties hereto that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of The Netherlands unless explicitly stated otherwise; provided that if such party is represented by an attorney/agent based on a power of attorney granted under such Loan Document, the existence and extent of the attorney/agent’s authority and the effects of the attorney/agent’s exercise or purported exercise of his or her authority shall be governed by the laws governing the applicable Loan Document.

Section 1.09 Agreed Security Principles. The provision of Collateral and Guarantees pursuant to the Guaranty Agreements and the terms of the Security Documents and each other guaranty delivered or to be delivered under this Agreement shall be subject in all respects to the Agreed Security Principles set forth in Schedule 1.09.

Section 1.10 Certain Calculations and Tests.

(a) Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

(b) Notwithstanding anything to the contrary herein, but subject to Sections 1.10(c), (d) and (f), all financial ratios and tests (including the First Lien Leverage Ratio, Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Total Assets and Adjusted EBITDA and the component definitions of any of the foregoing) contained in this Agreement that are calculated with respect to any fiscal period during which any transaction described in the definition of Pro Forma Basis (such transaction, a “Pro Forma Transaction”) occurs shall be calculated with respect to such fiscal period and such Pro Forma Transaction on a Pro Forma Basis. Further, other than with respect to determining the Applicable Rate, actual (as opposed to pro forma) compliance with the Financial Covenants and the calculation of Excess Cash Flow and asset sale/casualty prepayment percentages, if since the beginning of any such fiscal period and on or prior to the date of any required calculation of any financial ratio or test (x) any Pro Forma Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary since the beginning of such fiscal period has consummated any Pro Forma Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such fiscal period as if such Pro Forma Transaction had occurred at the beginning of the applicable fiscal period (or, in the case of Consolidated Total Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Permitted Investments), as of the last day of such fiscal period).

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(c) Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including the First Lien Leverage Ratio, Secured Leverage Ratio, Total Leverage Ratio and the amount of Adjusted EBITDA and Consolidated Total Assets and the component definitions of any of the foregoing), (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) the making of any representation or warranty, in each case as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness (including any Incremental Facility or Incremental Equivalent Debt)), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Indebtedness payment, in each case in connection with a Limited Condition Acquisition, at the election of the Parent Borrower (the “LCA Election”), the determination of whether the relevant condition is satisfied may be made at the time (the “LCA Test Time”) of (or on the basis of the financial statements for the most recently ended fiscal period at the time of) the execution of the definitive agreement with respect to such Limited Condition Acquisition. If the Parent Borrower has made an LCA Election, then, in connection with any calculation of any financial ratio or test (other than with respect to determining the Applicable Rate, actual (as opposed to pro forma) compliance with the Financial Covenants and the calculation of Excess Cash Flow asset sale/casualty prepayment percentages) following such LCA Test Time and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement with respect thereto is terminated, any such financial ratio or test shall be calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Acquisition and other subject transactions in connection therewith have been consummated.

(d) For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the amount of Adjusted EBITDA or Consolidated Total Assets and the component definition of any of the foregoing), such financial ratio or test shall be calculated at the time (subject to clause (c) above) such action is taken (which action, in the case of any borrowing or other credit extension under or pursuant to a revolving facility, shall all be deemed to have occurred on the date the documentation with respect to such revolving facility was first executed, to the extent of the maximum drawing thereunder that would be permitted under such ratio or test as of such applicable date assuming such revolving facility was so drawn), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(e) For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.08 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Indebtedness payment, contractual restriction, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.08 and 6.09, the Parent Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. Further, for the avoidance of doubt, any Indebtedness, Lien, Restricted Payment, Restricted Indebtedness payment, contractual restriction, Investment, Disposition and Affiliate transaction need not be permitted

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solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Indebtedness payment, contractual restriction, Investment, Disposition and Affiliate transaction under Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.08 and 6.09, but may instead be permitted in party under any combination of the clauses contained in any of such Sections.

(f) Notwithstanding anything to the contrary herein, unless the Parent Borrower otherwise notifies the Administrative Agent, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including the First Lien Leverage Ratio, Secured Leverage Ratio, Total Leverage Ratio, Interest Coverage Ratio and the amount of Consolidated Total Assets and Adjusted EBITDA and the component definitions of any of the foregoing) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including the First Lien Leverage Ratio, Secured Leverage Ratio, Total Leverage Ratio, Interest Coverage Ratio and the amount of Consolidated Total Assets and Adjusted EBITDA and the component definitions of any of the foregoing) then in connection with any calculation of any financial ratio or basket availability (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees (a) to make a USD Term A Loan in dollars to the Parent Borrower on the Rothsay Acquisition Closing Date in an aggregate principal amount not exceeding its USD Term A Commitment, (b) to make a CAD Term A Loan in Canadian Dollars to the Canadian Borrower on the Rothsay Acquisition Closing Date in an aggregate principal amount not exceeding its CAD Term A Commitment, (c) to make Term B ~~USD~~ Loans in dollars to the Parent Borrower on the ~~Vion Acquisition Closing~~Fifth Amendment Date in an aggregate principal amount not exceeding its Term B ~~USD~~ Commitment, (d~~) to make Term B EUR Loans in Euro to the Dutch Parent Borrower on the Vion Acquisition Closing Date in an aggregate principal amount not exceeding its Term B EUR Commitment, (e~~) to make USD/Multicurrency Revolving Loans in (x) dollars or Alternative Currencies to the Parent Borrower, (y) Canadian Dollars to the Canadian Borrower and (z) dollars or Alternative Currencies to the Dutch Parent Borrower, the Dutch Subsidiary Borrower~~s~~ and the German Subsidiary Borrower, in each case, from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) the Dollar Equivalent of such Lender’s USD/Multicurrency Revolving Exposure exceeding such Lender’s USD/Multicurrency Revolving Commitment~~,~~ or (ii) the aggregate Dollar Equivalent of the USD/Multicurrency Revolving Exposure of all Lenders exceeding the aggregate USD/Multicurrency Revolving Commitment of all Lenders ~~or (iii) the Dollar Equivalent of the aggregate Multicurrency Revolving Exposure exceeding the Multicurrency Revolving Sublimit~~ and (~~f~~e) to make USD Only Revolving Loans in dollars to the Parent Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s USD Only Revolving Exposure exceeding such Lender’s USD Only Revolving Commitment or (ii) the aggregate USD Only Revolving Exposure of all Lenders exceeding the aggregate USD Only Revolving Commitment of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the

Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

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Subject to the terms and conditions set forth herein, including Section 2.23, and in the relevant Ancillary Facility Documents, any Revolving Lender may make one or more Ancillary Facilities available to any applicable Borrower. For the avoidance of doubt, any reference to a Loan or Letter of Credit shall not include any utilization of any Ancillary Facility.

Section 2.02 Loans and Borrowings.

(a) Loans Made Ratably. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided that dollar denominated Revolving Loans shall be made ratably under the combined Revolving Facility (versus under either the USD Only Revolving Facility and the USD/Multicurrency Revolving Facility) in accordance with the Lenders’ respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Initial Type of Loans. Subject to Section 2.14, (i) each Term Borrowing by the Parent Borrower in dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Parent Borrower may request in accordance herewith and each Term Borrowing denominated in Euro shall be comprised entirely of Eurodollar Loans, (ii) each Revolving Borrowing by the Parent Borrower, the Dutch Parent Borrower, the Dutch Subsidiary Borrower~~s~~ and the German Subsidiary Borrower shall be comprised entirely of ABR Loans, Eurodollar Loans or CDOR Rate Loans as the relevant Borrower may request in accordance herewith and (iii) subject to the next sentence, each Borrowing by the Canadian Borrower shall be comprised entirely of CDOR Rate Loans. Each Swingline Loan shall be denominated in dollars, Canadian Dollars or Euro and shall be an ABR Loan, Canadian Prime Rate Loan or Euro Swingline Rate Loan, respectively. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Eurodollar Borrowings and CDOR Rate Loans. At the commencement of each Interest Period for any Eurodollar Borrowing or CDOR Rate Borrowing, as applicable, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in the Dollar Equivalent thereof with respect to Loans in any Alternative Currency other than Canadian Dollars or Euro), €1,000,000 and not less than €5,000,000 and $C1,000,000 and not less than $C2,500,000, as applicable. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that Revolving Borrowings may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1.00 (or €1 or $C1) and not less than $100,000 (or €100,000 or $C100,000). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings and a total of 10 CDOR Rate Borrowings outstanding at any time.

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(d) Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing as a Eurodollar Loan or CDOR Rate Loan if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Term A Loan Maturity Date, in the case of a Revolving Loan or Term A Loan, or the Term Loan B Maturity Date, in the case of a Term B Loan, as applicable.

Section 2.03 Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing or a CDOR Rate Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing or CDOR Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by telecopy or email to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Borrowing, or a Term Borrowing (and, as applicable, the Class of such Borrowing);

(ii) the identity of the Borrower and the aggregate amount and currency of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a CDOR Rate Borrowing;

(v) in the case of a Eurodollar Borrowing or CDOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of a Borrowing by the Parent Borrower in dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing or CDOR Rate Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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Section 2.04 Swingline Loans.

(a) Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower, the Dutch Parent Borrower, the Dutch Subsidiary Borrower~~s~~ and the German Subsidiary Borrower in dollars and Euro and to the Canadian Borrower in Canadian Dollars, in each case, from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the Dollar Equivalent of the sum of the total Revolving Exposures exceeding the total Revolving Commitments, (iii) the USD Only Revolving Exposures exceeding the USD Only Revolving Commitment~~,~~ and (iv) the USD/Multicurrency Revolving Exposures exceeding the USD/Multicurrency Revolving Commitment ~~and (v) the Dollar Equivalent of the aggregate Multicurrency Revolving Exposure exceeding the Multicurrency Revolving Sublimit~~; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the relevant Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Borrowing Procedure. To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or email), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan; provided that any notice requesting a Swingline Loan in Canadian Dollars or Euro shall be accompanied by a borrowing notice for a Borrowing three (3) Business Days hence for a like amount of Multicurrency Revolving Loans denominated in the currency of the proposed Swingline Loan pursuant to Section 2.03 (it being understood such notice for such Multicurrency Revolving Loans may be delivered not later than 1:00 p.m. Local Time instead of 11:00 a.m. Local Time), which notice shall only be revocable if such Swingline Loan denominated in Canadian Dollars or Euro is not made; the proceeds of any such Multicurrency Revolving Loans made shall be applied by the Borrowers first, to repay the principal of such Swingline Loan and any interest owing thereunder to the Swingline Lender, with any amounts in excess thereof to be retained by the applicable Borrower. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from such Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower with the Swingline Lender or by wire transfer, automated clearinghouse debit or interbank transfer to such other account, accounts or Persons designated by the applicable Borrower in the applicable request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c) Revolving Lender Participation in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the dollar denominated Swingline Loans outstanding; provided that such dollar denominated Swingline Loans shall be participated in (and paid) under the combined Revolving Facility (versus under either the USD ~~o~~Only Revolving Facility and the USD/Multicurrency Revolving Facility) in accordance with the lenders’ respective Revolving Commitments. Such notice shall specify the aggregate amount of dollar denominated Swingline

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Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans in dollars. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the applicable Borrower in writing of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower (or such other Person) for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Parent Borrower, the Dutch Parent Borrower, the Dutch Subsidiary Borrower~~s~~ and the German Subsidiary Borrower may request the issuance of Letters of Credit denominated in dollars or Alternative Currencies for such Borrower’s own account (or the account of any of its Subsidiaries) and the Canadian Borrower may request the issuance of Letters of Credit denominated in Canadian Dollars for its own account (or the account of any of its Subsidiaries), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

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(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit (but any default or breach under such application and not hereunder shall not give rise to a Default or Event of Default hereunder). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the LC Exposure shall not exceed $150,000,000, (ii) the Dollar Equivalent of the total Revolving Exposures shall not exceed the total Revolving Commitments, (iii) the USD Only Revolving Exposures exceeding the USD Only Revolving Commitment~~,~~ and (iv) the USD/Multicurrency Revolving Exposures exceeding the USD/Multicurrency Revolving Commitment ~~and (v) to the extent a Letter of Credit has been requested to be issued, amended, renewed or extended in an Alternative Currency, the Dollar Equivalent of the aggregate Multicurrency Revolving Exposure shall not exceed the Multicurrency Revolving Sublimit.~~.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) unless consented to by the Issuing Bank, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods not to extend past the date in clause (ii) below unless the applicable Borrower shall have made arrangements reasonably satisfactory to the applicable Issuing Bank) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date unless the applicable Borrower shall have made arrangements reasonably satisfactory to the applicable Issuing Bank with respect to cash collateralizing or backstopping such Letter of Credit.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage (or in the case of a Letter of Credit denominated in an Alternative Currency, the USD/Multicurrency Applicable Percentage) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay (in dollars, which in the case of a Letter of Credit not denominated in dollars shall be determined based on the Dollar Equivalent, using the applicable Spot Rate in effect on the date such payment is required), to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage (or in the case of a Letter of Credit denominated in an Alternative Currency, the USD/Multicurrency Applicable Percentage) of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be

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refunded to the applicable Borrower for any reason. Notwithstanding anything herein to the contrary, the Administrative Agent may, in its reasonable discretion, take such actions as it deems advisable to allocate Letters of Credit and participations therein between any revolving facilities outstanding hereunder; it being understood that, subject to the preceding, dollar denominated Letters of Credit shall be allocated (and participated in and paid) under the combined Revolving Facility (versus under either the USD Only Revolving Facility and the USD/Multicurrency Revolving Facility) in accordance with the Lenders’ respective Revolving Commitments. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency of such LC Disbursement not later than 4:00 p.m., Local Time, on the first Business Day after such LC Disbursement is made if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date such notice shall be deemed received on the next day and then not later than 1:00 p.m., Local Time, on the Business Day immediately following the day that the applicable Borrower is deemed to have received such notice; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing (in the case of a payment in dollars), Eurodollar Borrowing (in the case of a payment in an Alternative Currency (other than Canadian Dollars)) or CDOR Rate Borrowing, as applicable, or Swingline Loan in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting applicable Borrowing, or, if applicable, Swingline Loan. If the applicable Borrower fails to make such payment when due, then (A) if such payment relates to a Foreign Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the applicable Spot Rate on the date when such payment was due, of such LC Disbursement and (B) in the case of each LC Disbursement the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage (or in the case of a Letter of Credit denominated in Alternative Currency, the USD/Multicurrency Applicable Percentage) thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in dollars its Applicable Percentage (or in the case of a Letter of Credit denominated in Alternative Currency, the USD/Multicurrency Applicable Percentage) of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to

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reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans (in the case of a payment in dollars), Eurodollar Revolving Loans (in the case of an Alternative Currency (other than Canadian Dollars)), CDOR Rate Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement in accordance with this Section 2.05(e).

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank or its Related Parties from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the Issuing Bank’s gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of, or material breach of the terms of the Loan Documents by, the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or email) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

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(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, (i) in the case of LC Disbursements made in dollars, and at all times following the conversion to dollars of an LC Disbursement made in an Alternative Currency pursuant to paragraph (e) above, at the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of LC Disbursements made in an Alternative Currency, and at all times prior to their conversion to dollars pursuant to paragraph (e) above, at the rate applicable to CDOR Rate Loans or Eurodollar Rate Loans denominated in an Alternative Currency (other than Canadian Dollars), as applicable, with an Interest Period of one month’s duration determined on the date such LC Disbursement is made; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13 (c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in dollars or, if applicable, Alternative Currency, equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 8.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the relevant

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Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrowers for the LC Exposure at such time, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the relevant Borrowers under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three (3) Business Days following a request to do so after all Events of Default have been cured or waived.

(k) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 8.01, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited Cash Collateral pursuant to paragraph (j) above, if such Cash Collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Bank pursuant to paragraph (e) of this Section 2.05 in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the applicable Spot Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Bank or any Lender in respect of the obligations described in this paragraph (k) shall accrue and be payable in dollars at the rates otherwise applicable hereunder.

Section 2.06 Funding of Borrowings.

(a) By Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the applicable Borrower in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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(b) Fundings Assumed Made. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans, or if applicable for Borrowings denominated in an Alternative Currency, a rate determined in a customary manner in good faith by the Administrative Agent. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07 Interest Elections.

(a) Conversion and Continuation. Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing or a CDOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing or CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Delivery of Interest Election Request. To make an election pursuant to this Section 2.07, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by telecopy or email to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

(c) Contents of Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a CDOR Rate Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing or a CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing or a CDOR Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Automatic Conversion. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing or CDOR Rate Borrowing prior to the third Business Day prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or, in the case of Borrowings denominated in Euro or Canadian Dollars, a Eurodollar Borrowing or a CDOR Rate Borrowing in each case with an Interest Period of one month’s duration, respectively.

(f) Limitations on Election. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower in writing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a Eurodollar Borrowing, (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Borrowing denominated in an Alternative Currency will, at the expiration of the then current Interest Period each such Borrowing, be automatically continued as a Borrowing of Eurodollar Loans or CDOR Rate Loans, as applicable, with an Interest Period of one month.

Section 2.08 Termination and Reduction of Commitments.

(a) Termination Date. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) Optional Termination or Reduction. The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the relevant Commitments) and (ii) the Parent Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in

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accordance with Section 2.11, (i) any Lender’s Revolving Exposure exceeds such Lender’s Revolving Commitment~~,~~ or (ii) the aggregate Revolving Exposure of all Lenders exceeds the aggregate Revolving Commitment of all Lenders ~~or (iii) the Dollar Equivalent of the aggregate Multicurrency Revolving Exposure exceeds the Multicurrency Revolving Sublimit~~, in each case, calculated based on the Dollar Equivalent amount as of such date of termination or reduction.

(c) Notice of Termination or Reduction. The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least three (3) Business Days (or such shorter period as shall be agreed by the Administrative Agent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section 2.08(c) shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) Promise to Pay. Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender made to such Borrower as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Revolving Maturity Date and the day that is ten (10) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding.

(b) Lender Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender by such Borrower from time to time hereunder.

(c) Administrative Agent Records. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders by each Borrower and each Lender’s share thereof.

(d) Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of

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any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between such accounts of the Administrative Agent and any Lender’s records, the Administrative Agent’s accounts shall govern.

(e) Request for a Note. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note; provided that any such promissory notes to be issued on the Effective Date shall be requested by the relevant Lender at least five (5) Business Days prior to the Effective Date. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns); provided that in the event of any assignment of Loans evidenced by a promissory note, the applicable Borrower shall not be obligated to execute and deliver a promissory note to the assignee of such Loans unless and until the assignor Lender has returned its promissory note to the relevant Borrower or the relevant Borrower has received a lost note affidavit and indemnity from the assigning Lender in form and substance reasonably acceptable to the relevant Borrower.

Section 2.10 Amortization of Term Loans.

(a) Term A Loans. Each Borrower shall repay the Term A Loans made to it in the applicable currency of such Term A Loans in quarterly principal installments as follows:

(i) for the first eight (8) quarterly installments, in the amount of 1.25% of the aggregate principal amount of the relevant Term A Loans outstanding on the Fourth Amendment Date, each, due and payable on the last day of each March, June, September and December of each applicable year, with the first such quarterly installment to commence and be due on March 31, 2017;

(ii) for the following ninth (9th) through sixteenth (16th) quarterly installments, in the amount of 1.875% of the aggregate principal amount of the relevant Term A Loans outstanding on the Fourth Amendment Date, each, due and payable on the last day of each March, June, September and December of each applicable year;

(iii) for each quarterly installment after such 16th installment referred to in clause (ii) above, in the amount of 3.75% of the aggregate principal amount of the relevant Term A Loans outstanding on the Fourth Amendment Date, each, due and payable on the last day of each March, June, September and December of each applicable year; and

(iv) one final installment in the amount of the relevant Term A Loans then outstanding, due and payable on the Term A Loan Maturity Date;

(b) Term B Loans. Each Borrower shall repay the Term B Loans made by it in the applicable currency of such Term B Loans in quarterly principal installments as follows:

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(i) in the amount of 0.25% of the aggregate principal amount of the relevant Term B Loans made on the ~~Vion Acquisition Closing~~Fifth Amendment Date, each, due and payable on the last day of each March, June, September and December, of each year commencing on the last day of such month falling on or after the last day of the first full fiscal quarter of the Parent Borrower following the ~~Vion Acquisition Closing~~Fifth Amendment Date and continuing until the last day of such quarterly period ending immediately prior to the Term B Loan Maturity Date; and

(ii) one final installment in the amount of the relevant Term B Loans then outstanding, due and payable on the Term B Loan Maturity Date;

Prior to any repayment of any Term Borrowings, the Parent Borrower shall select the Class and Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 p.m., Local Time, three (3) Business Days before the scheduled date of such repayment; provided that to the extent the Parent Borrower does not specify in such notice the Borrowing or Borrowings to be repaid the Administrative Agent shall first apply such amounts to ABR Loans and/or, in the case of Alternative Currencies, CDOR Rate Loans or Eurodollar Rate Loans, as applicable, and thereafter use commercially reasonable efforts to minimize the cost to the Parent Borrower of such repayment under Section 2.16. Each repayment of a Class and Borrowing shall be applied ratably to the Loans included in the repaid Class and Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.11 Prepayment of Loans.

(a) Optional Prepayment. The applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part without prepayment penalty or premium, subject to the requirements of this Section 2.11 and Section 2.16; provided that in the event that, prior to the date that is six months following the ~~Vion Acquisition Closing~~Fifth Amendment Date, the Parent Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.22 that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (1) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment.

(b) Mandatory Prepayment of Revolving Loans. In the event and on such occasion that (i) such Lender’s Revolving Exposure exceeds such Lender’s Revolving Commitment, (ii) the aggregate USD/Multicurrency Revolving Exposure of all Lenders exceeds the aggregate USD/Multicurrency Revolving Commitment of all Lenders or (iii) the aggregate ~~Multicurrency~~USD Only Revolving Exposure of all Lenders exceeds the ~~Multicurrency~~aggregate USD Only Revolving ~~Sublimit~~Commitment of all Lenders, in each case calculated based on the Dollar Equivalent amount as of the applicable date of determination, the applicable Borrower shall prepay Revolving Borrowings or Swingline Borrowings in an aggregate amount to eliminate such excess.

Upon the incurrence by Parent Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Borrowers shall prepay an aggregate principal amount of Revolving Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Parent Borrower or such Restricted Subsidiary.

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(c) Mandatory Prepayments from Net Proceeds of Prepayment Event. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Parent Borrower shall, within three (3) Business Days after such Net Proceeds are received, prepay or cause to be prepaid Term Borrowings (on a ratable basis among any outstanding USD Term A Loans, CAD Term A Loans~~, Term B USD Loans~~ and Term B ~~EUR~~ Loans based on the outstanding principal amounts thereof) in an aggregate amount equal to 100% of such Net Proceeds; provided that:

(i) subject to the terms of clause (ii) below, in the case of any event described in clauses (a) or (b) of the definition of the term Prepayment Event, if the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event, within 18 months after receipt of such Net Proceeds, to acquire or replace assets or repair, improve or maintain assets to be used in the business of, or otherwise useful in the operations of, the Parent Borrower and the Restricted Subsidiaries, including, without limitation, to make an acquisition permitted by Section 6.04(l), to engage in an Asset Swap permitted by Section 6.04(k) or to make an Investment permitted by Section 6.04(q), (s) or (u), then no prepayment shall be required pursuant to this clause (c) in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied within 18 months (or in the case of a commitment in respect of an application within such 18 months, 24 months) after receipt of such Net Proceeds, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied;

(ii) Net Proceeds from a Prepayment Event shall only be required to be used to prepay Term Borrowings under this clause (c) to the extent such Net Proceeds received from any single Prepayment Event exceed $20,000,000, and such excess Net Proceeds, when added to the aggregate amount of excess Net Proceeds received from all Prepayment Events occurring in the same fiscal year which are not reinvested pursuant to this clause (c) exceed $40,000,000 (in which event the aggregate amount of such excess Net Proceeds from all such Prepayment Events in excess of $40,000,000, shall then be required to be used to prepay the Term Borrowings under this clause (c)); and

(iii) if the Secured Leverage Ratio as calculated as of the last day of the most recent four (4) fiscal quarter period then ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to the Prepayment Event is less than 2.75 to 1.00, then the 100% threshold above shall be reduced to 50% for such Prepayment Event in the case of any event described in clauses (a) or (b) of the definition of the term Prepayment Event.

(d) Excess Cash Flow Prepayment. Following the end of each Applicable Fiscal Year, the Parent Borrower shall prepay Term B Loans (ratably in accordance with the outstanding amount of each Class thereof) in an aggregate amount equal to the sum of: (i) 50% of Excess Cash Flow for such Applicable Fiscal Year; minus (ii) the aggregate amount of voluntary prepayments made on the Term B Loans during such Applicable Fiscal Year or on or prior to the date such Excess Cash Flow payment is due (other than prepayments funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and without duplication

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for any deduction of any such prepayment in respect of the prior fiscal year); minus (iii) the aggregate amount of voluntary prepayments made on the Revolving Loans during such Applicable Fiscal Year or on or prior to the date such Excess Cash Flow payment is due (and without duplication for any deduction of any such prepayment in respect of the prior fiscal year) that were accompanied by a permanent reduction of the Revolving Commitments; minus (iv) the amount of any reduction in the outstanding amount of any Term B Loans resulting from any purchase or assignment in cash made in accordance with Section 10.04(e) of this Agreement (including in connection with any Dutch auction), provided the opportunity for such purchase or assignment is offered to all Lenders of the applicable Class of Term B Loans. Each prepayment pursuant to this clause (d) shall be made within five (5) Business Days after the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the Applicable Fiscal Year for which Excess Cash Flow is being calculated; provided that if the Secured Leverage Ratio as calculated as of the last day of the relevant Applicable Fiscal Year is (x) less than 3.50 to 1.00, then the 50% threshold above shall be reduced to 25% and (y) less than 3.00 to 1.00, no prepayment will be required under this clause (d) for such fiscal year. As used in this clause, the term “Applicable Fiscal Year” means each fiscal year, beginning with the fiscal year ending on or about December 31, ~~2016~~2018.

(e) Notwithstanding any other provisions of Section 2.11(c), (i) to the extent that (and for so long as) any of or all the Net Cash Proceeds of any Prepayment Event giving rise to a mandatory prepayment pursuant to Section 2.11(c) are prohibited or restricted by applicable local law from being repatriated to the jurisdiction of organization of the Parent Borrower or would conflict with the fiduciary duties of any Subsidiary’s directors, officers, employees, managers (or any Persons with equivalent responsibilities) or could be expected to result in a risk of criminal or personal liability for such Persons, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.05(c) but may be retained by the applicable Restricted Subsidiary so long as the applicable local law will not permit such repatriation to the Parent Borrower (the Parent Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under applicable local law to permit such repatriation) or such conflict or risk exists, and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, an amount equal to such Net Cash Proceeds will be promptly applied (net of additional Taxes payable or reserved against as a result of such repatriation or potential repatriation) or such conflict or risk of liability exists to the repayment of the Term Loans pursuant Section 2.11(c) and Section 2.11(d) and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all of the Net Cash Proceeds of any Prepayment Event to the jurisdiction of organization of the Parent Borrower would have a material adverse Tax consequence with respect to such Net Cash Proceeds (taking into account any foreign tax credit or benefit that would be realized in connection with such repatriation), the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary.

(f) Notice of Prepayment; Application of Prepayments. The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or email) of any prepayment hereunder (i) in the case of optional prepayment of a Eurodollar Borrowing or CDOR Rate Borrowing, not later than 11:30 a.m., Local Time (or such later time as the Administrative Agent may agree), three (3) Business Days before the date of prepayment, (ii) in the case of optional prepayment of an ABR Borrowing, not later than 11:30 a.m., Local Time (or such later time as the

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Administrative Agent may agree), one Business Day before the date of prepayment or (iii) in the case of optional prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, (or such later time as the Administrative Agent may agree), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, a notice of prepayment delivered by the applicable Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice of prepayment may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of Loans pursuant to this Section shall be applied ratably to each Class of Loans required to be prepaid in connection with this Section. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Prepayments of Term Loans pursuant to Section 2.11(a), (c) or (d) shall be applied to the scheduled installments as directed by the Parent Borrower (or, in the absence of direction from the Parent Borrower, to the remaining scheduled installments in respect of such Class of Term Loans in direct order of maturity). The amount of such prepayments shall be applied on a pro rata basis to the Class of Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans, Canadian Prime Rate Loans, CDOR Rate Loans or Eurodollar Loans; provided that such mandatory prepayment shall be applied first to the then outstanding Loans that are ABR Loans or Canadian Prime Rate Loans, as applicable, and then to the then outstanding Loans that are CDOR Loans or Eurodollar Loans, as applicable, in a manner that minimizes the amount of any payments required to be made pursuant to Section 2.16.

(g) Upon the incurrence or issuance by Parent Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Refinancing Junior Loans, the Borrowers shall prepay an aggregate principal amount of the Class of Term Loans and/or Revolving Loans being refinanced in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Parent Borrower or such Restricted Subsidiary in a manner consistent with clause (f) above.

For the avoidance of doubt, and notwithstanding the other provisions of this Agreement, if, at any time any Borrower would be required to prepay the Term Loans pursuant to clause (c) or (d) above, such Borrower is required to offer to prepay or repurchase any Incremental Equivalent Debt or Refinancing Notes, Specified Refinancing Term Loans or other Indebtedness that is pari passu with the Term Loans in right of payment and with respect to security pursuant to the terms of the documentation governing such Indebtedness in connection with the circumstances described in clause (c) or (d), as applicable (such Indebtedness, the “Other Applicable Indebtedness”), then such Borrower may apply the amounts required to be prepaid or used to repurchase on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness at such time; provided that the portion of such prepayment allocated to any Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and the prepayment or repurchase of the Other Applicable Indebtedness, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to such clause (c) or (d) shall be reduced accordingly on a dollar-for-dollar basis; provided that, to the extent the holders of the Other Applicable Indebtedness decline to have such Other Applicable Indebtedness prepaid or repurchased, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof.

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Section 2.12 Fees.

(a) Commitment Fees. The Parent Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees in respect of the Revolving Commitments shall be payable in arrears on the date which is three (3) Business Days following the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). A Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Parent Borrower agrees to pay:

(i) Participation Fee. To the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Eurodollar Borrowings (or CDOR Rate Borrowings in the case of Letters of Credit denominated in Canadian Dollars) on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure;

(ii) Standby Letter of Credit Fronting Fees. To the Issuing Bank a fronting fee with respect to standby Letters of Credit, which shall accrue at the rate of 0.10% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to standby Letters of Credit during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to standby Letters of Credit;

(iii) Commercial Letters of Credit Fronting Fees. To the Issuing Bank a fronting fee with respect to each commercial Letter of Credit, which fee shall equal the product of 1.00% of the initial stated amount of such commercial Letter of Credit multiplied by a fraction, the numerator of which is the number of days included in the term of such commercial Letter of Credit and whose denominator is 360; and

(iv) Issuing Bank Standard Fees. The Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

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Participation fees and standby Letter of Credit fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that: (A) all such fees shall be payable on the date on which the Revolving Commitments terminate; (B) any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand; and (C) all fronting fees payable with respect to commercial Letters of Credit shall be payable on the date of the issuance thereof. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and standby Letter of Credit fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Agent Fees. The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid in dollars on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

(e) Ancillary Facility Fees. The amount and timing of payments of fees in respect of any Ancillary Facility will be agreed by the relevant Ancillary Lender and the Borrower under such Ancillary Facility.

Section 2.13 Interest.

(a) ABR Borrowings/Canadian Prime Rate Swingline. The Loans comprising each ABR Borrowing (including each applicable Swingline Loan denominated in dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Borrowings. Each Swingline Loan denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Borrowings. Each Swingline Loan denominated in Euro shall bear interest at the Euro Swingline Rate plus the Applicable Rate for Euro Swingline Rate Borrowings.

(b) Eurodollar Borrowings/CDOR Rate Borrowings. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for Eurodollar Borrowings. The Loans comprising each CDOR Rate Borrowing shall bear interest at the CDOR Loan Rate for the Interest Period in effect for such CDOR Rate Borrowing plus the Applicable Rate.

(c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate then applicable to ABR Revolving Loans (in the case of amounts owing in dollars), Canadian Prime Rate Borrowings (in the case of amounts owing in Canadian Dollars in respect

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of Swingline Loans), CDOR Rate Loans with an Interest Period of one month’s duration determined on the date such amounts were due and then on each monthly anniversary thereof (in the case of any other such amounts owing in Canadian Dollars) or Eurodollar Rate Loans with an Interest Period of one month’s duration determined on the date such amounts were due and then on each monthly anniversary thereof (in the case of any other such amounts owing in an Alternative Currency other than Canadian Dollars), in each case, as provided in paragraph (a), or if applicable, paragraph (b), of this Section 2.13.

(d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan occurring after the Effective Date and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate or the Canadian Prime Rate at times when the Alternate Base Rate or Canadian Prime Rate is based on the Prime Rate or other applicable “prime rate”, and the CDOR Loan Rate and interest with respect to Borrowings denominated in Sterling, in each case, shall be computed on the basis of a year of 365 days (or, except with respect to Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate and CDOR Loan Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada) (R.S.C. 1985, c.I15, as amended), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 365 days (or 366 days in a leap year)) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 days (or 366 days in a leap year), respectively.

(g) The amount and timing of payments of interest in respect of any Ancillary Facility will be agreed by the relevant Ancillary Lender and the applicable Borrower under such Ancillary Facility.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing or CDOR Borrowing, as applicable:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or CDOR Rate, as applicable, for such Interest Period; or

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(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or CDOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or email as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in dollars to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to or continued as an ABR Borrowing, (ii) if any Borrowing Request requests a Eurodollar Borrowing in dollars, such Borrowing shall be made as an ABR Borrowing, (iii) any Interest Election Request or Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as or Borrowing of, a CDOR Rate Borrowing or in the case of a Borrowing denominated in another Alternative Currency, a Eurodollar Borrowing, shall be ineffective and such Borrowing shall be maintained or made, as applicable, at a rate determined in a customary manner in good faith by the Administrative Agent and the Borrowers.

Section 2.15 Increased Costs.

(a) Change In Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or CDOR Rate) or the Issuing Bank; or

(ii) subject any Lender or the Issuing Bank to any Taxes (other than Indemnified Taxes or Other Taxes indemnifiable under Section 2.17 and Excluded Taxes) on its Loans, loan principal, Letters of Credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement, Eurodollar Loans or CDOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or CDOR Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers (it being understood the Foreign Borrowers shall only be liable hereunder for amounts to the extent related to the Foreign Obligations) will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

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(b) Capital Adequacy. If any Lender or the Issuing Bank determines that any Change in Law regarding capital adequacy, insurance or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy, insurance or liquidity), then from time to time the Borrowers (it being understood the Foreign Borrowers shall only be liable hereunder for amounts to the extent related to the Foreign Obligations) will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Delivery of Certificate. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Limitation on Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or CDOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert to or from, continue as or prepay any Eurodollar Revolving Loan, Eurodollar Term Loan or CDOR Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the reallocation of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19 or Section 2.20, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or CDOR Loan Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of the

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applicable currency and of a comparable amount and period from other banks in the eurodollar market or the Canadian bankers’ acceptance market, respectively. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17 Taxes.

(a) Gross Up. Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the applicable Withholding Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, and (ii) the applicable Withholding Agent shall make such deductions and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes. In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Tax Indemnification. Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) Receipts. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, the Loan Party shall deliver to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Administrative Agent Indemnity. Each Lender shall indemnify the Administrative Agent, within 30 days after demand therefor, for (i) the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c)(ii) relating to the

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maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Forms. Each Lender other than a Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed originals of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Foreign Lender (including each Participant that acquired a participation from a Foreign Lender) shall deliver to the Parent Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two properly completed and duly signed originals of U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), or any subsequent versions thereof or successors thereto, (ii) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit G and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Parent Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Parent Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Foreign Lender is not legally able to deliver.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by

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Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Refund. If the Administrative Agent or a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out–of–pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(h) VAT. (i) All amounts expressed to be payable under a Loan Document by any party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(x) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(i) (y) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

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(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that it should reasonably be determined that such Lender is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.17(h) to any party shall, at any time when such party is treated as a member of a group (including but not limited to any fiscal unities) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply under the grouping rules.

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(vi) Each party shall provide the applicable Dutch Borrower and/or German Subsidiary Borrower with an appropriate VAT invoice in respect of any fees, costs or expenses payable by the applicable Dutch Borrower and/or German Subsidiary Borrower to such party pursuant to this Agreement in accordance with applicable legislation (to the extent applicable to such party).

(i) Survival. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(j) Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(k) A payment shall not be increased under paragraph (a) above by reason of a Tax Deduction on account of Tax if a German Borrower is required to deduct taxes under section 50a paragraph 7 of the German Income Tax Act (Einkommensteuergesetz) or a corresponding successor provision for account of a Lender with respect to earnings of such Lender being subject to German limited income taxation.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-Offs; Proceeds of Collateral.

(a) Payments Generally. Unless otherwise specified herein, each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., Local Time), on the date when due, in immediately available funds~~,~~. Subject to Section 2.17, all such payments shall be made without set-off or counterclaim. Any

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amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the account designated to the applicable Borrower by the Administrative Agent, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments under each Loan Document of (i) principal and interest in respect of any Loan and LC Disbursements and participation fees in respect of Letters of Credit shall be made in the currency in which such Loan or Letter of Credit, respectively, is denominated and (ii) any other amount shall be made in dollars.

(b) Pro Rata Application. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Set-offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law but subject to Section 10.08, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

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(d) Payments from Borrowers Assumed Made. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate (or in the case of amounts not denominated in dollars, the Administrative Agent’s cost of funds) and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Set-Off Against Amounts Owed Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(c) or (d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) (f) Application of Proceeds of Collateral and Guaranty. Subject to the terms of any intercreditor agreement entered into by the Administrative Agent in accordance with Section 9.10(e), all amounts received under the Guaranty Agreement and all proceeds received by the Administrative Agent from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses in accordance with Section 10.03) owing to the Administrative Agent in its capacity as Administrative Agent only, and then any remaining amount of such proceeds shall be distributed:

(i) first, to an account at the Administrative Agent over which the Administrative Agent shall have control in an amount equal to 102% of the LC Exposure then outstanding;

(ii) second, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of Loan Obligations, Pari Passu Notes Obligations and Swap Obligations, until all the Loan Obligations, Pari Passu Notes Obligations and Swap Obligations have been paid and satisfied in full or cash collateralized;

(iii) third, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the Deposit Obligations, until all Deposit Obligations have been paid and satisfied in full or cash collateralized;

(iv) fourth, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations and Pari Passu Notes Obligations; and

(v) fifth, to the Person entitled thereto as directed by the Parent Borrower or as otherwise determined by applicable law or applicable court order.

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For the avoidance of doubt, on and after the Foreign Collateral Reallocation, the guarantees provided by the Foreign Subsidiary Loan Parties and the Collateral granted by the Foreign Subsidiary Loan Parties will only guarantee or secure, as applicable, the Foreign Obligations and the proceeds of such guarantee or Collateral shall be applied as set forth above, but only to the extent the amounts above constitute Foreign Obligations.

(g) Noncash Proceeds. Notwithstanding anything contained herein to the contrary, if the Administrative Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Administrative Agent to be distributed and shared pursuant to this Section 2.18 are in a form other than immediately available funds, the Administrative Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by paragraph (f) of this Section 2.18. The Secured Parties shall receive the applicable portions (in accordance with the foregoing paragraph (f)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Administrative Agent in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Section is held by the Administrative Agent pursuant to this paragraph (g), the Administrative Agent shall hold such Collateral or other property for the benefit of the Secured Parties and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

(h) Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) Mitigation. If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement. If (i) a Lender requests compensation under Section 2.15, (ii) a Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of a Lender pursuant to Section 2.17, (iii) a Lender is a Defaulting Lender, or (iv) a Lender shall become a Non-consenting Lender (as defined below), then the Parent Borrower may, upon notice to such Lender and the Administrative Agent, (i) terminate the applicable

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Commitments of such Lender and repay the outstanding principal of its Loans of the relevant Class or Classes, accrued interest thereon, accrued fees and all other amounts payable to it hereunder as of such termination date or (ii) at its sole expense and effort, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations in one or more Classes (as the Parent Borrower shall elect) under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent to such assignee Lender to the extent required by Section 10.04, which consent shall not unreasonably be withheld, (ii) such assignor Lender shall have received payment of an amount equal to the outstanding principal of its Loans of the relevant Class or Classes (and participations in LC Disbursements and Swingline Loans, to the extent applicable), accrued interest thereon, accrued fees and all other amounts (including, for the avoidance of doubt, any prepayment premium that would have been payable by the Borrower to such Non-consenting Lender under Section 2.11(a) if such assigning Lender had consented to any Repricing Transaction, in any case, occurring prior to the six-month anniversary of the Vion Acquisition Closing Date and giving rise to its status as a Non-consenting Lender (assuming that such Repricing Transaction has occurred on the date of the effectiveness of such assignment and assumption) payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation (and such termination and repayment shall not occur) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment, delegation or termination and repayment cease to apply (in the case of a termination and repayment, prior to the date fixed in the applicable notice to such lender for such termination and repayment). In the event that (i) the Parent Borrower or the Administrative Agent have requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any other modification thereto, (ii) the consent, waiver or other modification in question requires the agreement of all Lenders, all directly and adversely affected Lenders or any other Class or group of Lenders other than Required Lenders (or other applicable majority) in accordance with the terms of Section 10.02 and (iii) the Required Lenders (or, in the case of any Class voting, the holders of a majority of the outstanding Loans and unused Commitments in respect of such Class) have agreed to such consent, waiver or other modification, then any Lender who does not agree to such consent, waiver or other modification shall be deemed a “Non-consenting Lender”.

Section 2.20 Incremental Facilities.

(a) The Parent Borrower may, by written notice to the Administrative Agent at any time, on one or more occasions, request to (i) add one or more new tranches of term facilities and/or increase the principal amount of the Term Loans, any Incremental Term Loans or any Specified Refinancing Term Loans by requesting new term loans commitments to be added to such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new tranches of incremental revolving facilities and/or increase the principal amount of any such tranche of incremental revolving facilities (each, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans

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thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate amount not to exceed the Incremental Amount. Such notice shall set forth (i) the amount of the Incremental Term Loans and/or Incremental Revolving Commitments being requested (which shall be (x) with respect to Incremental Term Loans denominated in dollars, in minimum increments of $15,000,000, and with respect to Incremental Term Loans denominated in an Alternative Currency, in minimum increments of the Dollar Equivalent of $7,500,000, (y) with respect to Incremental Revolving Commitments denominated in dollars, in minimum increments of $10,000,000, and with respect to Incremental Revolving Commitments denominated in an Alternative Currency, in minimum increments of the Dollar Equivalent of $5,000,000 or (z) equal to the remaining Incremental Amount) and (ii) the date, which shall be a Business Day, on which such Incremental Term Loans are requested to be made and/or Incremental Revolving Commitments are requested to become effective (the “Increased Amount Date”) pursuant to an Incremental Facility Activation Notice.

(b) Incremental Loans may be provided by any existing Lender (it being understood each existing Lender shall have no obligation to participate in any Incremental Facility), or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent and Issuing Bank shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Facilities if such consent would be required under Section 10.04(b) for an assignment of Loans to such Additional Lender.

(c) The creation or provision of any Incremental Facility or Incremental Loan shall not require the approval of any existing Lender other than any existing Lender providing all or part of any Incremental Facility or Incremental Loan.

(d) The applicable Borrower and each Lender or Additional Lender providing a portion of the Incremental Facilities shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Facilities of such Lender and/or Additional Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loans and/or Incremental Revolving Commitments to be made thereunder; provided that, (i) subject to exceptions for customary bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (i)), the final maturity date of any Incremental Term Loan (x) that is a “term loan A” shall be no earlier than the Latest Maturity Date with respect to Term A Loans and (y) that is a “term loan B” shall be no earlier than the Latest Maturity Date with respect to Term B Loans, (ii) subject to exceptions for customary bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (ii)), the weighted average life to maturity of any Incremental Term Loan (x) that is a “term loan A” shall be no shorter than the remaining weighted average life to maturity of the then-existing Term A Loans (it being agreed, for the avoidance of doubt, that when calculating the weighted average life to maturity of any Indebtedness being amended, restated, amended and restated, supplemented, extended, renewed, replaced, refinanced or otherwise modified, the effects of any amortization or prepayments made on such Indebtedness vis-ά-vis the amortization schedule prior to the date of the applicable amended, restatement, amendment and restatement, supplement, extension, renewal, replacement, refinancing or other modification shall be disregarded), and (y) that is a “term loan B” shall be no shorter than the remaining weighted average life to maturity of the then-existing Term B Loans, in each case calculated as of the date of making such Incremental Term Loan (it

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being agreed, for the avoidance of doubt, that when calculating the weighted average life to maturity of any Indebtedness being amended, restated, amended and restated, supplemented, extended, renewed, replaced, refinanced or otherwise modified, the effects of any amortization or prepayments made on such Indebtedness vis-ά-vis the amortization schedule prior to the date of the applicable amended, restatement, amendment and restatement, supplement, extension, renewal, replacement, refinancing or other modification shall be disregarded), (iii) such Incremental Facilities may be pari passu or subordinated in right of payment with respect to the Loans outstanding (or made on) the ~~Vion Acquisition Closing~~Fifth Amendment Date and/or pari passu or subordinated in right of security with respect to such Loans (and to the extent so subordinated, the holders of such indebtedness or a representative thereof will enter into a customary intercreditor agreement with the Loan Parties and the Administrative Agent evidencing such subordination) or may be unsecured, (iv) any prepayment (other than scheduled amortization payments and voluntary prepayments) of Incremental Term Loans that are pari passu in right of payment and security with any then-existing Term Loans that require ratable prepayment shall be made on a pro rata basis with such then existing Term Loans (and all other then-existing Incremental Term Loans and Specified Refinancing Term Loans requiring ratable prepayment), subject to the right of the Borrowers to direct the application of voluntary prepayments and except that the Borrower and the lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis), (v) subject to exceptions for customary bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (v)), the maturity date or commitment reduction date of any Incremental Revolving Loan shall be no earlier than the Latest Maturity Date with respect to Revolving Commitments, (vi) if the Effective Yield in respect of any Incremental Term Loans that are “term B loans” that rank pari passu in right of payment and with respect to security with any Term B Loans outstanding on the ~~Fourth~~Fifth Amendment Date exceeds the Effective Yield for such Term B Loans by more than 0.50%, then the Applicable Rate for such relevant Term B Loans shall be increased to the extent necessary so that the Effective Yield for such Term B Loans is equal to the Effective Yield for such Incremental Term Loans that are “term B loans” minus 0.50% and (vii) to the extent an Incremental Revolving Facility is structured as an additional revolving facility under this agreement and not as an increase to the existing Revolving Commitment hereunder, (x) no more than three revolving facilities (including any revolving facility constituting Specified Refinancing Debt), shall be outstanding hereunder at any one time and (y) the Administrative Agent may, in its reasonable discretion, take such actions as it deems advisable to allocate Letters of Credit and any participations therein between any revolving facilities. All terms with respect to any Incremental Facility which are materially more restrictive (taken as a whole) than those with respect to the Loans under the existing applicable Class of Credit Facility shall be (x) permitted by clauses (i) through (vii) of the preceding sentence, (y) applicable only after the Latest Maturity Date of the relevant Credit Facility outstanding on the ~~Fourth~~Fifth Amendment Date (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)), or (z) otherwise be reasonably satisfactory to the Administrative Agent; provided that documentation governing any Incremental Facility may include such materially more restrictive terms so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such term for the benefit of each Credit Facility of the same Class (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)); provided that if any

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covenant is added for the benefit of the Term B Loans pursuant to the immediately preceding proviso, such covenant shall be added to each Class to the extent such Class does not already have such covenant at least as restrictive. The Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such covenant for the benefit of each Credit Facility of the same Class. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers to effect the provisions of or be consistent with this Section 2.20. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) but without the consent of any other Lenders, and furnished to the other parties hereto.

(e) Notwithstanding the foregoing, no Incremental Term Loan may be made and no Incremental Revolving Commitment shall become effective under this Section 2.20 unless (i) on the date on which such Loan is made or of such effectiveness, (A) the conditions set forth in Section 4.04 shall be satisfied (it being understood that all references to “the occasion of any Borrowing” in Section 4.04 shall be deemed to refer to the Increased Amount Date) and (B) the Parent Borrower is in compliance with the Financial Covenants on a Pro Forma Basis and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Parent Borrower, (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as required by the relevant Incremental Assumption Agreement and consistent with those delivered on the Effective Date under Section 4.01; provided that if the proceeds of an Incremental Facility are to be used to finance a Limited Condition Acquisition, any such conditions will be subject to Section 1.10(c) hereof.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Suspension of Commitment Fees. Commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) Suspension of Voting. The Revolving Commitment, Revolving Exposure of, and the outstanding Term Loans held by, such Defaulting Lender shall not be included in determining whether Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

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(c) Participation Exposure. If any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) Reallocation. All or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (or in the case of Swingline Exposure and LC Exposure denominated in an Alternative Currency, their USD/Multicurrency Applicable Percentage) but only to the extent (w) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (x) the sum of all non-Defaulting Lenders’ USD Only Revolving Exposures plus the allocable portion of such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ USD Only Revolving Commitments, (y) the sum of all non-Defaulting Lenders’ USD/Multicurrency Revolving Exposures plus the allocable portion of such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ USD/Multicurrency Revolving Commitments and (z) no Event of Default then exists;

(ii) Payment and Cash Collateralization. If the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within two (2) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding or cannot be reallocated pursuant to clause (i) (it being understood that such amount (to the extent not applied as aforesaid) shall be returned in accordance with the procedures set forth in Section 2.05(j));

(iii) Suspension of Letter of Credit Fee. If the applicable Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.21(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) Reallocation of Fees. If the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (or in the case of fees arising from Revolving Exposure denominated in an Alternative Currency, such Lenders’ USD/Multicurrency Applicable Percentages); and

(v) Issuing Bank Entitled to Fees. If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) Suspension of Swingline Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless (i) it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders, (ii) cash collateral will be provided by the applicable Borrower in accordance with Section 2.21(c), and/or (iii) participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein); and

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(e) Setoff Against Defaulting Lender. Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any mandatory or voluntary prepayment and any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.18(c) but excluding Section 2.19(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Parent Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, after termination of the Commitments to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements for which a Defaulting Lender has not funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.04 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender, until such time as all Loans and LC Disbursements are held by the Lenders pro rata in accordance with their respective interests under the relevant Credit Facility.

In the event that the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender who is a Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage and/or USD/Multicurrency Applicable Percentage, as applicable.

Notwithstanding the above, the Borrowers’ right to replace a Defaulting Lender pursuant to this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Borrowers against such Defaulting Lender under this Agreement, at law, in equity or by statute.

Section 2.22 Specified Refinancing Debt.

(a) The Borrowers may from time to time, add one or more new term loan facilities and new revolving credit facilities to the Credit Facilities (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably

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acceptable to the Parent Borrower, to refinance (i) all or any portion of any Class of Term Loans then outstanding under this Agreement and (ii) all or any portion of any Class of Revolving Loans (and the unused Revolving Commitments with respect to such Class of Revolving Loans) then in effect under this Agreement, in each case pursuant to a Refinancing Amendment (it being agreed that in no event shall more than three Classes of revolving commitments be outstanding at any time under this Agreement); provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments outstanding on the ~~Fourth~~Fifth Amendment Date; (ii) will not be guaranteed by any Person that is not a Subsidiary Loan Party (or which becomes a Subsidiary Loan Party simultaneously therewith) with respect in each case to the relevant Credit Facility; (iii) will be (x) unsecured or (y) secured by the Collateral of the relevant Loan Parties (or Collateral of a subset of the relevant Loan Parties) on a pari passu or junior basis with the Obligations (in each case pursuant to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Parent Borrower and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the Revolving Maturity Date of the Revolving Commitment being refinanced and (y) to the extent constituting term loan facilities, except in connection with customary bridge financings (to the extent convertible on customary terms into a permanent instrument otherwise meeting the conditions in this clause (y)), will have a maturity date that is not prior to the date that is the scheduled maturity date of, and will have a weighted average life to maturity that is not shorter than the weighted average life to maturity of, the Loans being refinanced (it being agreed, for the avoidance of doubt, that when calculating the weighted average life to maturity of such Indebtedness being refinanced, the effects of any amortization or prepayments made on such Indebtedness vis-ά-vis the amortization schedule prior to the date of the applicable refinancing shall be disregarded); (vi) any Specified Refinancing Term Loans shall share ratably in any prepayments of Term Loans pursuant to Section 2.11 (or otherwise provide for more favorable prepayment treatment for the then outstanding Classes of Term Loans other than Specified Refinancing Term Loans); (vii) each Revolving Borrowing (including any deemed Revolving Borrowings made pursuant to Section 2.04 or 2.05) shall be allocated pro rata among the Classes of Revolving Commitments (it being agreed that notwithstanding the foregoing, the Administrative Agent may, in its reasonable discretion, take such actions as it deems advisable to allocate Letters of Credit and participations therein between any revolving facilities); (viii) will have terms (other than pricing and optional prepayment and redemption terms) that are not materially more restrictive (taken as a whole) than those with respect to the Loans and Commitments being refinanced or replaced (as reasonably determined by the Parent Borrower in good faith, which determination shall be conclusive), except terms (w) as permitted by clauses (i) through (vii) above, (x) applicable only after the maturity date of the then outstanding Loans and Commitments at the time of such replacement, (y) consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Parent Borrower in good faith, which determination shall be conclusive), provided that no financial maintenance covenant applicable to the Parent Borrower may be added to the Specified Refinancing Debt pursuant to this clause (y) without also being included in this Agreement (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)), and, for the avoidance of doubt, it being understood that if such financial covenant is a “springing” financial maintenance covenant applicable only to revolving Indebtedness, such financial covenant shall be automatically included in this Agreement only for the benefit of each Revolving Facility and not for the benefit of any Credit Facility in respect of Term Loans

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hereunder; (z) otherwise be reasonably satisfactory to the Administrative Agent; provided further that documentation governing any Specified Refinancing Debt may include such materially more restrictive terms so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such covenant for the benefit of the relevant Credit Facility and Loans being refinanced (which such amendment shall only require the consent of the Parent Borrower and Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced, in each case pursuant to Section 2.08 and 2.11, as applicable; provided, however, that such Specified Refinancing Debt shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees, discounts, premiums or expenses).

(b) The Parent Borrower shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Debt may be provided by existing Lenders or, subject to the approval of the Administrative Agent and, with respect to revolving commitments, the Issuing Bank (in each case, which approval shall not be unreasonably withheld, conditioned or delayed), Eligible Assignees in such respective amounts as the Parent Borrower may elect.

(c) (The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in such Refinancing Amendment. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the relevant Borrower or Borrowers as may be necessary in order to establish any Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the relevant Borrower in connection with the establishment of such Specified Refinancing Debt, in each case on terms consistent with and/or to effect the provisions of this Section 2.22.

(d) Each Class of Specified Refinancing Debt incurred under this Section 2.22 shall be in an aggregate principal amount that is (i) (x) not less than $5,000,000 (or if applicable, $C5,000,000, €5,000,000 or the Dollar Equivalent of $5,000,000 if denominated in another Alternative Currency) and (y) an integral multiple of $1,000,000 (or if applicable, $C1,000,000, €1,000,000 or the Dollar Equivalent of $1,000,000 if denominated in another Alternative Currency) in excess thereof or (ii) the amount required to refinance all of the applicable Class of Loans and/or Commitments. Any Refinancing Amendment may provide for the making of Refinancing Revolving Loans to, or the issuance of Letters of Credit for the account of, the Borrowers or any Subsidiary, or the provision to the Borrowers of Swingline Loans, pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments.

(e) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the

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Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate facilities hereunder and treated in a manner consistent with the Credit Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of or be consistent with this Section 2.22. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participation in Letters of Credit expiring on or after the scheduled maturity date in respect of a Class of revolving commitments shall be reallocated from Lenders holding such revolving commitments to Lenders holding refinancing revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding refinancing revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

Section 2.23 Ancillary Facilities.

(a) If any Borrower and any Ancillary Lender agree, subject to compliance with the requirements set forth in this Section 2.23, such Ancillary Lender shall be permitted to provide an Ancillary Facility on a bilateral basis to such Borrower. To the extent any Ancillary Facility exists, the following shall apply:

(i) The applicable Revolving Commitment of the Ancillary Lender shall:

(A) be deemed to be utilized by its applicable Ancillary Commitment for purposes of (1) calculating the commitment fee payable to such Ancillary Lender pursuant to Section 2.12(a) and (2) calculating the aggregate remaining amount of Revolving Exposure of all applicable Revolving Lenders available under the Revolving Facility (it being understood the commitment fee payable pursuant Section 2.12(a) to Lenders without an Ancillary Facility shall not be modified by the existence of any Ancillary Facility and for purposes of such calculation it shall be assumed that each such Lender’s Revolving Commitments have not been reduced as a result of such Ancillary Facility) (such remaining amount, the “Remaining Revolving Exposure”) and

(B) not be deemed to be utilized by the Ancillary Commitment of the applicable Ancillary Lender for purposes of determining whether the Dollar Equivalent of such Ancillary Lender’s Revolving Exposure exceeds its applicable Revolving Commitment (and therefor whether such Ancillary Lender is required to make or participate in a Loan or Letter of Credit under this Agreement).

(ii) Borrowings of the Remaining Revolving Exposure shall be made on a pro rata basis among the Revolving Lenders of the applicable Class (including the applicable Ancillary Lenders) pursuant to and subject to the limitations set forth in Section 2.01.

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(b) To request the creation of an Ancillary Facility, any Borrower shall deliver to the Administrative Agent not later than five (5) Business Days (or such shorter period agreed to by the Administrative Agent) prior to the first date on which such Ancillary Facility is proposed to be made available:

(i) a notice in writing specifying:

(A) the Borrower or Borrowers to which extensions of credit will be made available thereunder;

(B) the first Business Day on which such Ancillary Facility shall be made and the expiration date of such Ancillary Facility (which shall be no later than the Revolving Maturity Date);

(C) the type of Ancillary Facility being provided;

(D) the identity of the Ancillary Lender(s); and

(E) the amount and currency of the Ancillary Commitment with respect to such Ancillary Facility (which shall be expressed in any currency to which such Ancillary Lenders may agree) and shall not exceed such Ancillary Lender’s Revolving Commitment;

(ii) a copy of the Ancillary Facility Documents with respect to such Ancillary Facility, together with a certificate of a Responsible Officer of the applicable Borrower(s) certifying that the terms of such Ancillary Facility satisfy the requirements set forth in this Section 2.23 (including any applicable definitions used herein); and

(iii) such other information that the Administrative Agent may reasonably request in connection with such Ancillary Facility.

The Administrative Agent shall give notice to each Revolving Lender of such Ancillary Facility notice.

(c) (i) Subject to the terms of this Agreement, an Affiliate of any Revolving Lender (other than a Disqualified Institution) may become an Ancillary Lender, in which case such Revolving Lender and such Affiliate shall be treated as a single Revolving Lender whose Revolving Commitment is as set forth in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender assumed its Revolving Commitment.

(ii) To the extent that this Agreement or any other Loan Document imposes any obligation on any Ancillary Lender and such Ancillary Lender is an Affiliate of a Revolving Lender and not a party thereto, the relevant Revolving Lender shall ensure that such obligation is performed by such Affiliate in compliance with the terms hereof or such other Loan Document.

(iii) Each Ancillary Lender, in its capacity as such, hereby appoints the Administrative Agent as its agent for purposes of the Loan Documents and for the avoidance of doubt agrees the Administrative Agent may rely on the applicable protections and indemnities set forth herein (including those set forth in Article IX) with respect to its role as agent under the Loan Documents for such Ancillary Lender.

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(d) The terms and conditions of any Ancillary Facility shall be as agreed by the applicable Ancillary Lenders and the applicable Borrower thereunder; provided that such terms shall at all times: (i) permit extensions of credit thereunder to be made only to the applicable Borrower; (ii) provide that the Ancillary Commitment of the applicable Ancillary Lenders under such Ancillary Facility shall not exceed such Ancillary Lender’s USD Only Revolving Commitment or USD/Multicurrency Revolving Commitment, as applicable, and that, in the event and on such occasion that such Ancillary Commitment exceeds such USD Only Revolving Commitment or USD/Multicurrency Revolving Commitment, as applicable, such Ancillary Commitment shall be automatically reduced by the amount of such excess; (iii) provide that the Ancillary Facility Exposure shall not exceed the Ancillary Commitment with respect to such Ancillary Facility and (iv) provide that the Ancillary Commitment under such Ancillary Facility shall be canceled, and that all extensions of credit under such Ancillary Facility shall be repaid, not later than the Revolving Maturity Date unless cash collateralized or supported by the issuance of a “back to back” letter of credit in a manner meeting the requirements of clause (iv) of the definition of “Date of Full Satisfaction”.

(e) (i) Each Ancillary Facility shall terminate on the Revolving Maturity Date or such earlier date (A) as provided in the relevant Ancillary Facility Document or (B) on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(ii) If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and the Revolving Commitments of the Lenders and the Ancillary Lender shall no longer be deemed utilized to the extent set forth above in Section 2.23(a)).

(iii) No Ancillary Lender may demand repayment or prepayment of, or cash collateralization of, any Ancillary Facility Exposure prior to the expiry date of the relevant Ancillary Facility unless any of the following events has occurred and such Ancillary Lender has given the Parent Borrower and the relevant Borrower not less than three (3) Business Days’ notice thereof:

(A) the Revolving Maturity Date has occurred;

(B) the Revolving Loans have been accelerated and the Revolving Commitments terminated and repayment has been demanded thereof, or the Indebtedness or other obligations thereunder;

(C) it has become unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(D) the Ancillary Facility Exposure, if any, under such Ancillary Facility is refinanced by a Revolving Loan and the relevant Ancillary Lender provides sufficient notice to permit the refinancing of such Ancillary Facility Exposure with a Revolving Loan; provided that for the purposes of repaying any Ancillary Facility Exposure pursuant to paragraph (e)(iii)(E) of this Section 2.23, the applicable conditions precedent to borrowing such Revolving Loan shall be met and the relevant Ancillary Facility shall be cancelled.

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(f) Each Borrower to which an Ancillary Facility has been made available and each Ancillary Lender shall, upon request by the Administrative Agent, promptly supply the Administrative Agent with any information relating to the operation of such Ancillary Facility (including the Ancillary Facility Exposure) as the Administrative Agent may reasonably request.

(g) The Borrowers acknowledge and consent that Sections 2.14, 2.15, 2.16, 2.17, 2.18(f), 2.19 and 10.12 of this Agreement shall apply to each Ancillary Facility (unless expressly agreed by the relevant Ancillary Lender and the relevant Borrower in their sole discretion).

(h) In the event of any conflict between the terms of an Ancillary Facility Document and any other Loan Document, the terms of such other Loan Document shall govern except for (i) Sections 2.12 and 2.13 for the purposes of calculating fees, interest or commission relating to the relevant Ancillary Facility, (ii) any Ancillary Facility comprising more than one account where the terms of the Ancillary Facility Documents shall prevail to the extent required to permit the netting of balances in respect of such accounts and (iii) where the relevant term of such Loan Document would be contrary to, or inconsistent with, the law governing the relevant Ancillary Facility Document, in which case the relevant term of such Loan Document shall be superseded by the terms of the such Ancillary Facility Document to the extent necessary to eliminate the subject conflict or inconsistency; provided, however, that notwithstanding anything to the contrary herein, (x) no Ancillary Facility Document shall contain any representation or warranty, covenant or event of default that is not set forth in this Agreement (and any such representation or warranty, covenant or event of default not set forth in this Agreement shall be rendered null and void) and (y) all representations and warranties, covenants and events of default set forth in any Ancillary Facility Document shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent therewith, the relevant Ancillary Documents shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person).

(i) Notwithstanding anything to the contrary herein, in any other Loan Document or in any Ancillary Facility Document, other than as set forth in Section 8.01(f), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any Ancillary Facility Document shall be deemed to constitute, or result in, a breach of any representation, warranty, undertaking or other term of, or Default or Event of Default under, this Agreement or any other Loan Document.

(j) Notwithstanding any other provision hereunder to the contrary, no amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Lender other than the relevant Ancillary Lender.

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ARTICLE III

Representations and Warranties

Each Borrower (other than, in respect of Sections 3.11 and 3.12, which are made only by the Parent Borrower) party hereto represents and warrants that:

Section 3.01 Organization; Powers. Each of the Borrowers and their Restricted Subsidiaries (a) is validly existing under the laws of the jurisdiction of its organization or formation, except, in the case of a Restricted Subsidiary, where the failure to so exist could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (where relevant) in, its jurisdiction of organization or formation and every other jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. Each of the Parent Borrower and the Subsidiary Loan Parties has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. This Agreement has been duly executed and delivered by the Borrowers party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of the Loan Documents: (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) immaterial consents, approvals, registrations, filing or other actions, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority binding on such Person or (ii) in any material respect, the charter, by-laws or other organizational documents of such Borrower or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its Restricted Subsidiaries (unless such payment is not restricted hereunder), and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Restricted Subsidiaries, except Liens created under and Liens permitted by the Loan Documents, except to the extent such violation or default referred to in clause (b)(i) or (c) above could not reasonably be expected to result in a Material Adverse Effect.

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Section 3.04 Financial Condition; No Material Adverse Change.

(a) Financial Statements. The Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter ended July 2, 2016 and the fiscal year ended January 2, 2016. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) No Material Adverse Change. Since July 2, 2016, there has been no material adverse change in the business, assets, property, financial condition or results of operation, of the Parent Borrower and its Restricted Subsidiaries, taken as a whole.

Section 3.05 Properties.

(a) Title. Each of such Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or where the failure to have such title or interest could not reasonably be expected to result in a Material Adverse Effect.

(b) Intellectual Property. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each of such Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service names, domain names, copyrights, patents and other intellectual property necessary for its business and (ii) to the knowledge of such Borrower, the use of any such intellectual property by such Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person and the intellectual property owned by any Loan Party is not being infringed by any other Person.

Section 3.06 Litigation and Environmental Matters.

(a) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened in writing against or affecting such Borrower or any of its Restricted Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that as of the ~~Fourth~~Fifth Amendment Date, involve any of the Loan Documents or the Transactions to be consummated on or about the ~~Fourth~~Fifth Amendment Date.

(b) Environmental Matters. Except as could not reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect, neither such Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any pending or threatened claim with respect to any Environmental Liability or has knowledge of any event or circumstance that could reasonably be expected to give rise to such a claim, (iv) knows of any basis for, or that could reasonably be expected to give rise to, any Environmental Liability, or (v) has assumed or retained by contract or operation of law any obligations under Environmental Law or relating to Hazardous Materials.

Section 3.07 Compliance with Laws. Such Borrower and each of its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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Section 3.08 Investment Company Act Status. Neither such Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Such Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes not overdue by more than 30 days or, if more than 30 days overdue, that are being contested in good faith by appropriate proceedings and for which such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA; Canadian Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the fair market value of the assets of each Pension Plan was not materially less than the present value of the accumulated benefit obligation under such Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) as of the close of the most recent Plan year, as reported in the most recent financial statements reflecting such amounts. If all of the Pension Plans were terminated (disregarding any Pension Plans with surpluses), the unfunded liabilities with respect to the Pension Plans, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

The Canadian Loan Parties do not, and have not ever, sponsored, administered, participated in or contributed to a Canadian Multi-Employer Plan, except as may be consented to by the Administrative Agent after the Effective Date (it being understood that at the Administrative Agent’s option it may also request the consent of the Required Lenders in connection with such determination). Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) all Canadian Benefit Plans are or will be, and have been (where applicable), established, registered (where required), amended, funded, invested and administered in material compliance with the terms of such Canadian Benefit Plans, all applicable laws and any applicable collective agreement; (ii) there is no investigation by a Governmental Authority or claim (other than routine claims for payment of benefits) pending or, to the knowledge of the Canadian Loan Parties, threatened involving any Canadian Benefit Plan or its assets, and no facts exist which could reasonably be expected to give rise to any such investigation or claim (other than routine claims for payment of benefits); (iii) all employer and employee payments, contributions and premiums required to be remitted, paid to or paid in respect of each Canadian Benefit Plan have been paid or remitted in accordance with its terms and all applicable laws; (iv) any Canadian Pension Plans are or will be (within the time period permitted by applicable law) duly registered under all applicable Canadian federal or provincial pension benefits standards legislation; (v) all material obligations of any Canadian Loan Party required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion; (vi) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws have been or will be filed or distributed in a timely fashion; (vii) no amount is due and owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation or pension benefits statute; and (viii) no Canadian Pension Termination Event has occurred

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Section 3.11 Disclosure. As of the ~~Fourth~~Fifth Amendment Date, none of the written reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent (other than information of a general economic or industry specific nature, projected financial information or other forward looking information) in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished prior to the date on which this representation is made or deemed made), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that projections may vary from actual results and that such variances may be material).

Section 3.12 Subsidiaries. As of the Effective Date, the Parent Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Parent Borrower’s ownership of the outstanding Equity Interests of each Subsidiary directly owned by Parent Borrower and the percentage of each Subsidiary’s ownership of the outstanding Equity Interests of each other Subsidiary. As of the date required by Schedule 5.10, Schedule 3.12, as amended or supplemented, sets forth the authorized, issued and outstanding Equity Interests of Parent Borrower and each Subsidiary. All of the outstanding capital stock of Parent Borrower and each Restricted Subsidiary has been, to the extent applicable, validly issued, is fully paid, and is nonassessable. As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of any Restricted Subsidiary.

Section 3.13 Labor Matters. As of the Effective Date, except as disclosed on Schedule 3.13, (a) there are no strikes, lockouts or slowdowns against the Parent Borrower or any Restricted Subsidiary pending or, to the knowledge of the Parent Borrower, threatened in writing, that would have a material impact on the operations of the Parent Borrower and the Restricted Subsidiaries and (b) except as could not reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Parent Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters

Section 3.14 Solvency. As of the ~~Fourth~~Fifth Amendment Date (a) the sum of the debt (including contingent liabilities) of the Parent Borrower and its Subsidiaries on a consolidated basis, does not exceed the present fair saleable value of the assets of the Parent Borrower and its Subsidiaries on a consolidated basis, (b) the capital of the Parent Borrower and its Subsidiaries on a consolidated basis, is not unreasonably small in relation to the business of the Parent Borrower and its Subsidiaries on a consolidated basis, contemplated as of the date hereof and (c) the Parent Borrower and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, (x) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5) and (y) the term “present fair saleable value” means the amount that may be realized if the applicable company’s aggregate assets are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of a comparable business enterprises.

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Section 3.15 Margin Securities. Neither the Parent Borrower nor any of its Restricted Subsidiaries, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of Regulation X or that would entail a violation of Regulation U of the Board of Governors of the Federal Reserve System (and if required by such regulations or requested by a Lender, the Parent Borrower or such Restricted Subsidiary, as applicable, will provide any applicable Lender with a signed Form G-3 or U-1 or any successor form, as applicable, containing the information required to be provided on such form by such entity).

Section 3.16 Security Documents. The Security Documents are effective to create in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders a legal, valid, and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, capital impairment, recognition of judgments, recognition of choice of law, enforcement of judgments or other similar laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) perfected Lien (subject to Liens permitted by Section 6.02) on the Collateral as security for the relevant Obligations (it being understood that subsequent filings and recordings may be necessary to perfect Liens on the Collateral pursuant to Section 5.10) of each grantor described therein.

Section 3.17 Use of Proceeds. The proceeds of the Credit Facilities shall be used (a) to refinance certain existing indebtedness of the Parent Borrower and its Subsidiaries, (b) to pay fees and expenses related to the Transactions and related transactions (including any funding of original issue discount and upfront fees) and (c) for general corporate purposes (including, in the case of the Revolving Facility, the working capital needs, capital expenditures, acquisitions, other investments, Restricted Payments and any other purpose not prohibited under the Loan Documents) of the Parent Borrower and its Subsidiaries. Letters of Credit will be issued to support transactions entered into by the Parent Borrower or a Restricted Subsidiary in the ordinary course of business and, to the extent permitted or not prohibited hereby, to support transactions entered into by an Unrestricted Subsidiary in the ordinary course of business.

Section 3.18 Patriot Act; OFAC; FCPA.

(a) Each of the Parent Borrower and its Subsidiaries is in compliance in all material respects with the Patriot Act.

(b) (i) Each of the Parent Borrower and its Subsidiaries is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; (ii) none of the Parent Borrower or any of its Subsidiaries nor, to the knowledge of the Borrowers, any director, officer, agent or employee of any of the foregoing is (x) a person on the list of “Specially Designated Nationals and Blocked Persons” or (y) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers (other than the German Subsidiary Borrower) will not directly or,

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to the knowledge of such Borrowers, indirectly use the proceeds of the Loans, Letter of Credit or any Ancillary Facility or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject at the time such proceeds are made available to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC and with respect to the German Subsidiary Borrower, the Parent Borrower shall ensure that such German Subsidiary Borrower will not directly or, to the Parent Borrower’s knowledge, indirectly use the proceeds of the Loans or any Ancillary Facility or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject at the time such proceeds are made available to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC; and (iii) no part of the proceeds of any Loan, Letter of Credit or Ancillary Facility will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, as amended or the Corruption of Foreign Public Officials Act (Canada).

ARTICLE IV

Conditions

Section 4.01 Effective Date. This Agreement shall become effective and the obligations of the Lenders to make Revolving Loans and any agreement of the Issuing Bank to issue any Letters of Credit hereunder shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) Execution and Delivery of Loan Documents. The Administrative Agent (or its counsel) shall have received (i) a counterpart of (x) this Agreement signed by the Parent Borrower, the Dutch Parent Borrower and, to the extent the Rothsay Acquisition Closing Date has occurred, the Canadian Borrower and (y) the U.S. Security Agreement and the Guaranty Agreement, each signed on behalf of each Loan Party party thereto immediately prior to the Effective Date, or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of such agreements.

(b) Legal Opinions. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel (including, without limitation, local counsel) for the Loan Parties covering such matters relating to the Loan Parties and the Loan Documents as of the Effective Date as are customary for financings of this type. The Parent Borrower hereby requests such counsel to deliver such opinions.

(c) Corporate Authorization Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party (other than the Dutch Parent Borrower), the authorization of the Transactions to be consummated in connection with the execution and delivery hereof and any other legal matters relating to the Loan Parties (other than the Dutch Parent Borrower), the Loan Documents or such Transactions as are customary for financings of this type, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

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(d) Dutch Parent Borrower. The Administrative Agent shall have received:

(i) a copy of the articles of association (statuten) of the Dutch Parent Borrower, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of the Dutch Parent Borrower.

(ii) a copy of a resolution of the board of managing directors of the Dutch Parent Borrower:

(A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party;

(B) if applicable, authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and

(C) if applicable, authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Borrowing Request) to be signed and/or despatched by it under or in connection with the Loan Documents to which it is a party.

(iii) if applicable, a copy of the resolution of the shareholder(s) of the Dutch Parent Borrower approving the resolutions of the board of managing directors referred to under clause (ii) above; and

(iv) a specimen of the signature of each member of the board of managing directors of the Dutch Parent Borrower and, if applicable, each person authorized by the resolutions referred to in clause (ii)(B) and/or (ii)(C) above in relation to the Loan Documents.

(e) Patriot Act. The Administrative Agent shall have received, at least 5 days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, with respect to the Loan Parties as of the Effective Date that has been reasonably requested by the Commitment Parties at least 10 days prior to the Effective Date.

(f) Collateral Security. All actions necessary to establish that the Administrative Agent will have a perfected first priority security interest in the Collateral (subject to Liens permitted under this Agreement and it being understood that, to the extent any Collateral is not or cannot be provided on the Effective Date (other than the grant and perfection of security interests (i) that may be perfected solely by the filing of a financing statement under the Uniform Commercial Code or PPSA or (ii) in capital stock owned by the Parent Borrower and its Subsidiaries immediately prior to the Effective Date with respect to which a Lien may be perfected by the delivery of a stock certificate) after the Parent Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of such Collateral shall not constitute a condition precedent to the Effective Date, but may instead be provided after the Effective Date pursuant to arrangements to be mutually agreed between the Parent Borrower and the Administrative Agent).

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The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 [Reserved].

Section 4.03 [Reserved].

Section 4.04 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and any agreement of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) Representations and Warranties. At the time of and immediately after giving effect to such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, in each case, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b) No Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.04.

ARTICLE V

Affirmative Covenants

Until the Date of Full Satisfaction, the Parent Borrower (and each other Borrower to the extent applicable) covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. The Parent Borrower will furnish to the Administrative Agent:

(a) Annual Audit. Within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any such qualification pertaining to the maturity of any ~~Credit Facility~~Indebtedness occurring within 12 months of the relevant audit or any breach or anticipated breach of any financial covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

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(b) Quarterly Unaudited Financial Statements. Within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) Compliance Certificate. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in substantially the form of Exhibit D hereto of a Financial Officer of the Parent Borrower (i) certifying as to whether a Default, which has not previously been disclosed or which has not been cured, has occurred and, if such a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower’s audited financial statements referred to in Section 3.04 which has not already been disclosed and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) [Reserved];

(e) Budget. Within 45 days after the end of each fiscal year of the Parent Borrower, a detailed consolidated budget for the then current fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and setting forth the material assumptions used for purposes of preparing such budget;

(f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(g) Additional Information. Promptly following any reasonable request therefor such additional information as the Administrative Agent (for its own account or upon the reasonable request from any Lender) from time to time reasonably requests regarding the operations, business affairs and financial condition of Parent Borrower or any Restricted Subsidiary as well as any information required by the Patriot Act; provided, however, that the Parent Borrower and any its Subsidiaries shall not be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of such Person or any of its Subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable law, (c) that is subject to

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attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Parent Borrower or any Subsidiary owes confidentiality obligations to any third party; provided, further, that in the event that the Parent Borrower or any Restricted Subsidiary does not provide information in reliance on the preceding clause (c) or (d) due to privilege or confidentiality concerns, the Parent Borrower or such Restricted Subsidiary shall provide notice to the Administrative Agent that such information is being withheld and, in the case of clause (d), shall use its commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege);

(h) ERISA Notices. Promptly upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for any documents described in Section 101(k) and 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request of any Multiemployer Plans or notices from such administrator or sponsor and the Parent Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

The information required to be delivered by clauses (a), (b) and (f) of this Section 5.01 shall be deemed to have been delivered on the date on which the Parent Borrower posts such information on its website on the Internet at www.darlingii.com or when such information is posted on the SEC’s website on the Internet at www.sec.gov (including within any Form 10-K or Form 10-Q); provided that the Parent Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided further, that the Parent Borrower shall deliver paper copies of any such information to the Administrative Agent if the Administrative Agent or any Lender requests the Parent Borrower to deliver such paper copies.

Section 5.02 Notices of Material Events. The Parent Borrower will furnish to the Administrative Agent prompt written notice of (and if applicable, in the case of clause (d) below, the items set forth in) the following:

(a) Default. A Responsible Officer of the Parent Borrower obtaining knowledge of the existence of any Default;

(b) Notice of Proceedings. The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Restricted Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(c) ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) Canadian Pensions.

(i) If requested by the Administrative Agent, promptly after such request (i) (x) copies of all actuarial reports and any other material reports which have been filed with a Governmental Authority with respect to each Canadian Defined Benefit Plan, and (y) any material direction, order, notice, ruling or opinion related to funding, windup or termination of any Canadian Defined Benefit Plan that any Canadian Loan Party may receive from a Governmental Authority with respect to any Canadian Defined Benefit Plan.

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(ii) Promptly after any Responsible Officer of the Canadian Borrower obtains actual knowledge thereof, (v) a Canadian Pension Termination Event, (w) the failure in any material respect to make a required contribution to or payment under any Canadian Benefit Plan when due in accordance with its terms and applicable laws, (x) the occurrence of any event which is reasonably likely to result in any Canadian Loan Party incurring any liability, fine or penalty with respect to any Canadian Benefit Plan that could reasonably be expected to have a Material Adverse Effect, (y) the establishment of any new plan which, if it currently existed, would be a Canadian Defined Benefit Plan, or any change to an existing Canadian Defined Benefit Plan that could reasonably be expected to have a Material Adverse Effect or (z) the acquisition of an interest in any Person if such Person sponsors, administers, or participates in, or has any liability in respect of, any Canadian Defined Benefit Plan.

(e) Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except, solely in the case of a Restricted Subsidiary, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transactions permitted under Section 6.03 or Section 6.05. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect all of its rights, licenses, permits, privileges or franchises unless the failure to preserve, renew and keep in full force and effect such rights, licenses, permits, privileges or franchises could reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transactions permitted under Section 6.03 or Section 6.05.

Section 5.04 Payment of Taxes. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become more than 30 days overdue, or if more than 30 days overdue, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Parent Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (iii) such contest effectively suspends collection of the contested obligation and the foreclosure of any Lien securing such obligation or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property in good working order and condition, ordinary wear and tear and casualty and condemnation excepted and except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect or as otherwise expressly permitted by this Agreement.

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Section 5.06 Insurance. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Parent Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent (but not more frequently than once per fiscal year), information in reasonable detail as to the insurance so maintained. In the case of insurance policies maintained by any Domestic Loan Party, (a) each general liability insurance policy shall name the Administrative Agent (or its agent or designee) as additional insured and (b) each insurance policy covering Collateral shall name the Administrative Agent (or its agent or designee) as loss payee and shall provide that such policy will not be canceled or materially changed without 30 days (or 10 days in the event of a payment default) prior written notice to the Administrative Agent.

Section 5.07 Books and Records; Inspection. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in order to permit the preparation of its financial statements in accordance with GAAP. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that (a) the Parent Borrower shall not be required to reimburse such expenses unless an Event of Default exists at the time thereof (and the Parent Borrower shall reimburse the Administrative Agent for all such visits, inspections, examinations and discussions conducted when an Event of Default exists) and (b) the Parent Borrower shall have the opportunity to be present at any meeting with its independent accountants. Notwithstanding anything to the contrary in this Section 5.07, the Parent Borrower and any Restricted Subsidiary will not be required to disclose or permit the inspection or discussion of, any document, information or other matter (1) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement not entered into in contemplation of avoiding such inspection and disclosure rights, (2) that is subject to attorney client or similar privilege or constitutes attorney work product, (3) in respect of which the Parent Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party not entered into in contemplation of avoiding such inspection and disclosure or (4) that constitutes non-financial trade secrets or non-financial proprietary information of the Parent Borrower or any Subsidiary thereof and/or any customers and/or suppliers of the foregoing; provided that in the event that any the Parent Borrower or any Restricted Subsidiary does not provide any information requested in connection with an examination or a discussion permitted under this Section 5.07 in reliance on the preceding clause (2) or (3) due to confidentiality or waiver concerns, such Person shall provide notice to the Administrative Agent that such information is being withheld and, in the case of clause (3), shall use its commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege.

Section 5.08 Compliance with Laws. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.09 [Reserved].

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Section 5.10 Collateral Matters; Guaranty Agreement.

(a) Further Assurances. Subject to the terms of the Security Documents, the Agreed Security Principles and Section 5.10(f), the Parent Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

(b) Additional Restricted Subsidiaries. Subject to Section 5.10(f) and the Agreed Security Principles, in furtherance of the foregoing, if any additional Subsidiary (other than a Receivables Subsidiary) is formed or acquired after the Effective Date or any Unrestricted Subsidiary is designated as a Restricted Subsidiary after the Effective Date, or the Canadian Borrower Joinder Date occurs, as applicable, such Borrower will notify the Administrative Agent and the Lenders thereof and (i) if such Subsidiary is a Domestic Subsidiary that is not an Excluded Subsidiary, such Borrower will cause such Restricted Subsidiary to become a party to the Guaranty Agreement, pursuant to which such Domestic Subsidiary shall guarantee the Obligations (which include the Foreign Obligations), and the U.S. Security Agreement, in each case, promptly after such Restricted Subsidiary is formed, acquired or designated and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets of the type that would be subject to the type of Security Documents described on Schedule 5.10 to secure such Obligations, as the Administrative Agent shall reasonably request, (ii) if such Subsidiary is a Specified Foreign Subsidiary that is not an Excluded Subsidiary, the Parent Borrower will cause such Restricted Subsidiary to become a party to (A) the Guaranty Agreement, pursuant to which such Foreign Subsidiary shall guarantee the Obligations (until the Pari Passu Notes Repayment Date) and after the Pari Passu Notes Repayment Date, only the Foreign Obligations and (B) the Canadian Security Agreement or other applicable Foreign Security Agreement, in each case, promptly after such Restricted Subsidiary is formed, acquired or designated and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets of the type that would be subject to the type of Security Documents described on Schedule 5.10 to secure the Obligations (until the Pari Passu Notes Repayment Date) and after the Pari Passu Notes Repayment Date, only the Foreign Obligations, as the Administrative Agent shall reasonably request and (iii) subject to the Agreed Security Principles, if any Equity Interest in any Restricted Subsidiary is acquired after the Effective Date by or on behalf of any Loan Party or any Unrestricted Subsidiary (other than a Receivables Subsidiary) is designated as a Restricted Subsidiary after the Effective Date, the Parent Borrower will cause the Equity Interests of each such Restricted Subsidiary to be pledged pursuant to the U.S. Security Agreement, Canadian Security Agreement or other Foreign Security Agreement, as applicable, promptly after such Restricted Subsidiary is formed, acquired or designated (except that, to the extent such pledge secures all the Obligations and not just the Foreign Obligations, if such Restricted Subsidiary is (x) a Domestic Subsidiary and substantially all of its assets consist of the debt or equity of one or more direct or indirect Foreign Subsidiaries (other than, in the case of Specified Foreign Subsidiaries, prior to the Pari Passu Notes Repayment Date; provided that in no event shall this parenthetical apply to any direct or indirect holding companies of the Foreign Borrowers that are not Specified Foreign Subsidiaries) or (y) a Foreign Subsidiary (other than Specified Foreign Subsidiaries, prior to the Pari Passu Notes Repayment Date;

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provided that in no event shall this parenthetical apply to any direct or indirect holding companies of any Foreign Borrowers which are not Specified Foreign Subsidiaries), the voting Equity Interest in such Restricted Subsidiary to be pledged pursuant to the U.S. Security Agreement, the Canadian Security Agreement and/or Foreign Security Agreement, as applicable, shall be limited to 65% of the outstanding voting Equity Interests of such Restricted Subsidiary). Notwithstanding anything to the contrary herein and in any other Loan Document but subject to the Agreed Security Principles, on and after the Pari Passu Notes Repayment Date, the Foreign Subsidiary Loan Parties shall only guarantee the Foreign Obligations and the assets and property of the Foreign Subsidiary Loan Parties shall only secure the Foreign Obligations and the Lenders hereby authorize the Administrative Agent to take any actions and execute any documents in accordance with Section 9.10 as it reasonably determines are advisable to evidence or effect the guarantee and security structure contemplated by this sentence (such modified structure, the “Foreign Collateral Reallocation”).

(c) Excessive Cost. Notwithstanding the provisions of clauses (a) and (b) of this Section 5.10 or the terms of the U.S. Security Agreement, the Canadian Security Agreement or a Foreign Security Agreement, (i) the Administrative Agent (or its designee) shall not take a Lien (or perfect a Lien) in an asset of a Loan Party if (A) the Administrative Agent and the Parent Borrower reasonably determine that the burden, difficulty, consequence or cost of granting or perfecting a Lien on such asset (including any stamp, intangibles or other tax) is disproportionate to the benefit to the Lenders afforded by such Lien on such asset, (B) the granting of a security interest in such asset would be prohibited, in the case of a contract, by enforceable anti-assignment provisions in such contract or by applicable law or with respect to any other assets to the extent such a pledge would violate the terms of any contract governing the purchase, financing or ownership of such assets or would trigger termination pursuant to any “change of control” or similar provision under such contract (in each case, after giving effect to the relevant provisions of the Uniform Commercial Code, PPSA or similar law in any jurisdiction, as applicable, in effect in the applicable jurisdiction and other relevant legislation) or (C) a security or pledge agreement would be required to be governed by the laws of a jurisdiction other than the one in which such Loan Party is then organized, (ii) Liens on the following assets shall not be required to be perfected: (A) cash and cash equivalents, deposit and securities accounts (including securities entitlements and related assets), in each case to the extent a security interest therein cannot be perfected by the filing of a financing or registration statement under the Uniform Commercial Code, PPSA or similar law in any jurisdiction, as applicable; (B) other assets requiring perfection through control agreements; and (C) commercial tort claims less than $10,000,000 and (iii) (A) no Liens on any fee owned or leased real property, vehicles, aircraft, watercraft, similar vehicles or any other assets subject to certificates of title of the Parent Borrower or any of its Subsidiaries shall be required (and for greater certainty, no Borrower shall be required to make serial number registrations (or like registrations) against any serial number goods (or like concept) and (B) the Loan Parties shall not be required to seek any landlord waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement.

(d) Designation of Immaterial Subsidiaries as Subsidiary Loan Parties. The Parent Borrower shall cause one or more of its Immaterial Subsidiaries that are not otherwise Excluded Subsidiaries to become a Subsidiary Loan Party (including by causing any such Immaterial Subsidiary to execute any applicable supplement or joinder to any applicable Security Document and to grant a security interest in any of its Collateral required to be so granted thereunder) to the extent necessary to reduce the EBITDA of the Immaterial Subsidiaries, individually or

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collectively, for the 4 fiscal quarter period ended most recently prior to such date to be not greater than 5% of the EBITDA of the Parent Borrower and its Subsidiaries taken as a whole. Upon becoming a Subsidiary Loan Party, such Immaterial Subsidiary shall cease to be designated an Immaterial Subsidiary.

(e) Timing of Actions and Deliverables. Notwithstanding anything to the contrary herein, all actions and deliverables required under this Section 5.10 shall be deemed taken or delivered promptly if such actions or deliverables are taken or delivered upon the later of (i) the next delivery date of the financials contemplated by Section 5.01(a) and 5.01(b) and (ii) the date expressly requested by the Administrative Agent acting in its reasonable discretion.

(f) Post-Closing Items. [Reserved].

Section 5.11 Maintenance of Ratings. At any time when a “term B loan” is outstanding under this Agreement, the Parent Borrower will use commercially reasonable efforts to cause to be maintained at all times (a)(i) a corporate family rating, in the case of Moody’s or (ii) an issuer credit rating, in the case of S&P, for the Parent Borrower and (b) credit ratings for the Credit Facilities from Moody’s and S&P.

Section 5.12 Canadian Benefit Plans. Each Canadian Loan Party shall, with respect to each Canadian Defined Benefit Plan: (a) in a timely fashion perform in all material respects all obligations (including funding, investment and administration obligations) required to be performed in connection with such Canadian Defined Benefit Plan; and (b) pay all material contributions, premiums and payments when due in accordance in all material respects with its terms and all applicable laws.

ARTICLE VI

Negative Covenants

Until the Date of Full Satisfaction, each Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. Such Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) (i) Indebtedness created under the Loan Documents (including with respect to Specified Refinancing Debt), (ii) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing Indebtedness in respect thereof and (iii) Indebtedness of the Loan Parties evidenced by Refinancing Junior Loans and any Permitted Refinancing Indebtedness in respect thereof;

(b) Indebtedness in respect of (i) the Pari Passu Notes (including, for the avoidance of doubt, Permitted Refinancing Indebtedness in respect thereof as included in the definition of “Pari Passu Notes”), (ii) [reserved] and (iii) the ~~New~~Existing Senior Unsecured Notes (including, for the avoidance of doubt, Permitted Refinancing Indebtedness in respect thereof as included in the definition of “~~New~~Existing Senior Unsecured Notes”);

(c) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and amendments, modifications, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except as otherwise permitted by this Section 6.01;

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(d) Indebtedness among the Parent Borrower and its Subsidiaries (including between or among Subsidiaries); provided that, (i) all such Indebtedness of any Loan Party owing to an Excluded Subsidiary must, subject to applicable law, regulations and orders of any Governmental Authority, be expressly subordinated to such Loan Party’s Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, it being understood that payments may be made thereon unless an Event of Default has occurred and is continuing and the Loans have been accelerated in accordance with Section 8.01 and (ii) any Indebtedness owing to the Parent Borrower or any Restricted Subsidiary by any Excluded Subsidiary shall be subject to compliance with Section 6.04;

(e) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) Guarantees by the Parent Borrower or any Restricted Subsidiary of Indebtedness of any Excluded Subsidiary shall be subject to compliance with Section 6.04, (ii) Guarantees permitted under this clause (e) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on terms not materially less favorable to the Lenders as the Indebtedness so Guaranteed is subordinated to the Obligations and (iii) no ~~New~~Existing Senior Unsecured Notes, Pari Passu Notes, Refinancing Notes or any Refinancing Junior Loans shall be Guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is a Loan Party (or becomes a Loan Party substantially simultaneously therewith) that has Guaranteed the applicable Obligations or Foreign Obligations pursuant to a Guaranty Agreement;

(f) (i) Indebtedness of the Parent Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, repair or improvement of any assets (including rolling stock), including Capital Lease Obligations, mortgage financings, purchase money indebtedness (including any industrial revenue bonds, industrial development bonds and similar financings), (ii) Indebtedness of the Parent Borrower or any Restricted Subsidiary assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof, and (iii) any amendments, modifications, extensions, renewals and replacements of any such Indebtedness permitted by this clause (f) that do not increase the outstanding principal amount thereof except as otherwise permitted by this Section 6.01; provided that (A) in the case of clause (f)(i), such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair or improvement and (B) in the case of clauses (f)(i) and (f)(ii), on a Pro Forma Basis after giving effect to the incurrence of any such Indebtedness, the Parent Borrower is in compliance with the Financial Covenants and the Parent Borrower’s Secured Leverage Ratio does not exceed 4.00 to 1.00.

(g) Indebtedness arising in connection with Swap Agreements permitted by Section 6.07; provided that Guarantees by any Loan Party of such Indebtedness of any Excluded Subsidiary shall be subject to compliance with Section 6.04;

(h) (i) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof and (ii) amendments, modifications, extensions, renewals and replacements thereof which do not increase the principal amount thereof except as otherwise permitted by this Section 6.01; provided that in the case of clause (h)(i) (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, and (B) on a Pro Forma Basis after giving effect to the incurrence of any such Indebtedness, the Total Leverage Ratio does not exceed 5.50 to 1.00 and the Secured Leverage Ratio does not exceed 4.00 to 1.00;

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(i) obligations in respect of workers compensation claims, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations or property, casualty or liability insurance and premiums related thereto, self insurance obligations, customs, surety, stay, appeal and performance bonds, and performance and completion guarantees and similar obligations incurred by the Parent Borrower or any Restricted Subsidiary, in each case in the ordinary course of business;

(j) to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to the real property of the Parent Borrower or any Restricted Subsidiary;

(k) to the extent constituting Indebtedness, customary indemnification and purchase price adjustments or similar obligations (including earn-outs) incurred or assumed in connection with Investments and Dispositions otherwise permitted hereunder;

(l) to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(m) to the extent constituting Indebtedness, deferred compensation payable to directors, officers, employees, members of management or consultants of the Parent Borrower and the Restricted Subsidiaries;

(n) Indebtedness in respect of repurchase agreements constituting Permitted Investments;

(o) Indebtedness consisting of promissory notes issued by the Parent Borrower or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Parent Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower permitted by Section 6.08;

(p) cash management obligations and Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary in respect of netting services, overdraft protections, commercial credit cards, stored value cards, purchasing cards and treasury management services, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate deposit network services, incentive, supplier finance or similar programs, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management and similar arrangements, in each case entered into in the ordinary course of business in connection with cash management, including among the Parent Borrower and its Subsidiaries, and deposit accounts;

(q) (i) Indebtedness consisting of the financing of insurance premiums and (ii) take-or-pay obligations constituting Indebtedness of the Parent Borrower or any Restricted Subsidiary, in each case, entered into in the ordinary course of business;

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(r) Indebtedness incurred by ~~a Loan~~the Parent~~y~~ Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit (other than Letters of Credit issued pursuant to this Agreement), bank guarantees or similar instruments entered into in the ordinary course of business and the obligations arising under drafts accepted and delivered in connection with a drawing thereunder; provided that (i) upon the drawing of any such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence and (ii) the aggregate outstanding face amount of all such letters of credit or bank guarantees does not exceed the greater of $20,000,000 and 0.5% of Consolidated Total Assets at any time;

(s) obligations, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby;

(t) Indebtedness of the type described in clause (e) of the definition thereof to the extent the related Lien is permitted under Section 6.02;

(u) Indebtedness consisting of or relating to Receivables Facilities;

(v) other Indebtedness of the Parent Borrower and its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed the greater of $150,000,000 and 3.0% of Consolidated Total Assets at any time outstanding;

(w) Indebtedness in the form of (i) Guarantees of Indebtedness of the Renewable Diesel Joint Venture; provided that on a Pro Forma Basis after giving effect to the incurrence of such Guarantee, the Parent Borrower would have been in compliance with the covenant set forth in Section 7.02 as of the last day of the immediately preceding fiscal quarter and (ii) Guarantees of any obligation to make an Investment in the Renewable Diesel Joint Venture permitted to be made in accordance with Section 6.04;

(x) (i) additional Indebtedness to the extent that on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, the Parent Borrower is in compliance with the covenant set forth in Section 7.02 and (ii) Permitted Refinancing Indebtedness with respect to Indebtedness referred to in clause (i).

(y) Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate amount outstanding not to exceed the greater of $150,000,000 and 3.0% of Consolidated Total Assets in the aggregate provided such Indebtedness is either (i) unsecured (but which may be guaranteed by the Parent Borrower pursuant to Section 6.01(e))) or (ii) secured by only the Equity Interests in or assets of any Restricted Subsidiary that is not a Subsidiary Loan Party;

(z) intercompany Indebtedness among the Parent Borrower and its Subsidiaries described in the PWC Steps Memo (or implied thereunder as necessary to implement the transactions described therein;

(aa) any liability of the Group arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the Dutch Civil Code, issued prior to the date of this Agreement or any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity (fiscale eenheid) for Dutch corporate income purposes provided that all members of the fiscal unity are members of the Group;

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(bb) (i) notes or loans (or commitments in respect thereof) that are unsecured, or secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Credit Facilities outstanding on the ~~Fourth~~Fifth Amendment Date pursuant to an intercreditor agreement in form reasonably satisfactory to the Administrative Agent (any such Indebtedness, “Incremental Equivalent Debt”); provided that (A) the aggregate outstanding principal amount of all Incremental Equivalent Debt shall not exceed the amount permitted to be incurred under the Incremental Amount, (B) the incurrence of such Indebtedness shall be subject to clauses (i), (ii), (iv), and solely in the case of loans (or commitments in respect thereof) which rank pari passu in right of payment and with respect to security with the Term B Loans outstanding on the ~~Fourth~~Fifth Amendment Date, clause (vi) of Section 2.20(d) as if such Incremental Equivalent Debt constituted Incremental Term Loans, (C) the financial maintenance covenants (if any) applicable to such Incremental Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable under this Agreement (except for such financial maintenance covenants applicable only to periods after the Latest Maturity Date or the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such financial maintenance covenant for the benefit of each Credit Facility (which such amendment may be effected by an amendment signed by the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment) and, for the avoidance of doubt, it being understood that if such financial covenant is a “springing” financial maintenance covenant applicable only to revolving Indebtedness, such financial covenant shall be automatically included in this agreement only for the benefit of each Revolving Facility and not for the benefit of any Credit Facility in respect of Term Loans hereunder) and (D) solely with respect to Indebtedness in the form of loans which rank pari passu in right of payment, and secured by Liens on the Collateral ranking pari passu with the Liens securing, the Term B Loans outstanding on the ~~Fourth~~Fifth Amendment Date, all other terms with respect to such loans which are materially more restrictive (taken as a whole) than those with respect to the Loans under the existing applicable Class of Credit Facility shall be (x) permitted by clauses (A) through (C) of the preceding sentence, (y) applicable only after the Latest Maturity Date of the relevant Credit Facility outstanding on the ~~Fourth~~Fifth Amendment Date (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)), or (z) otherwise be reasonably satisfactory to the Administrative Agent; provided that documentation governing any such loan may include such materially more restrictive terms so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such term for the benefit of each Credit Facility of the same Class (which may be achieved by an amendment solely among the Parent Borrower and the Administrative Agent (and the Required Lenders hereby authorize the Administrative Agent to enter into such amendment)) and (ii) Permitted Refinancing Indebtedness with respect to the Indebtedness referred to in clause (bb)(i) above;

(cc) Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued;

(dd) Indebtedness of the Parent Borrower or any Restricted Subsidiary to the extent that 100% of such Indebtedness is supported by any Letter of Credit;

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(ee) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(ff) Indebtedness of the Parent Borrower or any Restricted Subsidiary under any Ancillary Facility; and

(gg) ~~(~~all premiums (if any), interest (including post-petition interest), fees, prepayment premium and make whole amounts, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ff) above.

Section 6.02 Liens. Such Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens created under the Loan Documents (including in respect of the Liens securing the Pari Passu Notes Obligations) and the Ancillary Facility Documents;

(b) Liens imposed by law for taxes, assessments and governmental charges (i) that are not overdue by more than 30 days or, if more than 30 days overdue, are being contested in a manner consistent with Section 5.04 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations (i) that are not overdue by more than 30 days or, if more than 30 days overdue, are being contested in a manner consistent with Section 5.04 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) pledges and deposits made in the ordinary course of business (i) in compliance with workers’ compensation, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations, property, casualty or liability insurance or premiums related thereto or self insurance obligations or (ii) to secure letters of credit, bank guarantees or similar instruments posted to support payment of items set forth in the foregoing clause (d)(i); provided that such letters of credit and bank guarantees are issued in compliance with Section 6.01;

(e) Liens securing the performance of, or granted in lieu of, contracts with trade creditors, contracts (other than in respect of debt for borrowed money), leases, bids, statutory obligations, customs, surety, stay, appeal and performance bonds, performance and completion guarantees and other similar obligations of a like nature, in each case entered into in the ordinary course of business and deposits securing letters of credit, bank guarantees or similar instruments posted to support payment of the items set forth in this clause (e); provided that (i) such letters of credit (other than the Letters of Credit), bank guarantees or similar instruments are issued in compliance with Section 6.01 and (ii) the Liens permitted by this clause (e) shall at no time encumber any assets other than (A) the amount of cash or marketable investments required to be pledged thereunder and (B) with respect to customs and surety bonds, performance bonds, and performance and completion guarantees or similar obligations, the specific assets in respect to which such bonds or guarantees are issued and which are customarily encumbered under similar bond and guarantee transactions;

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(f) Liens in respect of judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested that do not constitute an Event of Default under clause (j) of Section 8.01;

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and other minor irregularities in title (including leasehold title), in each case, that do not materially and adversely interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

(h) Liens arising from filing UCC or PPSA (or similar law of any jurisdiction) financing statements regarding leases and consignment or bailee arrangements permitted or not prohibited by any of the Loan Documents and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in such leasehold) or consignment or bailee;

(i) any interest or title of a lessor, sublessor, licensee, sublicense, licensor or sublicensor under any lease or license agreement permitted or not prohibited by any of the Loan Documents and any leases, subleases, licenses or sublicenses granted in the ordinary course of business not interfering in any material respect with the business of the Parent Borrower or any Restricted Subsidiary;

(j) the rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent Borrower or any of its Restricted Subsidiaries or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(k) Liens granted in the ordinary course of business to secure: (i) liabilities for premiums or reimbursement obligations to insurance carriers, (ii) liabilities in respect of indemnification obligations under leases or other Contractual Obligations, and (iii) letters of credit, bank guarantees or similar instruments posted to support payment of items set forth in this clause (k); provided that (x) such letters of credit, bank guarantees or similar instruments are issued in compliance with Section 6.01, (y) the Liens permitted by clause (k)(iii) shall at no time encumber any assets other than the amount of cash or marketable investments required to be pledged thereunder and (z) the Liens permitted by clause (k)(i) shall at no time encumber assets other than the unearned portion of any insurance premiums, the insurance policies and the proceeds thereof;

(l) Liens (i) of a collection bank arising under Section 4–210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set–off), (iii) arising in connection with pooled deposit or sweep accounts, cash netting, deposit accounts or similar arrangements of the Parent Borrower or any Restricted Subsidiary and consisting of the right to apply the funds held therein to satisfy overdraft or similar obligations incurred in the ordinary course of business of such Person, (iv) encumbering reasonable customary initial deposits and margin deposits and (v) granted in the ordinary course of business by the Parent Borrower or any Restricted Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken order AGB-Sparkassen) in Germany), in each case, which are within the general parameters customary in the banking industry;

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(m) Liens in favor of a commodity, brokerage or security intermediary who holds a commodity, brokerage or, as applicable, a security account on behalf of the Parent Borrower or a Restricted Subsidiary provided such Lien encumbers only the related account and the property held therein;

(n) any Lien on any asset of the Parent Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Restricted Subsidiary (other than the proceeds and products thereof and accessions thereto, except that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings provided by such Person or its Affiliates) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and obligations not otherwise prohibited under the Loan Documents and amendments, modifications, extensions, renewals and replacements thereof (which, if such obligations constitute Indebtedness, are permitted by Section 6.01);

(o) any Lien existing on any equipment (including rolling stock), fixtures or real property or any assets subject to the Indebtedness permitted under clause (f)(ii) of Section 6.01, in each case, prior to the acquisition thereof by the Parent Borrower or any Restricted Subsidiary or existing on any such property or assets of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Parent Borrower or any Restricted Subsidiary (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to the terms existing at the time of such acquisition (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition)); and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and any amendments, modifications, extensions, renewals or replacements thereof and if such obligations (or as applicable, any amendments, modifications, extensions, renewals or replacements thereof) are Indebtedness, such Indebtedness is otherwise permitted by Section 6.01 (it being understood for purposes of this clause (o) that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings provided by such Person or its Affiliates);

(p) (i) Liens on specific assets (including rolling stock) acquired, constructed, repaired or improved by the Parent Borrower or any Restricted Subsidiary (including the interests of vendors and lessors under conditional sale, title retention agreements and extended title retention (verlangenter Eigentumsvorbehalt)); provided that (A) such security interests secure Indebtedness permitted by clause (f) or clause (v) of Section 6.01, (B) in the case of Indebtedness incurred under Section 6.01(f)(i) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair or improvement and (C) such security interests shall not apply to any other assets of the Parent Borrower or any Restricted Subsidiary, and (ii) any amendments, modifications, extensions, renewals or replacements thereof and if such obligations (or as applicable, any amendments, modifications, extensions, renewals or replacements thereof) are Indebtedness, such Indebtedness is otherwise permitted by Section 6.01 (it being understood for purposes of this clause (p) that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings provided by such Person or its Affiliates);

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(q) Liens in favor of customs and revenue authorities arising as a matter of law in the ordinary course of business to secure payment of customs duties that (a) are not overdue by more than 30 days or, if more than 30 days overdue, are being contested in a manner consistent with Section 5.04 or (b) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(r) Liens (i) (A) on advances of cash or Permitted Investments in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted and (ii) on cash earnest money deposits made by the Parent Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(s) Liens in favor of the Parent Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 6.01(d) or other obligations owed to the Parent Borrower or a Restricted Subsidiary; provided that any such Liens encumbering any Collateral shall be subordinated to the Liens of the Administrative Agent on terms and conditions reasonably satisfactory to the Administrative Agent;

(t) Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(u) Liens representing the interest of a purchaser of goods sold by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business under conditional sale, title retention and extended title retention (verlängerter Eigentumsvorbehalt), consignment, bailee or similar arrangements; provided that such Liens arise only under the applicable conditional sale, title retention, consignment, bailee or similar arrangements and such Liens only encumber the good so sold thereunder;

(v) Liens on repurchase agreements constituting Permitted Investments;

(w) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of $150,000,000 and 3.0% of Consolidated Total Assets at any time outstanding; ); provided, that a Lien securing Indebtedness or other obligations shall be deemed to exist pursuant to this clause (w) in an amount equal to the aggregate solvency deficits of all Canadian Defined Benefit Plans administered, maintained, participated in or contributed to, by the Canadian Loan Parties, determined by reference to the most recent valuation reports thereof required to be delivered to the applicable regulators;

(x) Liens (i) on Equity Interests in joint ventures (including the Renewable Diesel Joint Venture) or Unrestricted Subsidiaries; provided such Liens secure capital contributions to, or Indebtedness or other obligations of, such joint venture or Unrestricted Subsidiary, as applicable, (ii) consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries and (iii) consisting of any encumbrance or restriction (including put and call arrangements) in favor of a joint venture party with respect to Equity Interests of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

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(y) Liens on (i) the Equity Interests of the Renewable Diesel Joint Venture in favor of the holder of (A) any Indebtedness of the Renewable Diesel Joint Venture, (B) any Guarantee by the Parent Borrower or any Restricted Subsidiary of such Indebtedness otherwise permitted under this Agreement or (C) any Guarantee by the Parent Borrower or any Restricted Subsidiary of the commitment by the Parent Borrower or any Restricted Subsidiary to make an Investment in the Renewable Diesel Joint Venture permitted to be made under this Agreement and (ii) cash and cash equivalents to secure (A) obligations of the Parent Borrower or any Restricted Subsidiary to make an Investment in the Renewable Diesel Joint Venture permitted under this Agreement or (B) obligations in respect of a letter of credit posted to support obligations of the type set forth in the foregoing clause (y)(ii)(A);

(z) Liens on property constituting Collateral of the Loan Parties securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto and any Permitted Refinancing Indebtedness in respect thereof, (ii) any Refinancing Junior Loans and the Refinancing Junior Loans Agreements and any Permitted Refinancing Indebtedness in respect thereof, in each case, to the extent required by the documentation in respect of such notes or loans, as applicable and (iii) Incremental Equivalent Debt and any Permitted Refinancing Indebtedness in respect thereof; provided that (x) at the time of incurrence thereof such obligations are permitted to be secured pursuant to the definitions of Refinancing Notes, Refinancing Junior Loans, Incremental Equivalent Debt or Permitted Refinancing Indebtedness in respect thereof, as applicable, and (y) if applicable, such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(aa) Liens on the proceeds of Indebtedness incurred in connection with any transaction permitted hereunder which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;

(bb) any Lien arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions;

(cc) Liens securing Indebtedness permitted pursuant to Section 6.01(y); provided that such Liens are only on the assets or property described in Section 6.01(y)(ii);

(dd) any netting or set-off arrangement entered into by any Dutch Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of any Dutch Subsidiary;

(ee) Liens arising by operation of law or created in order to comply with applicable Requirements of Law, including any security requested to be created by any creditor of a German Subsidiary in connection with (i) a merger of a German Subsidiary pursuant to Section 22 of the German Reorganization Act (Umwandlungsgesetz) and/or (ii) the termination of a domination and profit and loss pooling agreement (Beherrschungs – und Gewinnnabführungsvertrag) pursuant to Section 303 of the German Stock Corporation Act (AktG);

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(ff) Liens on cash, Permitted Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens securing (i) obligations under Swap Agreements permitted by Section 6.07 and (ii) obligations of the type described in Section 6.01(p) (including, for the avoidance of doubt, any accounts receivables and related security being sold or transferred by a Borrower or its Restricted Subsidiaries in the ordinary course of business pursuant to any incentive, supplier finance or similar program between such Borrower or Restricted Subsidiary, as supplier or seller, and any finance or other institution a party thereto, as purchaser);

(hh) Liens in favor of a Receivables Subsidiary or a Person that is not a Subsidiary of the Parent Borrower on Receivables Assets or the Equity Interests of a Receivables Subsidiary, in each case granted in connection with a Receivables Facility solely to secure obligations owing to such Receivables Subsidiary or other Person that is not a Subsidiary of the Parent Borrower under such Receivables Facility; and

(ii) precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Law relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business.

Section 6.03 Fundamental Changes. Such Borrower will not, nor will it permit any of its Restricted Subsidiaries to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that: (a) any Subsidiary may merge with the Parent Borrower in a transaction in which the Parent Borrower is the surviving Person (or in the case of a transitory merger where the surviving Person assumes the Obligations in a manner reasonably acceptable to the Administrative Agent), (b) any Restricted Subsidiary may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (x) if any party to such merger is a Domestic Subsidiary Loan Party, the surviving entity is a Domestic Subsidiary Loan Party (or the surviving Person assumes the Obligations of such non-surviving Domestic Subsidiary Loan Party in a manner reasonably acceptable to the Administrative Agent or such transaction shall constitute an Investment permitted by Section 6.04) and (y) if no party to such merger is a Domestic Subsidiary Loan Party but any party to such merger is a Foreign Subsidiary Loan Party, the surviving entity is a Foreign Subsidiary Loan Party (or the surviving Person assumes the Obligations of such non-surviving Foreign Subsidiary Loan Party in a manner reasonably acceptable to the Administrative Agent or such transaction shall constitute an Investment permitted by Section 6.04), (c) any Person may merge into the Parent Borrower in an Investment permitted by Section 6.04 in which the Parent Borrower is the surviving Person, (d) any Person may merge with a Restricted Subsidiary in an Investment permitted by Section 6.04 in which the surviving entity is a Subsidiary and (x) if any party to such merger is a Domestic Subsidiary Loan Party, the surviving entity is a Domestic Subsidiary Loan Party (or the surviving Person assumes the Obligations of such non-surviving Domestic Subsidiary Loan Party in a manner reasonably acceptable to the Administrative Agent or such transaction shall constitute an Investment permitted by Section 6.04) and (y) if no party to such merger is a Domestic Subsidiary Loan Party but any party to such merger is a Foreign Subsidiary Loan Party, the surviving entity is a Foreign Subsidiary Loan Party (or the surviving Person assumes the Obligations of such non-surviving Foreign Subsidiary Loan Party in a manner reasonably acceptable to the Administrative Agent or such transaction shall constitute an Investment permitted by Section 6.04); (e) any Subsidiary (other than a

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Borrower) may liquidate or dissolve or change in legal form if the Parent Borrower determines in good faith that such liquidation or dissolution or change in legal form is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders (it being understood that any release and re-taking of any Collateral or Guaranty in connection with such change in legal form is not materially disadvantageous); (f) in connection with the Disposition of a Subsidiary (other than a Borrower) or its assets permitted by Section 6.05, such Subsidiary may merge with or into any other Person; (g) any Foreign Subsidiary may merge or amalgamate with a Foreign Borrower or any other Foreign Subsidiary in a transaction in which the Foreign Borrower or such Foreign Subsidiary is the surviving Person (or in the case of a transitory merger where the surviving Person assumes the Obligations of the Foreign Borrower or such other Foreign Subsidiary in a manner reasonably acceptable to the Administrative Agent) and (h) any merger, amalgamation, consolidation, liquidation or dissolution by the Parent Borrower or its Restricted Subsidiaries in connection with the consummation of the transactions described in the PWC Steps Memo (or implied thereunder as necessary to implement the transactions described therein) shall be permitted. The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, complementary or ancillary thereto.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Such Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or substantially all of the assets of a division or branch of any Person (any one of the actions described in the foregoing provisions of this Section 6.04, herein an “Investment”), except:

(a) Investments in respect of the Rothsay Acquisition (including any intercompany transaction in connection therewith to permit the Canadian Borrower to pay the purchase price for Rothsay) and the Vion Acquisition (including any intercompany transaction described in the PWC Steps Memo or in connection herewith to permit the Dutch Parent Borrower to pay the purchase price for the Vion Acquisition);

(b) Investments in the form of cash, Permitted Investments and Investments that were Permitted Investments when such Investments were made;

(c) Investments existing on, or contractually committed as of, the date hereof and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.04;

(d) Investments among the Parent Borrower and its Subsidiaries (including between or among Subsidiaries and including in connection with the formation of Subsidiaries); provided that the sum of the aggregate amount of Investments by, without duplication, Loan Parties in or for the benefit of Excluded Subsidiaries (other than the amount of any such Investments that are promptly applied by such Excluded Subsidiary to make substantially contemporaneous Investments in any Loan Party) shall not exceed the greater of $200,000,000 and 7% of Consolidated Total Assets in the aggregate at any time outstanding;

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(e) Guarantees constituting Indebtedness permitted by Section 6.01 and payments thereon or Investments in respect thereof in lieu of such payments; provided that (i) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above or clauses (s) or (y) below (it being understood that any such Guarantee in reliance upon the reference to such clauses (s) or (y) shall reduce the amount otherwise available under such clause (s) while such Guarantee is outstanding), (ii) if such Guarantee is by a non-Loan Party, such non-Loan Party would have been able to incur the Guaranteed Indebtedness directly under Section 6.01 (for the avoidance of doubt, without duplication of the primary and Guaranteed obligations with respect to underlying Indebtedness primary Indebtedness of a non-Loan Party) and (iii) if the Guaranteed Indebtedness is subordinated the Guarantee of such Indebtedness is subordinated on the same terms;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts or disputes with or judgments against, any Person, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business;

(g) notes and other non–cash consideration received as part of the purchase price of assets subject to a Disposition pursuant to Section 6.05;

(h) advances or extensions of trade credit in the ordinary course of business;

(i) Investments arising in connection with the Swap Agreements permitted by Section 6.07; provided that the aggregate amount of Investments by Loan Parties in or for the benefit of Excluded Subsidiaries shall be subject to the limitation set forth in clause (d) above and clause (s) below (it being understood that any such Investment in reliance upon the reference to such clause (s) shall reduce the amount otherwise available under such clause (s) while such Swap Agreement is outstanding);

(j) loans and advances to officers, directors, employees, members of management or consultants of the Parent Borrower and its Restricted Subsidiaries made (i) in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes and (ii) in connection with such Person’s purchase of Equity Interests of the Parent Borrower in an aggregate amount not to exceed $10,000,000 for all such loans and advances in the aggregate at any one time outstanding;

(k) Asset Swaps consummated in compliance with Section 6.05;

(l) Parent Borrower or a Restricted Subsidiary may purchase, hold or acquire (including pursuant to a merger, consolidation, amalgamation or otherwise) at least a majority of the Equity Interests of a Person (including with respect to an Investment in a Restricted Subsidiary or joint venture that serves to increase the Parent Borrower’s or its Restricted Subsidiaries’ respective ownership of Equity Interests therein (an “Equity Accretive Investment”)) and may purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or all or substantially all of the assets of a division, line of business or branch of such Person, if, with respect to each such acquisition (a “Permitted Acquisition”):

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(i) Event of Default. No Event of Default exists or would result therefrom on the date the definitive agreement for the Permitted Acquisition is entered into by the Parent Borrower and/or the Restricted Subsidiary, as applicable;

(ii) Total Leverage Ratio; Investment Amounts. On a Pro Forma Basis for such Permitted Acquisition, the Total Leverage Ratio is less than or equal to 5.50 to 1.00 and the Secured Leverage Ratio is less than or equal to 4.00 to 1.00;

(iii) Non-Guarantors. The total consideration paid for (1) the Capital Stock of any Target that does not become a Subsidiary Loan Party, (2) in the case of an asset acquisition, assets of any Target that are not acquired by a Borrower or any Subsidiary Loan Party and (3) Equity Accretive Investments in Restricted Subsidiaries that do not in conjunction with such investments become Subsidiary Loan Parties, when taken together with the total consideration for all such Persons and assets so acquired after the ~~Fourth~~Fifth Amendment Date, shall not exceed the sum of (A) the greater of $150,000,000 and 6.0% of Consolidated Total Assets (as reasonably estimated by the Parent Borrower in good faith on the date of the definitive agreement for such Investment) as of the last day of the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, and (B) amounts otherwise available under clauses (e), (q), (s) and (y) of Section 6.04; provided that the limitation described in this clause (iii) shall not apply to any acquisition to the extent the Target so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Loan Party even though such Person owns Capital Stock in Persons that are not otherwise required to become Subsidiary Loan Parties, if, in the case of this clause (iii), not less than 65.0% of the Adjusted EBITDA of the Target(s) acquired in such acquisition (as reasonably estimated by the Parent Borrower in good faith on the date of the definitive agreement for such Investment) is generated by Person(s) that will become Subsidiary Loan Parties (i.e., disregarding any Adjusted EBITDA generated by Restricted Subsidiaries of such Subsidiary Loan Parties that are not (or will not become) Subsidiary Loan Parties).

(m) Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions, sale leaseback transactions, Swap Agreements, Restricted Payments and Affiliate transactions permitted under Sections 6.01, 6.02, 6.03, 6.05, 6.07, 6.08 and 6.09, respectively;

(n) advances of payroll payments to employees in the ordinary course of business;

(o) Guarantees by the Parent Borrower and the Restricted Subsidiaries of leases of the Parent Borrower and Restricted Subsidiaries (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case entered into in the ordinary course of business and payments thereon or Investments in respect thereof in lieu of such payments;

(p) Investments (i) consisting of endorsements for collection or deposit, (ii) resulting from pledges and/or deposits permitted by Sections 6.02(d), 6.02(e), 6.02(k) and 6.02(r) and (iii) consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements, in each case, in the ordinary course of business;

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(q) the making, purchase, holding or other acquisition of ~~Equity Interests~~Investments in Persons who, after giving effect to such Investment will not be a Subsidiary, as long as:

(i) no Event of Default exists or would result at the time such Investment is committed to be made and no payment or bankruptcy Event of Default exists or would result at the time such Investment is actually made; and

(ii) on a Pro Forma Basis for such Investment, the Total Leverage Ratio is less than or equal to 5.50 to 1.00 and the Secured Leverage Ratio is less than or equal to 4.00 to 1.00;

(r) the Parent Borrower may serve as an account party under a letter of credit or provide cash collateral to support obligations of Insurance Company of Colorado, Inc. as long as such support is required by, and is in the amount required by, applicable insurance regulations;

(s) in addition to the Investments otherwise permitted by this Section 6.04, the Parent Borrower and the Restricted Subsidiaries may make Investments in an aggregate amount not to exceed the greater of $150,000,000 and 3% of Consolidated Total Assets at any time outstanding;

(t) (i) any Investments in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; provided that any entity that serves to hold cash balances received from Loan Parties is a Loan Party within the time frames required by this Agreement and (ii) Investments by the Parent Borrower in any Subsidiary or joint venture to enable it to obtain cash management and similar arrangements described in Section 6.01(p);

(u) Investments in respect of the Renewable Diesel Joint Venture in the form of (i) a Guarantee (or Guarantees) permitted by Section 6.01(w), (ii) Liens permitted by Section 6.02(y) and (iii) Investments of cash or Permitted Investments in an amount not to exceed $~~275,000,000~~375,000,000 at any time outstanding; it being understood that the Parent Borrower and its Restricted Subsidiaries may also invest cash or Permitted Investments to satisfy obligations referred to in clause (i) of this clause (u); provided that as of the date of any such Investment and after giving effect thereto no Event of Default shall exist or result therefrom;

(v) any acquisition of assets or Equity Interests solely in exchange for, or out of the net cash proceeds received from, the substantially contemporaneous issuance of Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower;

(w) endorsements of negotiable instruments and documents in the ordinary course of business;

(x) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Parent Borrower and its Restricted Subsidiaries in connection with such plans;

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(y) in addition to the Investments otherwise permitted by this Section 6.04, the Parent Borrower and its Restricted Subsidiaries may make an Investment (i) at any time after the date hereof in an amount equal to the amount that, together with the aggregate amount of all other Investments made after the date hereof by the Parent Borrower and its Restricted Subsidiaries pursuant to this Section 6.04(y)(i), the aggregate amount of all Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.08(a)(ix) and the aggregate amount of all payments or distributions made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.08(b)(v) after the date hereof, shall not exceed the Available Amount and (ii) make additional Investments; provided that if, on a Pro Forma Basis, the Total Leverage Ratio is greater than 4.50 to 1.00 or the Secured Leverage Ratio is greater than 4.00 to 1.00, then the aggregate amount of Investments made pursuant to this Section 6.04(y)(ii) shall not exceed 25% of the Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries for the immediately preceding fiscal year;

(z) Investments in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate a Permitted Acquisition or other Investment permitted hereunder substantially contemporaneously with the receipt by such Subsidiary of the proceeds of such Investment;

(aa) Investments (i) in subsidiaries in connection with reorganizations and related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired and (ii) by any Loan Party in any non-Loan Party consisting of the contribution of Equity Interests of any Person that is not a Loan Party;

(bb) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with the Parent Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.04 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.04(bb) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.04;

(cc) Investments made in joint ventures or non-wholly-owned Subsidiaries as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements arising in the ordinary course of business; provided that if, on a Pro Forma Basis, the Total Leverage Ratio is greater than 5.50 to 1.00 or the Secured Leverage Ratio is greater than 4.00 to 1.00, then the aggregate amount of Investments made pursuant to this Section 6.04(cc) shall not exceed $50,000,000;

(dd) Investments made by any Restricted Subsidiary that is not a Subsidiary Loan Party with the proceeds received by such Person from an Investment made by the Parent Borrower or any Subsidiary Loan Party in such Person under this Section 6.04;

(ee) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

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(ff) de minimis Investments made in connection with the incorporation or formation of any newly created Subsidiary of the Parent Borrower; and

(gg) customary Investments in connection with any Receivables Facility.

For purposes of this Section 6.04 the amount of any Investment shall be the initial amount invested without regard to increase or decreases in value, write ups, write offs or write downs but after giving effect to all payments or repayments of, or returns on, such Investment.

Notwithstanding anything to the contrary contained herein, if any Person (including the Renewable Diesel Joint Venture but excluding any Borrower) in which an Investment is made pursuant to clause (q) or clause (u) above subsequently becomes or is deemed to be a Subsidiary of the Parent Borrower but is less than wholly owned, then at the option of the Parent Borrower, such Person shall be deemed to have been simultaneously designated by the Parent Borrower as an Unrestricted Subsidiary without regard to the requirements set forth in clause (d) above and the definition of “Unrestricted Subsidiary”. Any Investment in such Person on the date of such designation shall not be deemed to have utilized any other amounts available under clause (d) above solely as a result of such deemed designation. Any Investment in such Person after the date of such designation shall be subject to compliance with this Section 6.04.

Section 6.05 Asset Sales. Such Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it (each such sale, transfer, lease or other disposition herein a “Disposition”), nor will the Parent Borrower permit any of the Restricted Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than the issuance of directors’ qualifying or similar shares required to be held by specific Persons under applicable law) except:

(a) Dispositions of inventory (including on an intercompany basis), vehicles, obsolete, used, worn-out or surplus assets or property no longer useful to the business of such Person or economically impracticable to maintain and Permitted Investments in the ordinary course of business;

(b) Dispositions by any Restricted Subsidiary of assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Loan Party, then either (i) the transferee must be a Loan Party or (ii) such transfer must be for fair market value or be treated as an Investment permitted by Section 6.04;

(c) Dispositions of property subject to or resulting from casualty losses and condemnation proceedings (including in lieu thereof or any similar proceedings);

(d) Asset Swaps; provided that if the Total Leverage Ratio or Secured Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements were required to be delivered under Section 5.01(a) or (b), is more than 5.50 to 1.00 or 4.00 to 1.00, respectively, then the net effect of such Asset Swap shall not require the Parent Borrower or applicable Restricted Subsidiary to make a cash payment of more than the greater of $25,000,000 and 1.0% of Consolidated Total Assets to the counterparty in connection with such Asset Swap;

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(e) Dispositions in connection with any sale-leaseback or similar transaction; provided that the fair market value of all property so disposed of shall not exceed the greater of $20,000,000 and 0.5% of Consolidated Total Assets from and after the Effective Date;

(f) Dispositions permitted by Sections 6.02 (and of the Liens thereunder), 6.03 (so long as any Disposition pursuant to a liquidation permitted pursuant to Section 6.03 shall be done on a pro rata basis among the equity holders of the applicable Subsidiary), 6.04, 6.07 and 6.08;

(g) the issuance of Equity Interests by a Restricted Subsidiary to the Parent Borrower or to another Restricted Subsidiary (and each other equity holder ratably according to their interests) and which, to the extent constituting an Investment, is permitted by Section 6.04;

(h) (i) Dispositions of Investments and accounts receivable (together with any and all other rights and intangibles related thereto) in the ordinary course of business (including, without limitation, in the case of any accounts receivable, in connection with any incentive, supplier finance or other similar program, and, in the case of both Investments and accounts receivable, in connection with the collection, settlement or compromise thereof (including in any situation of a work-out or financial distress, in each case, of the Person owing such accounts receivable)) or (ii) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(i) Dispositions in the ordinary course of business consisting of (i) the abandonment of intellectual property which, in the reasonable good faith determination of the Parent Borrower, is not material to the conduct of the business of the Parent Borrower and Subsidiaries and (ii) licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property or general intangibles of the Parent Borrower or its Subsidiaries;

(j) Dispositions of residential real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Loan Parties;

(k) terminations of Swap Agreements;

(l) Dispositions identified to the Administrative Agent and the Lenders in writing on or prior to the Effective Date;

(m) Dispositions of the Capital Stock of, or the assets or securities of, Unrestricted Subsidiaries;

(n) Dispositions of the Investments entered into under the permissions of Section 6.04(q);

(o) other Dispositions; provided that: (i) the Net Proceeds of such Disposition shall be ~~delivered to the Administrative Agent for repayment of the Term Loans~~applied in compliance with Section 2.11(c), (ii) no Default exists on the date on which the definitive agreement governing the relevant Disposition is executed and (iii) with respect to any Disposition pursuant to this clause (o) for a purchase price in excess of the greater of (x) $20,000,000 and (y) 1.0% of Consolidated Total Assets at least 75% of the consideration shall be Cash or Cash Equivalents;

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provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Parent Borrower or a Restricted Subsidiary) of the Parent Borrower or any applicable Restricted Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Parent Borrower and its Restricted Subsidiaries shall have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Parent Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $50,000,000 and 1.5% of Consolidated Total Assets of the Parent Borrower, as of the last day of the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, in each case, shall be deemed to be cash;

(p) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(q) Dispositions of Investments in joint ventures (including the Renewable Diesel Joint Venture) to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such joint venture;

(r) the expiration of any option agreement with respect to real or personal property;

(s) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(t) leases, subleases, licenses or sublicenses of property in the ordinary course of business;

(u) Dispositions of non-core assets (which may include real property) acquired in an acquisition permitted under this Agreement to the extent such Disposition was consummated within two years of such acquisition;

(v) other Dispositions in an aggregate amount not to exceed $20,000,000;

(w) Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for cash and/or Permitted Investments;

(x) Dispositions in connection with the consummation of the transactions described in the PWC Steps Memo (or implied thereunder as necessary to implement the transactions described therein);

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(y) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and

(z) Dispositions of Receivables Assets to a Receivables Subsidiary or a Person that is not a Subsidiary of the Parent Borrower in connection with any Receivables Facility;

provided that all Dispositions permitted pursuant to clauses (e), (o) and (u) above shall be made for fair value and all Dispositions permitted pursuant to clauses (e), (o) (to the extent required thereunder) and (u) above shall be made for at least 75% cash consideration;

provided further that that any sale leaseback transaction that is consummated substantially simultaneously with a Permitted Acquisition or similar Investment and relates to assets acquired in such Permitted Acquisition or similar Investment shall not be restricted by this Section 6.05 and shall not constitute a Disposition.

Section 6.06 [Reserved].

Section 6.07 Swap Agreements. The Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent Borrower or any Restricted Subsidiary has actual or potential exposure (other than those in respect of Equity Interests of the Parent Borrower or any of its Restricted Subsidiaries), including to hedge or mitigate foreign currency risks and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest–bearing liability or Investment of the Parent Borrower or any Restricted Subsidiary.

Section 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) The Parent Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment, except:

(i) such Person may declare and make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests;

(ii) Restricted Subsidiaries may declare and pay dividends with respect to their Equity Interests (provided that if such Restricted Subsidiary is not wholly-owned by the Parent Borrower, such dividends must be made to the holders of its Equity Interests ratably according to their interests) and, solely with respect to Subsidiaries organized in Germany, may make other payments in accordance with domination and profit and loss pooling agreements (Beherrschungs – und Ergebnisabführungsverträge) within the meaning of Section 291 of the German Stock Corporation Act (AktG) as well as distribute profits and compensate losses in connection therewith;

(iii) to the extent constituting Restricted Payments, the Parent Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Sections 6.03, 6.04, 6.05 or 6.09;

(iv) repurchases by Parent Borrower of partial interests in its Equity Interests for nominal amounts which are required to be repurchased in connection with the exercise of stock options or warrants to permit the issuance of only whole shares of Equity Interests;

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(v) the Parent Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent Borrower (including related stock appreciation rights or similar securities) held by any future, present or former director, officer, member of management, employee or consultant of the Parent Borrower or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing); provided that (A) at the time of any such repurchase, retirement or other acquisition or retirement for value no Default exists or would result, (B) the aggregate amount of Restricted Payments made under this clause (v) in any fiscal year does not exceed (x) $10,000,000 (the “Yearly Limit”) plus (y) the portion of the Yearly Limit from each of the immediately preceding four fiscal years (not including any fiscal year ending prior to 2010) which was not expended by Parent Borrower for Restricted Payments in such fiscal years (the “Carryover Amount” and in calculating the Carryover Amount for any fiscal year, the Yearly Limit applicable to the previous fiscal years shall be deemed to have been utilized first by any Restricted Payments made under this clause (v) in such fiscal year) plus (z) an amount equal to the cash proceeds from the sale of Equity Interests to directors, officers, members of management, employees or consultants of the Parent Borrower or of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing) in such fiscal year;

(vi) the repurchase of Equity Interests of the Parent Borrower that occurs upon the cashless exercise of stock options, warrants or other convertible securities as a result of the Parent Borrower accepting such options, warrants or other convertible securities as satisfaction of the exercise price of such Equity Interests;

(vii) such Parent Borrower and its Subsidiaries may make any Restricted Payment in connection with the Rothsay Acquisition as contemplated by the Rothsay Acquisition Agreement or in connection with the Vion Acquisition as contemplated by the Vion Acquisition Agreement and in connection with the consummation of the transactions described in the PWC Steps Memo and any actions necessary to implement such transactions;

(viii) repurchase of Equity Interests deemed to occur upon the non-cash exercise of Equity Interests to pay taxes;

(ix) the Parent Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount that, together with (A) the aggregate amount of all other Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries pursuant to this Section 6.08(a)(ix) after the date hereof, (B) the aggregate amount of all Investments made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.04(y)(i) after the date hereof and (C) the aggregate amount of all payments or distributions made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.08(b)(v) after the date hereof, shall not exceed the Available Amount; provided that (x) as of the date of any such Restricted Payment and after giving effect thereto no Default shall exist or would result therefrom or (y) no Default shall exist or would result therefrom on the date of declaration of such Restricted Payment and such Restricted Payment is made within 60 days of such declaration; provided further that solely for purposes of this Section 6.08(a)(ix), in no event shall more than $300,000,000 in Restricted Payments be made with the Available Amount pursuant to this Section 6.08(a)(ix);

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(x) the Parent Borrower may make additional Restricted Payments; provided that (A) (x) as of the date of any such Restricted Payment and after giving effect thereto, no Default shall exist or would result therefrom or (y) no Default shall exist or would result therefrom as of the date of declaration of such Restricted Payment and such Restricted Payment is made within 60 days of such declaration and (B) if the Total Leverage Ratio on a Pro Forma Basis is greater than 4.50 to 1.00 or the Secured Leverage Ratio on a Pro Forma Basis is greater than 3.00 to 1.00, then the aggregate amount of Restricted Payments made under this clause (x) in respect of a fiscal year (including the Restricted Payment in question) shall not at any time exceed 25% of the Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries for the immediately preceding fiscal year.

(b) Such Borrower will not, nor will it permit any of its Restricted Subsidiaries to, make any payment in respect of any purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness or the ~~New~~Existing Senior Unsecured Notes (including any refinancing or replacement thereof) having an individual outstanding principal amount in excess of $25,000,000 (such Indebtedness, collectively, “Restricted Indebtedness”), or any other payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Indebtedness, except:

(i) replacements, refinancings, amendments, supplements, modifications, extensions, renewals, restatements or refunding of Restricted Indebtedness to the extent permitted by Section 6.01;

(ii) (A) payments or other distributions on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Restricted Indebtedness, in each case in exchange for, or out of the net proceeds of, the substantially concurrent sale of Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower (it being understood such amounts will not increase the Available Amount), or (B) the conversion of any Restricted Indebtedness to Equity Interests (other than Disqualified Equity Interests);

(iii) payments or other distributions on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Restricted Indebtedness, in an aggregate amount not to exceed the greater of $25,000,000 and 1% of Consolidated Total Assets; provided that (x) (1) at the time of any such payment or other distribution, no Default shall have occurred and be continuing or would result therefrom or (2) no Default shall exist or would result therefrom on the date such Person provides notice of such payment or distribution and such payment or distribution shall be made within 90 days of such notice and (y) after giving effect thereto, the Parent Borrower is in compliance, on a Pro Forma Basis, with the Financial Covenants;

(iv) payments or other distributions on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Restricted Indebtedness if, on a Pro Forma Basis, the Secured Leverage Ratio is less than 4.00 to 1.00;

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(v) payments or other distributions on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Restricted Indebtedness, in an aggregate amount that, together with (A) the aggregate amount of all other such payments or other distributions made by the Parent Borrower and its Restricted Subsidiaries pursuant to this Section 6.08(b)(v) after the date hereof, (B) the aggregate amount of all other Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.08(a)(ix) after the date hereof and (C) the aggregate amount of all Investments made by the Parent Borrower and its Restricted Subsidiaries pursuant to Section 6.04(y)(i) after the date hereof, shall not exceed the Available Amount; provided that (x) as of the date of such payment or distribution and after giving effect thereto no Default shall exist or result therefrom or (y) no Default shall exist or would result therefrom on the date such Person provides notice of such payment or distribution and such payment or distribution shall be made within 90 days of such notice; and

(vi) payment-in-kind interest with respect to Restricted Indebtedness permitted by this Agreement;

(vii) payments or distributions on account of intercompany Subordinated Indebtedness not prohibited by the terms of this Agreement; and

(viii) payments as part of an “applicable high yield discount obligation” catch-up payment with respect to Restricted Indebtedness permitted by this Agreement.

Notwithstanding the foregoing, the making of any dividend, payment or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend, payment or other distribution or giving of the redemption notice, as applicable, will not be prohibited if, at the date of declaration or notice such dividend, payment or other distribution or redemption would have complied with the terms of this Agreement. For the avoidance of doubt, the Parent Borrower and its Restricted Subsidiaries may make regularly scheduled payments of principal and payments of interest, fees, expenses and indemnification or similar obligations in respect of Restricted Indebtedness when due, and in the case of Subordinated Indebtedness, to the extent not prohibited by the subordination provisions thereof (if applicable).

Section 6.09 Transactions with Affiliates. Such Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate payments, for any such transaction or series of related transactions, in excess of $5,000,000, except:

(a) transactions that are at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties,

(b) transactions between or among the Loan Parties not involving any other Affiliate,

(c) any Restricted Payment permitted by Section 6.08,

(d) the payment of reasonable and customary fees and expenses to directors of such Borrower and the other Restricted Subsidiaries and the provision of customary indemnification to directors, officers, employees, members of management and consultants of the Parent Borrower and the Subsidiaries,

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(e) sales or issuances of Equity Interests to Affiliates of the Parent Borrower which are otherwise permitted or not restricted by the Loan Documents,

(f) loans and other transactions by and among such Borrower and/or the Subsidiaries to the extent permitted under this Article VI,

(g) the consummation of and the payment of all fees, expenses, bonuses and awards related to the Original Transactions,

(h) transactions with joint ventures (including the Renewable Diesel Joint Venture) for the purchase or sale of goods and services entered into in the ordinary course of business,

(i) employment and severance arrangements (including options to purchase Equity Interests of the Parent Borrower, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans) between such Borrower and any Restricted Subsidiary and their directors, officers, employees, members of management and consultants in the ordinary course of business,

(j) the existence of, and the performance of obligations of such Borrower or any of its Restricted Subsidiaries under the terms of any agreement to which such Borrower or any of its Restricted Subsidiaries is a party as of or on the Effective Date and identified on Schedule 6.09, as these agreements may be amended, restated, amended and restated, supplemented, extended, renewed or otherwise modified from time to time; provided, however, that any future amendment, restatement, amendment and restatement, supplement, extension, renewal or other modification entered into after the Effective Date will be permitted to the extent that its terms are not more disadvantageous to the Lenders than the terms of the agreements on the Effective Date,

(k) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into such Borrower or its Restricted Subsidiaries pursuant to the terms of this Agreement; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of the Parent Borrower when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger),

(l) transactions in which such Borrower or any of its Restricted Subsidiaries delivers to the Administrative Agent an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing that the terms of such transaction are not materially less favorable than those that might reasonably have been obtained by such Borrower or such Restricted Subsidiary in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate, and

(m) transactions effected ~~with any Receivables Subsidiary~~ as part of a Receivables Facility transaction.

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Section 6.10 Restrictive Agreements. Such Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Borrower or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent (or its agent or designee) for the benefit of the Secured Parties securing any of the Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to such Borrower or any other Restricted Subsidiary or to Guarantee the Obligations or any part thereof; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, rule, regulation or order or by any Loan Document, ~~New~~Existing Senior Unsecured Notes Document, Pari Passu Notes Document, Ancillary Facilities Document or document governing any Swap Obligations, Deposit Obligations, Refinancing Notes or any Refinancing Junior Loans, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to Dispositions permitted by Section 6.05 pending such Dispositions, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the Persons obligated thereon, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment, subletting or other transfer thereof (including the granting of any Lien), (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by restrictions on cash and other deposits or net worth provisions in leases and other agreements entered into in the ordinary course of business, (vii) the foregoing shall not apply if such restrictions and conditions were binding on a Restricted Subsidiary or its assets at the time such Restricted Subsidiary first becomes a Restricted Subsidiary or such assets were first acquired by such Restricted Subsidiary (other than a Restricted Subsidiary that was a Restricted Subsidiary on the Effective Date or assets owned by any Restricted Subsidiary on the Effective Date), so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary or assets being acquired, (viii) clause (a) of the foregoing shall not apply to Liens permitted by this Agreement, (ix) the foregoing shall not apply to customary provisions in partnership agreements, limited liability company governance documents, joint venture agreements and other similar agreements (including those with respect to the Renewable Diesel Joint Venture) that restrict the transfer of assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or similar Person, (x) clause (b) of the forgoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness incurred by non-Loan Parties permitted by this Agreement, (xi) clause (b) of the foregoing shall not apply to provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis, (xii) the foregoing shall not apply to issuances of Disqualified Equity Interests, preferred Equity Interests, Incremental Equivalent Debt or Indebtedness incurred pursuant to Section 6.01(v) or (x), (xiii) the foregoing shall not apply to customary prohibitions, restrictions ~~an~~and conditions contained in agreements related to a Receivables Facility, and (xiv) the foregoing shall not apply to any restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xii) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Parent Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

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Section 6.11 Amendment of Material Debt Documents. The Parent Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under Restricted Indebtedness (other than intercompany Indebtedness among the Parent Borrower and/or any of its Restricted Subsidiaries) in any manner materially adverse to the interest of the Lenders taken as a whole that has not been approved by the Administrative Agent; provided that it is understood and agreed that the foregoing limitation shall not prohibit any Permitted Refinancing Indebtedness in respect thereof or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Indebtedness, in each case, that is otherwise permitted by Section 6.01.

Section 6.12 Change in Fiscal Year. The Parent Borrower will not change the manner in which either the last day of its fiscal year or the last day of each of the first three fiscal quarters of its fiscal year is calculated, in each case, without the prior written consent of the Administrative Agent.

ARTICLE VII

Financial Covenants

Solely with respect to the Revolving Facility and Term A Facility, until the Date of Full Satisfaction (solely with respect to the Revolving Facility and the Term A Facility), the Parent Borrower covenants and agrees with the Lenders that:

Section 7.01 Interest Coverage Ratio. As of the last day of each fiscal quarter commencing with the first full fiscal quarter following the Fourth Amendment Date, the Parent Borrower shall not permit the Interest Coverage Ratio to be less than 3.00 to 1.00.

Section 7.02 Total Leverage Ratio. As of the last day of each fiscal quarter commencing with the first full fiscal quarter following the Fourth Amendment Date, the Parent Borrower shall not permit the Total Leverage Ratio to exceed 5.50 to 1.00.

Section 7.03 [Reserved].

ARTICLE VIII

Events of Default

Section 8.01 Events of Default; Remedies. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or any Borrower shall fail to pay any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, and such failure with respect to such reimbursement obligations shall continue unremedied for a period of three days;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

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(c) any representation, warranty or certification made or deemed made by or on behalf of any Borrower or any Restricted Subsidiary in or in connection with any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been materially inaccurate when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a) or in Article VI or in Article VII of this Agreement; provided any default under Sections 7.01 and/or 7.02 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Loans, Term A Loans, Revolving Commitments and Term A Commitments, until the date on which the Revolving Loans and Term A Loans (if any) have been accelerated, and the Revolving Commitments and Term A Commitments (if any) have been terminated, in each case, by the Required TLA/RC Lenders;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 8.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Parent Borrower;

(f) any Borrower or any Restricted Subsidiary shall fail to make any payment in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period, or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after giving effect to any applicable notice or grace period (which notice has been given or grace period has expired), the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and such failure, event or condition shall not have been waived or cured before the Commitments are terminated and Loans accelerated; provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness, (ii) Guarantees of Indebtedness that are satisfied promptly on demand or (iii) with respect to Indebtedness incurred under any Swap Agreement, termination events or equivalent events pursuant to the terms of the relevant Swap Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, arrangement or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, undischarged or unbonded for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

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(h) any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, arrangement or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(i) any Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by insurance or indemnity as to which the insurer or indemnitor has not denied coverage) shall be rendered against any Borrower, any Restricted Subsidiary or any combination thereof and there is a period of 60 consecutive days during which a stay of enforcement of such judgment by reason of a pending appeal, payment or otherwise is not in effect;

(k) (i) an ERISA Event shall have occurred, (ii) a Canadian Loan Party fails to make a required contribution to or payment under any Canadian Benefit Plan when due or (iii) with respect to any Canadian Defined Benefit Plan, the occurrence of any Canadian Pension Termination Event; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect;

(l) other than with respect to items of Collateral with a book not exceeding $25,000,000 in the aggregate, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) in connection with a release of such Collateral in accordance with the terms of this Agreement or (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements or PPSA renewal statements or amendments;

(m) any of this Agreement or the Guaranty Agreement (other than in respect of an Immaterial Subsidiary) shall for any reason cease to be in full force and effect in accordance with its terms after its date of execution, or any Borrower or any other Loan Party shall so state in writing, in each case other than in connection with a release of any Guarantee in accordance with the terms of this Agreement; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) of this Section 8.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent

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Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and commitments with respect to any Ancillary Facility, and thereupon the Commitments and commitments with respect to any Ancillary Facility shall terminate immediately, and (ii) declare the Loans then outstanding and the obligations under any Ancillary Facility then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and the obligations under any Ancillary Facility then outstanding so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of any Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (g) or (h) of this Section 8.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding and the obligations under any Ancillary Facility then outstanding, together with accrued interest thereon and all fees and other obligations of any Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower. In addition, if any Event of Default shall occur and be continuing, the Administrative Agent may (and if directed by the Required Lenders, shall) foreclose or otherwise enforce any Lien granted to the Administrative Agent, for the benefit of the Secured Parties, to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents and exercise any and all rights and remedies afforded by applicable law, by any of the Loan Documents, by equity, or otherwise.

Notwithstanding the foregoing, during any period during which solely a Financial Covenant Event of Default has occurred and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required TLA/RC Lenders take any of the foregoing actions described in the immediately preceding paragraph solely as they relate to the Revolving Lenders and Term A Lenders (versus the Lenders), the Revolving Commitments and Term A Commitments (versus the Commitments), the Revolving Loans, the Swingline Loans and the Term A Loans (versus the Loans), and the Letters of Credit.

Section 8.02 Performance by the Administrative Agent. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents which constitutes an Event of Default, the Administrative Agent may, at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the applicable Loan Party. In such event, each Borrower shall, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the interest rate provided for in Section 2.13(c) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

Section 8.03 Adjustment for Ancillary Facilities.

(a) If a notice is served by the Administrative Agent in accordance with the third to last paragraph of Section 8.01 or any event with respect to a Borrower described in Section 8.01(g) or (h) occurs and is continuing (the “Ancillary Facility Adjustment Date”), each Revolving Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Loan Documents

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relating to Revolving Outstandings) their claims in respect of the Revolving Loans and participations in Letters of Credit and any amounts outstanding to them under each Ancillary Facility to the extent necessary to ensure that after such transfers, the Revolving Outstandings of each Revolving Lender bear the same proportion to the aggregate Revolving Outstandings of all the Lenders as such Lender’s Revolving Exposure bears to the aggregate Revolving Exposure of all the Lenders, each as of such Ancillary Facility Adjustment Date.

(b) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Revolving Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Loan Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(c) Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Section 8.03 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings.

(d) All calculations to be made pursuant to this Section 8.03 shall be made by the Administrative Agent based upon information provided to it by the Revolving Lenders and Ancillary Lenders and the Administrative Agent’s Spot Rate.

ARTICLE IX

The Administrative Agent

Section 9.01 Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as agent on its behalf, and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Loan Documents hereby ratifying such appointment) and authorizes the Administrative Agent to take such actions on its behalf and on behalf of such Affiliates and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 9.03 Limitation of Duties and Immunities. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or

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percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Other than in the case of a sub-agency delegation as set forth in Section 9.05, in no event shall the Administrative Agent (in its capacity as such) be obligated to ascertain, monitor or inquire as to whether any Person is a Disqualified Institution or have any liability with respect to or arising out of any assignment or participation of Commitments or Loans by the Lenders or disclosure of confidential information by the Issuing Banks or Lenders, in each case, to any Disqualified Institution.

Section 9.04 Reliance on Third Parties. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (other than a Disqualified Institution or an Affiliate thereof). The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06 Successor Agent. Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the consent of the Parent Borrower (which consent shall not be unreasonably withheld); provided that the Parent Borrower’s consent shall not be required if a payment or bankruptcy Event of Default exists. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring

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Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, subject to the consent of the Parent Borrower (which consent shall not be unreasonably withheld); provided that the Parent Borrower’s consent shall not be required if a payment or bankruptcy Event of Default exists. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (other than with respect to its obligations under Section 10.12). The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent or any agent in any other capacity.

Section 9.07 Independent Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 9.08 Other Agents. Neither the Documentation Agents nor the Syndication Agents shall have any duties or responsibilities hereunder in their capacity as such. Goldman Sachs Bank USA and Bank of Montreal, acting under its trade name BMO Capital Markets are hereby each appointed a Syndication Agent hereunder and each entity named as a Documentation Agent in the preamble to this Agreement is hereby each appointed Documentation Agent hereunder, and each Lender hereby authorizes such entities to act as Syndication Agent or to act as Documentation Agent, as applicable, in accordance with the terms of this Agreement and the other Loan Documents. The Syndication Agent or any Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Effective Date, neither the entities set forth in this paragraph above in their capacity as Syndication Agent or Documentation Agent, as applicable, shall have any obligations but shall be entitled to all benefits of this Article IX, Section 10.03 and the last paragraph of Section 10.01. Any Syndication Agent or Documentation Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Parent Borrower. The provisions of this Article IX (other than in the case of Section 9.01, 9.06, 9.10 and 9.13) are solely for the benefit of the Administrative Agent, each Syndication Agent, each Documentation Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof (other than with respect to Section 9.01, 9.06, 9.10 and 9.13 as to which the Loan Parties shall have the benefit and the right to enforce). As of the ~~Fourth~~Fifth Amendment Date, the provisions of this Section 9.08 shall also apply for the benefit of the entities named as Syndication Agents and Documentation Agents on the cover hereto pursuant to the ~~Fourth~~Fifth Amendment.

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Section 9.09 Powers and Immunities of Issuing Bank. Neither the Issuing Bank nor any of its Related Parties shall be liable to the Administrative Agent or any Lender for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Issuing Bank (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Lender or for the Administrative Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Lender or the Administrative Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and the Administrative Agent; provided, however, that the Issuing Bank shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

Section 9.10 Permitted Release of Collateral and Subsidiary Loan Parties.

(a) Automatic Release. If any Collateral is the subject of a Disposition (other than to another Loan Party) which is permitted under Section 6.05, the Liens in the Collateral granted under the Loan Documents shall automatically terminate and the Collateral will be disposed of free and clear of all such Liens.

(b) Written Release. The Administrative Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is the subject of a Disposition described in clause (a) above upon an authorized officer of the Parent Borrower certifying in writing to the Administrative Agent that the proposed Disposition of Collateral is permitted under Section 6.05. To the extent the Administrative Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Administrative Agent shall do so promptly upon request of the Parent Borrower without the consent or further agreement of any Secured Party. If the Disposition of Collateral is not permitted under or pursuant to the Loan Documents, the Liens encumbering the Collateral may only be released in accordance with the other provisions of this Section 9.10 or the provisions of Section 10.02.

(c) Other Authorized Release and Subordination. The Administrative Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to: (i) subordinate or release the Liens granted to the Administrative Agent to secure the Obligations with respect to any property which is permitted to be subject to a Lien of the type described in clauses (d) (to the extent such property constitutes cash or Permitted Investments), (e), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (r)(i)(A), (r)(ii), (u), (v), (w) (to the

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extent such Lien arises in connection with Indebtedness permitted by clause (h), or, if utilized for Indebtedness of the type specified in clause (f) or (h) of Section 6.01, (v) of Section 6.01), (x) ~~or~~, (y), (aa), (ff), (gg) or (hh) of Section 6.02, (ii) release the Administrative Agent’s Liens upon the Date of Full Satisfaction, (iii) release and/or modify the Administrative Agent’s Liens on the Collateral of the Foreign Subsidiary Loan Parties on or after the Pari Passu Notes Repayment Date so that such Liens only secure the Foreign Obligations and (iv) release the Foreign Subsidiary Loan Parties from their guarantee of the Obligations (other than the Foreign Obligations) on and after the Pari Passu Notes Repayment Date; provided that any subordination or release of property pursuant to clause (i) above in reliance on Section 6.02(w) shall be limited to property which may secure Indebtedness of the type specified in Section 6.01(f), or property securing Indebtedness permitted under or of the type permitted under Section 6.01(h) as of the date of the acquisition of the Person owning such property; provided further that if as of the date of the requested release under clause (i) or, solely with regard to the condition in clause (A), clause (iii) above: (A) any Borrower is subject to a proceeding of the type described in clauses (g) or (h) of Section 8.01, or (B) the Administrative Agent is applying the proceeds of Collateral in accordance with Section 2.18(f), then the Administrative Agent shall not release its Liens until the Date of Full Satisfaction.

(d) Authorized Release of Subsidiary Loan Party. If the Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower requesting the release of a Subsidiary Loan Party, certifying that the Administrative Agent is authorized to release such Subsidiary Loan Party because either: (1) the Equity Interest issued by such Subsidiary Loan Party or the assets of such Subsidiary Loan Party have been disposed of to a non-Loan Party in a transaction permitted by Section 6.05 (or with the consent of the Required Lenders pursuant to Section 10.02(b)) or (2) such Subsidiary Loan Party has been designated as an Unrestricted Subsidiary in accordance with the designation provisions of the definition of the term “Unrestricted Subsidiary”; provided that no such release shall occur if such Subsidiary Loan Party continues to be a guarantor in respect of any ~~New~~Existing Senior Unsecured Notes, Incremental Equivalent Debt, Refinancing Notes or any Refinancing Junior Loans of any Loan Party or any Permitted Refinancing of any of the foregoing;

then the Administrative Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to release the Liens granted to the Administrative Agent to secure the Obligations in the assets of such Subsidiary Loan Party and release such Subsidiary Loan Party from all obligations under the Loan Documents. To the extent the Administrative Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Administrative Agent shall do so promptly upon request of the Parent Borrower without the consent or further agreement of any Secured Party; and

(e) the Administrative Agent is authorized to enter into any intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that any Additional Agreement is binding upon them. Each Lender and Issuing Bank (a) hereby agrees that it will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.

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Section 9.11 Perfection by Possession and Control. The Administrative Agent hereby appoints each of the other Lenders to serve as bailee to perfect the Administrative Agent’s Liens in any Collateral (other than deposit, securities or commodity accounts) in the possession of any such other Lender and each Lender possessing any such Collateral agrees to so act as bailee for the Administrative Agent in accordance with the terms and provisions hereof.

Section 9.12 Lender Affiliates Rights. By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents. But notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (b) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Lender who is owed any Obligation. The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents. The Obligation owed to such Affiliate shall be considered the Obligation of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.

Section 9.13 Actions in Concert. Notwithstanding anything contained in any of the Loan Documents, each Borrower, the Administrative Agent and each Lender hereby agree that (A) no Lender shall have any right individually to realize upon any of the Collateral under any Security Documents or to enforce the guarantee set forth in the Guaranty Agreement, it being understood and agreed that all powers, rights and remedies under the Guaranty Agreement and the other Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof and (B) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 9.14 Certain Canadian Matters. For greater certainty, and without limiting the powers of the Administrative Agent or any other person acting as an agent, attorney-in-fact or mandatory for the Administrative Agent under this Agreement or under any of the other Loan Documents, and for the purposes of holding any security granted by a Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by a Borrower or any Loan Party, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to

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act as the person holding the power of attorney as aforesaid, each Lender hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The Substitution of the Administrative Agent pursuant to the provisions of this Article 8 shall also constitute the substitution of the Attorney and the Custodian.

ARTICLE X

Miscellaneous

Section 10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone or other means, all notices and other communications provided for herein shall be in writing and (to the extent permitted by the applicable notice provision) shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(i) if to the Parent Borrower or any other Loan Party, to it at 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, Attention of John O. Muse, Chief Financial Officer, (Telecopy No.: 972.281.4449); email: JMuse@darlingii.com, with a copy to Brad Phillips, Vice President and Treasurer (Telecopy: 972.281.4449); email: bphillips@darlingii.com.

(ii) if to the Administrative Agent, for notice regarding a Multicurrency Revolving Loan, to J.P. Morgan Europe Limited, Loans Agency, 6th Floor, 25 Bank Street, Canary Wharf, London, El 4 5JP, Attention: Loans. Agency; Fax: +44 (0)207 777 2360; email: loan_and_agency_london@jpmorgan.com.

(iii) if to the Administrative Agent, for any other notice herein (other than updates to the list of Disqualified Institutions), to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 S. Dearborn – IL1-0010, Chicago, IL 60603; attention: Sherese Cork; Telephone: 312.732.4843; Telecopy: 888-303-9732; email: jpm.agency.servicing.1@jpmchase.com with a copy to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, Third Floor, Dallas, Texas 75201, Attention: Gregory T. Martin, Telephone: 214.965.2171; Telecopy: 214.965.2044; email: gregory.t.martin@jpmorgan.com.

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(iv) if to the Administrative Agent, for any update to the list of Disqualified Institutions: to JPMDQ_Contact@jpmorgan.com, with a copy (which shall not constitute notice) to the contacts set forth in clause (ii) above.

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent or each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the gross negligence, bad faith or willful misconduct of, or a material breach of any obligations under the Loan Documents by, any agent hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Platform and any Approved Electronic Communications are provided “as is” and “as available” and none of the agents party hereto nor any of their Related Parties warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the agents party hereto nor any of their Related Parties in connection with the Platform or the Approved Electronic Communications.

Section 10.02 Waivers; Amendments.

(a) No Waiver; Rights Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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(b) Amendments. Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) pursuant to an Incremental Assumption Agreement executed in accordance with the terms and conditions of Section 2.20 and (ii) in the case of this Agreement and any circumstance other than as described in clause (i) pursuant to an agreement or agreements in writing entered into by or with the consent of the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto in each case with the consent of the Required Lenders; provided that no such agreement shall, (A) without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (1) increase the Commitment of any Lender (it being understood that a waiver of any condition precedent in Section 4.01, Section 4.03 or Section 4.04 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not be an increase of a Commitment of any Lender), (2) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest accruing pursuant to Section 2.13(c) or a waiver thereof), extend the scheduled date of any interim amortization of any Loan or reduce any fees payable hereunder, (it being understood that any change to the definition of “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees thereon), (3) postpone the scheduled date of payment of any interest on any Loan or LC Disbursement (other than interest accruing pursuant to Section 2.13(c) or a waiver thereof), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, (4) postpone the final scheduled date of payment of the principal amount of any Loan or LC Disbursement, (5) postpone the scheduled date of expiration of any Commitment (it being understood that a waiver of any condition precedent in Section 4.01, Section 4.03 or Section 4.04 or the waiver of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not be an extension of a Commitment of any Lender), or (6) change the currency in which any Loan or Commitment of any Lender is denominated without the written consent of such Lender (it being understood that designations of additional Alternative Currencies in accordance with the definition thereof shall not constitute a change of currency for purposes of this clause (6)), (B) waive any condition precedent in Section 4.03 without the consent of the Required TLB Lenders and (C) without the written consent of each Lender (1) change any of the provisions of this Section or the definition of “Required Lenders,”, “Required TLA/RC Lenders” or “Required TLB Lenders” (or for the avoidance of doubt any provision that requires the consent of all Lenders or all directly affected Lenders) (2) release all or substantially all of the value of the Guarantees of the Obligations by the Subsidiary Loan Parties (it being understood that the Foreign Collateral Reallocation shall not be deemed a release of Guarantees), (3) release all or substantially all of the Collateral from the Liens of the Security Documents (it being understood that (A) the determination that any assets acquired after the Effective Date shall not constitute Collateral and (B) the Foreign Collateral Reallocation, in each case, shall not be deemed a release of Collateral) or (4) change Section 2.18(b), (c) or (f) in a manner that would alter the pro rata sharing of payments required thereby (except that modifications to such pro rata sharing provisions in connection with (x) loan buy back or similar programs, (y) “amend and extend” transactions or (z) adding one or more tranches of Loans (which may but are not required to be new money tranches of Loans), which, in each case, shall only require the written consent of the Required Lenders and each Lender participating in such transaction); provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (2) notwithstanding the terms of clause

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(ii) above, any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders and/or the Term A Lenders (but not the Term B Lenders) or the Term B Lenders (but not the Revolving Lenders and/or the Term A Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders.

Notwithstanding anything in this Agreement (including, without limitation, this Section 10.02(b)) or any other Loan Document to the contrary, (i) this Agreement and the other Loan Documents may be amended to effect an incremental facility or refinancing facility pursuant to Section 2.20 or 2.22 (and the Administrative Agent and the Borrowers may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the terms of any such incremental facility or refinancing facility); (ii) no Lender consent is required to effect any amendment or supplement to any intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other person, by the applicable Loan Party or Loan Parties and the Administrative Agent in its sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding the foregoing, only the consent of the Required TLA/RC Lenders shall be required to (and only the Required TLA/RC Lenders shall have the ability to) waive, amend, supplement or modify the covenants set forth in Sections 7.01, 7.02 and 7.03 (including any defined terms as they relate thereto).

Section 10.03 Expenses; Indemnity; Damage Waiver.

(a) Expenses. Each Borrower shall pay, within 30 days of a written demand therefor (together with reasonable backup documentation supporting such reimbursement request), (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its

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Affiliates, including the reasonable fees, charges and disbursements of counsel (limited to one primary counsel for the Administrative Agent and the Lenders, taken as a whole, and one additional counsel in each relevant material jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of counsel (limited to one counsel to the Administrative Agent and the Lenders, taken as a whole, one additional counsel in each jurisdiction in which any Collateral is located or any proceedings are held and, in the case of an actual or perceived conflict of interest, one additional counsel to the Lenders, taken as a whole), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder.

(b) Indemnity. EACH BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (LIMITED TO ONE COUNSEL TO THE INDEMNITEES, TAKEN AS A WHOLE, AND ONE ADDITIONAL COUNSEL IN EACH JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED OR ANY PROCEEDINGS ARE HELD AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, ONE ADDITIONAL COUNSEL TO THE INDEMNITEES, TAKEN AS A WHOLE), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE SYNDICATION OF THE COMMITMENTS OR THE LOANS, THE EXECUTION OR DELIVERY OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES TO THE LOAN DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS, ANY ACQUISITION PERMITTED HEREBY OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE PARENT BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM,

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LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF, OR A MATERIAL BREACH OF ANY OBLIGATION UNDER THE LOAN DOCUMENTS BY, SUCH INDEMNITEE AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGEMENT OF A COURT OF COMPETENT JURISDICTION OR ANY DISPUTE SOLELY AMONG THE INDEMNITEES (OTHER THAN A COMMITMENT PARTY, AN ARRANGER OR THE ADMINISTRATIVE AGENT ACTING IN THEIR RESPECTIVE CAPACITY AS SUCH) AND NOT ARISING OUT OF ANY ACT OR OMISSION OF THE PARENT BORROWER, ROTHSAY, ~~THE ROTHSAY SELLER, THE VION SELLER~~ OR ANY OF THEIR ~~AFFILIATES~~SUBSIDIARIES OR RELATED TO THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS OR VIOLATIONS OF ENVIRONMENTAL LAWS THAT FIRST OCCUR AT A PROPERTY OWNED OR LEASED BY PARENT BORROWER OR ITS SUBSIDIARIES AFTER SUCH PROPERTY IS TRANSFERRED TO AN INDEMNITEE OR ITS SUCCESSORS OR ASSIGNS BY WAY OF A FORECLOSURE, DEED–IN–LIEU OF FORECLOSURE OR SIMILAR TRANSFER. NOTWITHSTANDING THE FOREGOING, EACH INDEMNITEE SHALL BE OBLIGATED TO REFUND AND RETURN ANY AND ALL AMOUNTS PAID BY YOU UNDER THIS PARAGRAPH TO SUCH INDEMNITEE FOR ANY SUCH FEES, EXPENSES OR DAMAGES TO THE EXTENT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO PAYMENT OF SUCH AMOUNT IN ACCORDANCE WITH THE TERMS HEREOF.

(c) Lender’s Agreement to Pay. To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d) Waiver of Damages. To the extent permitted by applicable law, none of parties hereto shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payment. Unless otherwise specified, all amounts due under this Section 10.03 shall be payable not later than 30 days after written demand therefor.

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Section 10.04 Successors and Assigns.

(a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender except as otherwise permitted under Section 6.03 (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit and any Secured Party related to any Lender), Participants (to the extent provided in paragraph (c) of this Section 10.04) and, to the extent expressly contemplated hereby, the Secured Parties and other Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders), any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignment. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees except to any natural person, any Defaulting Lender or any Disqualified Institution (it being understood assignments to the Parent Borrower and its Subsidiaries shall be made in accordance with paragraph (e) below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Parent Borrower; provided that no consent of the Parent Borrower shall be required for (1) an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default under Sections 8.01(a), (b), (g) or (h) exists, an assignment to any other assignee; and provided, further, that the Parent Borrower shall be deemed to have consented to any such assignment of Term B Loans unless the Parent Borrower shall object thereto by written notice to the Administrative Agent within twelve (12) Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) to the extent the assignment relates to the Revolving Facility, any Issuing Bank that has issued Letters of Credit in an aggregate face amount in excess of $5,000,000.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment

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(determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (1) $1,000,000 in the case of the Term Facility and (2) $5,000,000 in the case of the Revolving Facility unless each of the Parent Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld, delayed or conditioned);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The amount transferred to a new lender or transferee in relation to a Loan or Commitment made to a Dutch Borrower shall be at least €100,000 (or its equivalent in another currency).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including with respect to any Ancillary Facility), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from

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time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice (it being understood that no Lender shall be entitled to view any information in the Register except such information contained therein with respect to the Class and amount of Obligations owing to such Lender).

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Eligible Assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(c) or (d) or 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (v).

(c) Participations. (i) Any Lender may, without the consent of any other Person, sell participations to one or more banks or other entities (except natural persons, the Parent Borrower and any Subsidiary) (except as set forth in Section 10.04(f) below) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 10.04, each Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

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(ii) Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers solely for United States federal tax purposes, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Pledge. Any Lender may, in accordance with applicable law, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Dutch Auction/Open Market Purchases. Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to the Parent Borrower or any Subsidiary (collectively, “Affiliated Lenders”) on a non-pro rata basis (i) through “Dutch auctions” open to all Lenders holding the relevant Term Loans, on a pro rata basis or (ii) through open market purchases, in each case with respect to clauses (i) and (ii), without the consent of the Administrative Agent or any other Person; provided that:

(i) with respect to any assignment to an Affiliated Lender, no Default has occurred or is continuing at the time of acceptance of bids for the “Dutch auction” or entry into a binding agreement with respect to open market purchases;

(ii) the assigning Lender and Affiliated Lender purchasing such Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment and assumption consistent with the terms of this Section 10.04(e);

(iii) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to any Affiliated Lender;

(iv) any Term Loans assigned to any Affiliated Lender shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(v) any purchases or assignments of Loans by an Affiliated Lender made through “Dutch auctions” shall be conducted pursuant to procedures to be established by the Administrative Agent and the Parent Borrower that are consistent with Section 10.04(e); and

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(vi) no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to any Borrower and/or any Subsidiary thereof and/or their respective securities in connection with any assignment or purchase permitted by this Section 10.04(e).

(f) Disqualified Institutions; Non-Qualified Persons.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning or participating, as applicable, Lender entered into a binding agreement to sell and assign or participate in all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by any Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Parent Borrower’s prior written consent in violation of clause (f)(i) above or to any Affiliate of a Disqualified Institution, or if any Person becomes a Disqualified Institution or an Affiliate thereof after the applicable Trade Date, the Parent Borrower may upon notice to the applicable Disqualified Institution or Affiliate and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution or Affiliate and cause the relevant Borrower to repay all Loan Obligations owing to such Disqualified Institution or Affiliate in connection with such Revolving Commitment, (B) in the case of any outstanding Term Loans held by Disqualified Institutions or their respective Affiliates, purchase or prepay (or cause the relevant Borrower to purchase or prepay) such Term Loan by paying the lowest of (x) the par value of the principal amount thereof, (y) the amount that such Disqualified Institution or its Affiliate paid to acquire such Term Loans and (z) the most recent trading price of such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder on such Loans and/or (C) require such Disqualified Institution or Affiliate to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement to one or more assignees at the lowest of (x) the par value of the principal amount thereof, (y) the amount that such Disqualified Institution or its Affiliates paid to acquire such Revolving and/or Term Loans and (z) the most recent trading price of such Revolving and/or Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder in respect thereof; provided that if any Lender (including any Disqualified Institution or Affiliate thereof) does not execute and deliver an Assignment and Assumption to the Administrative Agent by the later of (a) the date the replacement Lender executes and delivers such Assignment and Assumption to the Administrative Agent and (b) the date

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as of which the Disqualified Institution or Affiliate shall be paid by the assignee lender (or, at its option, a Borrower) the amount required pursuant to this Section 10.04(f)(ii), then such Disqualified Lender or such Affiliate shall be deemed to have executed and delivered such Assignment and Assumption and consented to the Administrative Agent effectuating any assignment in full of such Lender’s interests hereunder and taking any such actions as appropriate to facilitate the foregoing.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions or any of their Affiliates (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by or on behalf of the Borrowers or their respective Subsidiaries, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any waiver, amendment or consent, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution or its Affiliates, as applicable, will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Institution or its Affiliates, as applicable, party hereto hereby agrees (1) not to vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, (2) if such Disqualified Institution or its Affiliates, as applicable, does vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Parent Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Parent Borrower and any updates thereto from time to time (collectively, the “DQ List”) to each Lender requesting the same and such lenders may so provide the DQ List to any potential assignees or participants on a confidential basis.

(v) For the avoidance of doubt, the provisions in Section 10.04(f)(ii), (iii) and (iv) applicable to Affiliates of Disqualified Institutions shall not apply to Bona Fide Debt Funds, unless such Bona Fide Debt Fund is otherwise a Disqualified Institution pursuant to the definition thereof.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and

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the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. For the avoidance of doubt, if any entity ceases to be a Lender under this Agreement pursuant to an Assignment and Acceptance, such entity shall be entitled to the benefits of the surviving provisions in the previous sentence but only with respect to the period during which such entity was a Lender under this Agreement.

Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email or other electronic means (including a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the Loan Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each party exercising rights under this Section 10.08 shall promptly notify the applicable Borrower (with a copy to the Administrative Agent) after any such exercise; provided that the failure to give such notice shall not effect the validity of such right. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law principles;.

(b) Jurisdiction. EACH LENDER, EACH LOAN PARTY AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT (EXCLUDING THE ENFORCEMENT OF THE SECURITY DOCUMENTS TO THE EXTENT SUCH SECURITY DOCUMENTS EXPRESSLY PROVIDE OTHERWISE), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF SUCH PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF SUCH PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) Venue. Each Loan Party and each other party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each Loan Party and each other party to this Agreement irrevocably appoints the Parent Borrower as its agent for service of process and consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. EACH LOAN PARTY AND EACH OTHER PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH LOAN PARTY AND EACH OTHER PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

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Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Related Parties, including accountants, legal counsel and other advisors on a “need-to-know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Administrative Agent, the Issuing Bank and the Lenders shall be responsible for the compliance with this paragraph by its Related Parties), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case, to the extent permitted by law, the party in receipt of such request shall promptly inform the Parent Borrower in advance other than in connection with any examination of the financial condition or other routine examination of such Lender), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions not less restrictive than those of this Section 10.12, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood the DQ List may be shared in accordance with Section 10.04(f)(iv)) or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the written consent of the Parent Borrower (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.12 or (i) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake to preserve the confidentiality of any confidential Information relating to the Loan Parties received by it from such Person. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and any customary information about this Agreement required for league table or similar credit. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO EACH BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS

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COMPLIANCE PROCEDURES AND APPLICABLE LAW. Notwithstanding anything in this Section 10.12 to the contrary, (x) to the extent any legal counsel, independent auditors, professionals and other experts or agents of a Lender receives any Information, such legal counsel, independent auditors, professionals and other experts or agents shall sign an undertaking that they will treat such Information as confidential (subject to certain customary exceptions) unless there are established and enforceable codes of professional conduct governing the confidential treatment of such Information so received and (y) in no event shall any disclosure of any Information be made to a Person that is a Disqualified Institution at the time of disclosure (except to the extent set forth in clauses (c) or (f)(i) (solely with respect to the DQ List as set forth above) above).

Section 10.13 Maximum Interest Rate.

(a) Limitation to Maximum Rate; Recapture. No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term “Maximum Rate” means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge applicable Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to any Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

(b) Cure Provisions. No provision of any Loan Document shall require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section 10.13 shall govern and prevail and neither any Borrower nor the sureties, guarantors, successors, or assigns of any Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the applicable Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, each Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

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(c) Chapter 346 of the Texas Finance Code. The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to this Agreement or to the transactions contemplated hereby.

(d) Canadian Interest Limitation. Notwithstanding anything in this Section 10.13 or otherwise in this Agreement, the provisions of this clause (d) shall apply to the Canadian Loan Parties. If any provision of this Agreement or of any of the other Loan Documents would obligate any Canadian Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by Section 347 of the Criminal Code (Canada), the Canadian Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Canadian Borrower. Any amount or rate of interest referred to in Section 2.13 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the date this Agreement is terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 10.14 Limitation of Liability. None of Loan Parties, the Administrative Agent, any Lender, or any of their respective Related Parties shall have any liability with respect to, and each Borrower, the Administrative Agent and each Lender and, by the execution of the Loan Documents to which it is a party, each other Loan Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by such party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents; provided that for the avoidance of doubt, the foregoing shall not limit any of the Loan Parties’ indemnity obligations set forth in Section 10.03.

Section 10.15 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower, any other Loan Party, any of the Parent Borrower’s shareholders or any other Person.

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Section 10.16 No Fiduciary Relationship. The relationship between the Loan Parties on the one hand and the Administrative Agent, each other agent party hereto and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent, nor any other agent party hereto nor any Lender has any fiduciary or other special relationship with any Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and the Administrative Agent, each other agent party hereto and each Lender on the other to be other than that of debtor and creditor. In addition, the Administrative Agent, each other agent party hereto and each Lender and their Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with the transactions contemplated hereby.

Section 10.17 Construction. Each Loan Party, the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

Section 10.18 USA Patriot Act and Canadian Anti-Money Laundering Legislation.

(a) Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

(b) Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Borrowers, their respective Related Parties, the Transactions and any other transactions contemplated hereby. The Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender, any Issuing Bank or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

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(i) If the Administrative Agent has ascertained the identity of any Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(A) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(B) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(C) Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Borrower or any such authorized signatory in doing so.

Section 10.19 Parallel Debt (Covenant to pay the Administrative Agent).

(a) Notwithstanding any other provision of this Agreement, each Parallel Debt Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Parallel Debt Loan Party to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document (the “Parallel Debt”).

(b) The Administrative Agent shall have its own independent right to demand payment of the amounts payable by each Parallel Debt Loan Party under this Section 10.19.

(c) Any amount due and payable by a Parallel Debt Loan Party to the Administrative Agent under this Section 10.19 shall be decreased to the extent that the other Secured Parties have received payment in full or in part (which payment has not been rescinded or otherwise required by any Governmental Authority to be restored or returned) of the corresponding amount under the other provisions of the Loan Documents, and any amount due and payable by a Parallel Debt Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received payment in full or in part (which payment has not been rescinded or otherwise required by any Governmental Authority to be restored or returned) of the corresponding amount under this Section 10.19. For the absence of doubt, the Administrative Agent shall not demand payment from a Parallel Debt Loan Party under the Parallel Debt to the extent that such Parallel Debt Loan Party’s corresponding obligations under the Loan Documents have been irrevocably repaid or, in the case of Guarantee obligations, discharged.

Section 10.20 Additional Borrowers. The Parent Borrower may designate any wholly-owned Subsidiary as a Borrower under any Revolving Commitments or any Incremental Facility (an “Additional Borrower”); provided that the Administrative Agent shall be reasonably satisfied that, with respect to any

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such Subsidiary which is not a Domestic Subsidiary, the applicable Lenders to such Additional Borrower may make loans and other extensions of credit to such Subsidiary in such person’s jurisdiction of organization in compliance with applicable laws and regulations, without being required or qualified to do business in such jurisdiction and without being subject to any unreimbursed or unindemnified Taxes or other expense. Such wholly-owned Subsidiary shall become an Additional Borrower and a party to this Agreement, and all references to the “Borrowers” and “Subsidiary Borrowers” shall also include such Additional Borrower, as applicable, upon (a) the applicable Additional Borrower becoming a party to this Agreement by delivering to the Administrative Agent an executed counterpart to a Foreign Security Agreement and an executed counterpart to a joinder agreement in form and substance reasonably acceptable to the Administrative Agent to each of this Agreement and the Guaranty Agreement (it being agreed that the Lenders hereby authorize the Administrative Agent to execute and deliver any such joinder agreement), (b) the Administrative Agent shall have received documents, certificates and other deliverables with respect to the applicable Additional Borrower consistent in scope with such items delivered pursuant to Sections 4.01(b), (c) (or (d) in the case of Dutch Subsidiary Borrower~~s~~) and (e), as applicable, on the Effective Date with respect to the other Loan Parties and (c) the Lenders being provided with ten (10) Business Days’ prior notice (or such shorter period of time as the Administrative Agent shall reasonably agree) of any Additional Borrower being added pursuant to this Section 10.20. This Agreement may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower to effect the provisions of or be consistent with this Section 10.20. Notwithstanding any other provision of this Agreement to the contrary (including Section 10.02), any such deemed amendment may be memorialized in writing by the Administrative Agent with the Parent Borrower’s consent, but without the consent of any other Lenders, and furnished to the other parties hereto.

Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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Section 10.22 Certain ERISA Matters.

(a) (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the arrangers and their respective Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the arrangers and their respective Affiliates, that:

(i) none of the Administrative Agent, the arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

CREDIT AGREEMENT, Page 169

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

CREDIT AGREEMENT, Page 170

ARTICLE XI

Collection Allocation Mechanism

Section 11.01 Implementation of CAM. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VIII and (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Specified Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Specified Obligations of each Loan Party in respect of each such Credit Facility and each LC Reserve Account established pursuant to Section 11.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility.

(b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by the Administrative Agent pursuant to any Security Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Specified Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

Section 11.02 Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed by any Borrower or with the proceeds of a Revolving Loan, each Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds and in dollars, an amount equal to such Revolving Lender’s Applicable Percentage (as notified to such Lender by the Administrative Agent) of such Letter of Credit’s undrawn face amount (or, in the case of any Letter of Credit denominated in a currency other than dollars, the Dollar Equivalent thereof) or (to the extent it has not already done so) such Letter of Credit’s unreimbursed drawing (or, in the case of any Letter of Credit denominated in a currency other than dollars, the Dollar Equivalent thereof), together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such amount, as the case may be. The Administrative Agent shall establish a separate account or accounts for each Revolving Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Revolving Lender’s LC Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders as provided above. The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s LC Reserve Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of the Parent Borrower or any other Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

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(b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank, withdraw from the LC Reserve Account of each Revolving Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing (or in the case of any drawing under a Letter of Credit denominated in a currency other than dollars, the Dollar Equivalent of such drawing), deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the Revolving Lenders under Section 2.05(e) (but not of the Parent Borrower and the other Borrowers under Section 2.05(f), respectively). In the event any Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 11.02, the Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 11.01. Each other Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Revolving Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d) With the prior written approval of the Administrative Agent and the Issuing Bank, any Revolving Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Revolving Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Issuing Bank on demand, its CAM Percentage of such drawing.

(e) Pending the withdrawal by any Revolving Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Revolving Lender that has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

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CREDIT AGREEMENT, Page 172

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[See signature pages to ~~Fourth~~Fifth Amendment]